UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 29, 2011

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 29, 2011, Acquired Sales Corp., a Nevada corporation (sometimes “Acquired Sales”, the “Corporation”, “Company”, “we”, “us” or “our”) entered into a definitive Agreement and Plan of Merger with Cogility Software Corporation, a Delaware corporation (“Cogility”) whereby Acquired Sales formed a new wholly-owned subsidiary in Delaware (the “Cogility Acquisition Sub”), the single purpose of which was to acquire Cogility. Cogility was then merged with and into the Cogility Acquisition Sub, with Cogility being the survivor of such merger (“Merger”).  Prior to the effectuation of the Merger, Acquired Sales was required to do the following:

•	Amend Acquired Sales’ Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock, 50,000,000 shares to 100,000,000 shares.

•	Execute a 1-for-20 reverse stock split of the shares of our common stock resulting in 291,624 post-split shares of Acquired Sales common stock outstanding.

•	Change Acquired Sales’ fiscal year from September 30 to a December 31 year end.

In the Merger:

•	the current stockholders of Cogility received 2,175,564 shares of our common stock (88.2% of the shares of Acquired Sales’ common stock outstanding post-Merger.)

•	the current optionholders of Cogility received options to purchase an aggregate of 1,080,126 shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share; and

•	directors, officers, employees and consultants to Cogility received options to purchase an aggregate of 1,500,000 shares of Acquired Sales’ common stock at an exercise price of $5.00 per share.

2.01           Completion of Acquisition or Disposition of Assets.

Closing under the Merger described in Item 1.01 of this Current Report on Form 8-K, was completed effective as of September 29, 2011.  As a result, Cogility became a wholly-owned subsidiary of the Company.  In conjunction with closing under the Merger, the following occurred:

•
(1) the exchange of 11,530,493 outstanding shares of Cogility common stock for 2,175,564 shares of post-reverse split common stock of Acquired Sales, which Acquired Sales shares had, as of the end of the prior quarter, an aggregate fair value of $4,351,128 based on the pre-split market value of $0.10 per share, or $2.00 per share post-split;

•
(2) the exchange of 5,724,666 outstanding options to purchase shares of Cogility common stock for 1,080,126 options to purchase post-reverse split common stock of Acquired Sales at exercise prices ranging from $0.001 to $5.00 per share. These Acquired Sales options had an aggregate fair value, as of the end of the prior quarter, of $938,283 computed using the Black-Scholes option pricing model and the following weighted-average assumptions: post-split exercise price of $1.06  per share, estimated term of 4.3 years, estimated volatility of 80%, estimated yield of 0% and estimated risk-free interest rate of 2.0%;

•
(3) the existing Cogility bonus plan was eliminated, and was replaced by options to purchase 1,500,000 post-reverse split common stock of Acquired Sales at an exercise price of $5.00 per share. These Acquired Sales options have an aggregate fair value of $1,144,786, as of the end of the prior quarter,  computed using the Black-Scholes option pricing model and the weighted average assumptions listed in (2) above except the weighted-average post-split exercise price is $5.00 per share and the estimated term is 4.0 years;

•
(4) in November 2010, Acquired Sales granted stock options to the members of management and directors that participated in structuring the financing and the merger with Cogility; those stock options are for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share, and vested upon the occurrence of the merger. These Acquired Sales options have an aggregate fair value of $801,762, as of the end of the prior quarter,  computed using the Black-Scholes option pricing model and the following weighted-average assumptions: estimated term of 5.2 years, estimated volatility of 78%, estimated yield of 0% and estimated risk-free interest rate of 1.1%; and

•
(5) the issuance of Acquired Sales stock options to purchase 75,000 post-reverse split Acquired Sales common stock to a consultant with 25,000 options exercisable at $0.001 per share and 50,000 options exercisable at $2.00 per share. These Acquired Sales options had an aggregate fair value of $113,421 computed using the Black-Scholes option pricing model and the following weighted average assumptions: post-split exercise price of $1.34 per share, estimated term of 5.0 years, estimated volatility of 77%, estimated yield of 0% and estimated risk-free interest rate of 2.0%.

•	The total acquisition consideration for Cogility was $7,349,380.

The Terms of the Cogility Software Transaction

For the past many years, Acquired Sales was a non-operating public shell corporation with no significant assets. The Cogility transaction allowed us to improve our operations, expand our assets and advance our management team. During the first quarter of 2011 in order to benefit Cogility’s business, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility.

The transactions required to accomplish the merger are recognized as follows: (1) the recapitalization of Cogility by recognizing the Acquired Sales common shares issued in exchange for the Cogility shares in a manner equivalent to a 1-for-5.3 reverse stock split, (2) the Acquired Sales common shares that remain outstanding, on a 1-for-20 reverse split basis, are recognized as the issuance of common shares by Cogility for the net liabilities of Acquired Sales at their fair values, (3) the issuance of stock options to the members of management of the combined company are recognized as compensation expense based on the fair value of the stock options, and (4) the issuance of notes payable and warrants by the combined company. All references hereafter are to Acquired Sales post-split common shares unless stated otherwise. The specific transactions and their effects on the unaudited pro forma condensed consolidated financial statements are as follows:

Cogility shareholders owning the outstanding 11,530,493 Cogility common shares receive 2,175,564 Acquired Sales common shares, or one Acquired Sales common share for each 5.3 Cogility common shares outstanding. The historical Cogility financial statements are restated on a retroactive basis for all periods presented for the effects of this 5.3-for-1 reverse stock split.

Acquired Sales reverse splits its common shares outstanding on a 1-for-20 basis, which results in the 5,832,482 Acquired Sales pre-split common shares currently outstanding becoming 291,624 Acquired Sales common shares. For financial reporting purposes, the 291,624 common shares are effectively issued in exchange for the assumption of the $175,293 of net assets of Acquired Sales and are recorded at the fair value of the net assets of $175,293.

Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,724,666 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders exchange these stock options for 1,080,126 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vest upon occurrence of the merger with the Acquired Sales subsidiary.

In November 2010, Acquired Sales granted stock options to the members of management and directors that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vest upon the occurrence of the merger.

Cogility and Acquired Sales have authorized the grant, at the closing of the merger, of stock options for the purchase of 1,500,000 common shares at $5.00 per share. At that date, 750,000 of the stock options will be granted and the remaining 750,000 stock options are to be granted within twelve months of the closing of the merger. The stock options will vest to employees, directors or consultants that remain employed for three years from the date of the merger and the Company has earnings, before interest, taxes, depreciation and amortization expenses, of at least $1,000,000 in each of four consecutive calendar quarters during the first twelve calendar quarters following the closing date of the merger.

Cogility and Acquired Sales have authorized the grant to a consultant of stock options for the purchase of 75,000 common shares, with 25,000 options exercisable at $0.001 per share and 50,000 options exercisable at $2.00 per share. These options vest immediately and are exercisable until November 4, 2020.

During 2011, Acquired Sales issued $920,000 of 3% promissory notes and warrants to purchase 460,000 post-split shares of common stock at $2.00 per share to accredited investors in a private placement offering. The notes payable and the warrants were issued in exchange for $700,000 in cash, the exchange and settlement of a $200,000 note payable to an entity related to the sole officer of Acquired Sales, which note payable had previously been assumed from Cogility Software Corporation (Cogility), and the transfer and assignment from an unrelated third party of a $20,000 note receivable from Cortez Systems. Of the cash proceeds received in the offering, $400,000 was from related parties. The promissory notes accrue interest at the rate of 3% per annum payable quarterly on the last day of each calendar quarter beginning March 31, 2011, mature on December 31, 2014 and are secured by all of the assets of Acquired Sales and Cogility. The warrants are exercisable through March 31, 2016. During 2011, Cogility used approximately $500,000 of the proceeds to reduce accounts payable and accrued expenses and Cogility and Acquired Sales collectively retained approximately $200,000 of the proceeds, which was subsequently used in Cogility’s current operations mainly to pay compensation expense.

In addition to receiving the 3% promissory notes and the warrants described above, at any time during the first 90 days following the date of the completion of the merger, each investor in the private placement offering has the right to make a second loan to Acquired Sales in the same amount and on the same terms as the 3% promissory notes and warrants described above. Under current accounting guidance, none of the consideration received was allocated to the investors’ rights to make additional loans.

On September 22, 2010, the majority shareholder of Cogility signed an agreement that in the event of the merger, $69,943 of accrued compensation payable would be forgiven. The accompanying pro forma financial statements recognize this transaction as the conversion of the $69,943 of accrued compensation to officers to additional paid-in capital without the issuance of additional common shares.

Source of Funds for the Cogility Software Transaction

The source of funds for the acquisition of Cogility Software and its assets through the Merger was Acquired Sales’ authorized common stock. Funds to cover professional costs in connection with the transaction were sourced through loans to Acquired Sales which were accompanied by warrants “kickers”.

Company Approval of the Cogility Software Transaction, Shareholder Rights and Accounting Treatment

The vote required for approval of the Cogility acquisition transaction was a majority of the Board voting in favor of the Cogility Software Transaction and majority stockholder approval by written consent.  There are no material differences in the rights of the Company’s shareholders as a result of the Cogility Software Transaction as the nature of the common stock shares did not change. However, there was stockholder dilution.

The accounting treatment of the transaction is as follows: As of December 31, 2010, Acquired Sales has been a non-operating public shell corporation with no significant assets. During the first quarter of 2011, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility. Under current accounting guidance Acquired Sales is not a business for purposes of determining whether a business combination would occur upon the merger of Cogility into a newly-formed subsidiary of Acquired Sales. The shareholders and management of Cogility gained operating control of the combined company after the transaction. Accordingly, Cogility is, under current accounting guidance, considered the accounting acquirer and the results of its operations will be the historical results of operations of the combined company, restated for the effects of the restructured capital structure discussed herein.

The federal income tax consequences of the transaction are as follows: The transaction is expected to be booked as a tax free exchange of stock pursuant to Internal Revenue Code Section 368, resulting in no federal income tax consequences of the transaction.

Regulatory Approvals of the Cogility Software Transaction

There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Cogility Software Transaction.

Reports, Opinions and Appraisals Relating to the Cogility Software Transaction

No report, opinion or appraisal materially relating to the Cogility Software Transaction has been received from an outside party.

Past Contacts, Transactions or Negotiations Relating to the Acquisition of Cogility.

In late March 2010, Roger S. Greene, a shareholder of Cogility and one of our directors, contacted Gerard M. Jacobs, our Chief Executive Officer, to discuss a possible acquisition of Cogility by Acquired Sales. On April 1, 2010, Mr. Ghourdjian said that he would like Mr. Jacobs to become the President and Chief Executive Officer of Cogility, and to take Cogility public by merging Cogility into Acquired Sales. On April 7-8, April 27-28, and May 25-26, 2010, Mr. Jacobs met variously with Mr. Ghourdjian, other Cogility employees, Mr. Greene, and Vincent J. Mesolella, one of our directors, at Cogility’s office in Alexandria, Virginia, to discuss a possible acquisition of Cogility by Acquired Sales, and for Mr. Jacobs to begin his “due diligence” investigation of Cogility.

During the Summer of 2010, Mr. Jacobs discussed with Mr. Greene, Mr. Mesolella and Mr. Ghourdjian potential terms and conditions of a possible letter of intent pursuant to which Acquired Sales would acquire Cogility, and also discussed certain items of concern relating to Cogility that were discovered during Mr. Jacobs’ “due diligence” investigation of Cogility, including certain line items shown on Cogility’s balance sheet, and certain provisions contained in Cogility’s agreements with a company called Defense & Security Technology Group, LLC (“DSTG”), controlled by Mr. Minh Le. Deborah Sue Ghourdjian, the trustee of the Deborah Sue Ghourdjian Separate Property Trust (“DSGSPT”), Cogility’s majority stockholder, did not participate in these discussions.

On or about August 24, 2010, in anticipation of a possible deal between Cogility and Acquired Sales, Mr. Ghourdjian appointed Mr. Jacobs as Cogility’s President, so that the process of obtaining a security clearance for Mr. Jacobs could begin as soon as possible. On August 25-26, 2010, Mr. Jacobs again met with Mr. Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia. On August 31, 2010, the board of directors of Acquired Sales had a telephonic meeting.  The independent members of the board of directors of Acquired Sales voted unanimously to authorize Mr. Jacobs to sign a potential agreement with Cogility, including a letter of intent pursuant to which Acquired Sales would acquire Cogility, provided that, as a condition to such signing, Mr. Jacobs and Mr. Mesolella needed to be satisfied that certain line items on Cogility’s balance sheet, and Mr. Le’s involvement with Cogility, were satisfactorily resolved.

On September 26-24, 2010, Mr. Jacobs met with Mr. Mesolella, Mr. Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia, and with Mr. Le. On October 4-7, 2010, Mr. Jacobs variously met with Mr. Ghourdjian and other Cogility employees, Mr. Greene, and Mr. Le, at or near Cogility’s office in Anaheim, California.

On October 21, 2010, Mr. Jacobs met with Mr. Le at the Hyatt Hotel near O’Hare Airport in Chicago. By November 4, 2010, all of Mr. Jacobs’ concerns regarding certain line items on Cogility’s balance sheet, and concerning Mr. Le’s and DSTG’s involvement with Cogility, were resolved, and an Agreement among the DSGSPT, Mr. Ghourdjian, Cogility, Acquired Sales, and all of the members of the board of directors of Acquired Sales, was fully signed. A Written Consent of Board of Directors of Acquired Sales Corp. in Lieu of Special Meeting was signed by all of the members of the board of directors of Acquired Sales as of November 15, 2010, approving seven resolutions including the acquisition of Cogility and related matters, and a Written Consent of the Stockholders of Acquired Sales Corp. to those seven resolutions was signed by the holders of a majority of the common stock of Acquired Sales as of December 1, 2010.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately prior to closing under the terms of the Merger.  As a result of closing under the Merger, Cogility became a wholly-owned subsidiary of the Company and the Company’s operations are now focused in Software as well as targeting other acquisitions in related and unrelated industries.  Consequently, the Company believes that as a result of closing under the Merger, it has ceased to be a shell company because it no longer has nominal operations.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K of Acquired Sales, Inc. and its subsidiaries contains forward-looking statements.  All statements in this Current Report on Form 8-K, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. Examples of forward-looking statements include statements regarding the Company’s future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends.  These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements.  Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology.  Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in this report, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Other risks and uncertainties are disclosed in the Company’s prior Securities and Exchange Commission filings. These and many other factors could affect the Company’s future financial condition and operating results and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by the Company or on its behalf.  The Company undertakes no obligation to revise or update any forward-looking statements.  The following information should be read in conjunction with the financial statements included in this Current Report on Form 8-K.

Except as otherwise indicated by the context, references in this Current Report on Form 8-K  to “we,” “us” and “our” are to the consolidated business of the Company and Cogility Software Corp.

Description of Business of Acquired Sales

Acquired Sales Corp. (hereinafter sometimes referred to as “we”, “us”, “our”, etc.) was organized under the laws of the State of Nevada on January 2, 1986. In August 2001, we ceased all of our prior operations and remained dormant from then until May 27, 2004 when we began our current development stage activities. We had no material operations in the past three years.

In addition to our acquisition of Cogility, we propose to seek, investigate and, if warranted, acquire an interest in one or more businesses. As of the date hereof, we have some business opportunities or ventures under contemplation for acquisition or merger. We propose to investigate potential opportunities, particularly focusing upon existing privately held businesses whose owners are willing to consider merging their businesses into our company in order to establish a public trading market for their common stock, and whose managements are willing to operate the acquired businesses as divisions or subsidiaries of our company. The businesses we acquire may or may not need an injection of cash to facilitate their future operations.

We are interested in mortgage lending companies, unsecured lending companies, defense industry companies, software companies, manufactured housing communities, oil & gas services and production companies, and medical supply and diagnostic companies, but we currently do not intend to restrict our search for investment opportunities to any particular industry or geographical location and may, therefore, engage in essentially any business. Our executive officers will review material furnished to them by the proposed merger or acquisition candidates and will ultimately decide if a merger or acquisition is in our best interests and the interests of our shareholders. We intend to source business opportunities through our officers and directors and their contacts.  Those contacts include professional advisors such as attorneys and accountants, securities broker dealers, venture capitalists, members of the financial community, other businesses and others who may present solicited and unsolicited proposals. Management believes that business opportunities and ventures may become available to it due to a number of factors, including, among others: (1) management’s willingness to consider a wide variety of businesses; (2) management’s contacts and acquaintances; and (3) our flexibility with respect to the manner in which we may be able to structure, finance, merge with or acquire any business opportunity.

The analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”.

In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding our prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise.

There is no guarantee that we can obtain the funding needed for our operations, including the funds necessary to search for and investigate acquisition candidates, and to close an acquisition including paying the substantial costs of legal, accounting and other relevant professional services.

We presently have very little cash on hand, approximately $0 as of the date of this filing, and our payables are typically greater than our cash on hand. Moreover, we recently received on September 13, 2011 and September 30, 2011 an aggregate of $8,000 in loans from a company affiliated with our chief executive officer in order to meet certain expenses. We have no income generating ability and are therefore reliant on raising money from loans or stock sales. These conditions raise substantial doubt about our ability to continue as a going concern.

Nevertheless, our financial statements are presented on the assumption that we will continue as a going concern.

Business Acquisition

The structure of our participation in a business opportunity or venture will be situational. We may structure our acquisitions as an asset purchase, merger, or an acquisition of securities. It is likely that the anticipated value of the business and/or assets that we acquire relative to the current value of our securities will result in the issuance of a relatively large number of shares and, as a result, substantial additional dilution to the percentage ownership of our current stockholders. Moreover, our present management and shareholders may not have control of a majority of our voting shares following a business acquisition or other reorganization transaction. It is possible that the shareholders of the acquired entity will gain control of our voting stock and our directors may resign and new directors may be appointed without any vote by the shareholders. Those directors are entitled to replace our officers without stockholder vote.

We are not an "investment adviser" under the Federal Investment Advisers Act of 1940, which classification would involve a number of negative considerations. Accordingly, we will not furnish or distribute advice, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of Section 2(a)(11) of the Investment Advisers Act (15 U.S.C. 80b2(a)(11)).

We may become involved in a business opportunity through purchasing or exchanging the securities of such business. We do not intend, however, to engage primarily in such activities and we are not registered as an "investment company" under the Federal Investment Company Act of 1940. We believe such registration is not required.

We must conduct our activities so as to avoid becoming inadvertently classified as a transient "investment company" under the Federal Investment Company Act, which classification would affect us adversely in a number of respects. Section 3(a) of the Investment Company Act provides the definition of an "investment company" which excludes an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than United States government securities or securities of majority-owned subsidiaries",) the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exemption from the definition of "investment company." We propose to engage solely in seeking an interest in one or more business opportunities or ventures.

Effective January 14, 1981, the SEC adopted Rule 3a-2 which deems that an issuer is not engaged in the business of investing, reinvesting, owning, holding or trading in securities for purposes of Section 3(a)(1) cited above if, during a period of time not exceeding one year, the issuer has a bona fide intent to be engaged primarily, or as soon as reasonably possible (in any event by the termination of a one year period of time), in a business other than that of investing, reinvesting, owning, holding or trading in securities and such intent is evidenced by our business activities.

Offices

Our corporate headquarters are located at 31 N. Suffolk Lane, Lake Forest, Illinois 60045. We do not have a dedicated corporate office for our parent company; however, our subsidiary Cogility has several offices as described in the Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility Software. There are no agreements or understandings with respect to any office facility subsequent to the completion of an acquisition. We may relocate our corporate headquarters in connection with a change in the management of our company, or in connection with the completion of a merger or acquisition.

Employees

We currently have no salaried employees. However, we intend to begin paying Gerard M. Jacobs, our chief executive officer, Matthew Ghourdjian, our chief technology officer and Daniel F. Terry, Jr., our president and chief operating officer  salaries when we are financially able to do so. We expect to address our need for employees in connection with money raising and acquisitions. We expect to use attorneys and accountants as necessary.

Description of Business of Cogility

Introduction

Cogility has developed unique, patent-pending software tools that quickly provide solutions to complicated data management and analysis problems, sometimes referred to as “Complex Event Processing” or “Big Data” management.  Cogility’s software tools automate many mundane tasks in order to reduce the number of programmers required, and allow a user to focus on solving complex problems at a higher level of abstraction using “models”, sometimes referred to as “Model-Driven Architecture”.

Cogility’s software tools, first, allow a user to identify all of the data that the user needs to be managed and analyzed, and then second, to create rules, which can be easily changed, that specify what happens to the data which is being managed and analyzed.  Cogility’s software tools automatically perform the complex tasks involved in implementing these rules, including creating and distributing all necessary changes within the software processing code.  This typically reduces the upfront and downstream time/cost involved in developing software applications by 50% or more.

Cogility provides Model Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements. Cogility's website can be reviewed at www.cogility.com. Cogility delivers a comprehensive offering that melds the complexities inherent in a multi-vendor enterprise integration solution into a single, yet sophisticated product. Cogility's software technology reaches beyond the promise of current composite application solutions to deliver an advanced, end-to-end solution for the design, deployment, execution, testing, monitoring and maintenance of complex, enterprise-wide composite applications.

History

Cogility was incorporated in Delaware in 2002 under the name Ceira Software, Inc. Ceira Software, Inc. changed its name to Cogility Software Corporation in 2003. Soon after its incorporation, a related company called Ceira Technologies Inc., which had the same Chief Executive Officer and the same shareholders as Cogility, contributed certain software and other intellectual property rights to Cogility.

Management

Cogility’s management team is led by Matthew Ghourdjian, its founder and chief technology officer and Daniel F. Terry, Jr., its chief executive officer. Daniel F. Terry, Jr. and Matthew Ghourdjian each have years of experience in the technology industry. Daniel F. Terry, Jr. was a founder and former CEO of Mission 1st Group, Inc., and held executive positions at NetFRAME, Micron, PCR and ConnectedSupport.com. Matthew Ghourdjian was a founder of CoderCard, Digital Convergence, Ceira Technologies Inc., and Cogility. Matthew Ghourdjian is a former partner at KPMG Consulting and Arthur Andersen.

Offices and Employees

Cogility company currently has offices in San Jose, California, in Anaheim, California, and in Alexandria, Virginia. Cogility has a total of 10 full-time and 4 part-time employees, including 9 software engineers. None of these employees are covered by collective bargaining agreements. We believe that relations with our employees are good.

Software Technology Products

(1) Cogility Studio™

Cogility Studio™ is Cogility's flagship product. Cogility Studio™ is an object-oriented, model driven, integrated development environment for creating complex, service oriented and event-driven composite applications (applications that include a high degree of integration with existing or external applications) that solve difficult problems. Cogility Studio ™ is 100% standards based, deploying on any database or application server. Cogility Studio ™ has been deployed in high volume, mission-critical applications since 2003.

Using Cogility Studio™, organizations can more easily expand enterprise applications to leverage existing information and business logic that is currently locked within legacy applications. IT teams can deliver robust and scalable business solutions more quickly, giving an organization the foundation it needs to operate efficiently and competitively over time.

Cogility Studio™ allows the creation of anything from simple composite applications to unprecedented systems while keeping the focus of all stakeholders on the business/mission objectives. The revolutionary Dynamic Model Driven Architecture™  technology allows continuous updates and maintenance from the system model while reducing IT administration and management costs. The system model allows technical and non-technical stakeholders to collaborate on system definition and logic

Cogility Studio™ is three tightly integrated applications: Cogility Modeler, Cogility Manager and Cogility Insight. Cogility Modeler’s standards based UML modeling environment enables one to author a business process in an easy to use visual programming environment. One can deploy that model as an application on any J2EE application server by “pushing” it into the Cogility Manager run-time environment and managing and analyzing that running application using Cogility Insight.

(a) Cogility Modeler

Cogility Modeler is an integrated development environment (IDE) for the collaborative authoring of an enterprise system model. Like an IDE for developing code and code objects, it provides a single tool for working with many types of system artifacts. Unlike a typical IDE concerned only with individual entities, Cogility Modeler provides visibility over an entire system and semantic consistency checking between artifacts of a system. That system may include any or all business processes that span the enterprise, the messages between components of that system, and the data and operations of that system. All of these are described as artifacts of an enterprise model created in Cogility Modeler. The model may be developed collaboratively with contributions from people at both the high-level, conceptual end and the low-level, implementation end. The model becomes fully executable when deployed as a J2EE application.

An enterprise model consists of artifacts grouped in the following areas:

•
Information Modeling - The artifacts of the information model describe the business objects of the enterprise. A customer, for example, is represented as a class artifact with such attributes as first name, last name, customer ID, address and so forth.

•
Message modeling - The message model is concerned with the communication between the application and the outside world (other applications). Message artifacts represent JMS messages, which are connected to conversion artifacts that isolate the model from the physical communication and enforce the abstractions. This allows the business logic to deal with “events” that are separate from the technology concerns.

•	Behavior modeling – Objects in the Cogility system have behavior and respond to events (external and internal). This

•
allows the system to be dynamic, and to localize changes to the part of the model directly affected by a change. The behavior modeling also includes the inclusion of human users into the process logic of the system for consultation or information presentation purposes. The synergy of automation and human control is a key enabler of complex event driven process based systems.

•
Transformation modeling - At the heart of an integration model, transformation objects describe the way data from an application gets mapped to another application. Transformation maps, classifier maps and feature maps are all examples of transformation artifacts defined by the CWMM standard and implemented in the Cogility transformation engine. Cogility is unique in allowing transformations to be embedded in a process allowing automation or manual interaction as part of the transformation process or to control the timing of the transformation.

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Web service modeling - Web service modeling artifacts provide for communication between the model's J2EE application and other systems and applications. Both SOAP and HTTP web services are support and can be supported simultaneously for the same business logic. Just like message modeling, web service modeling can generate events that are fed to the behavior model unifying the treatment of external communications.

(b) Cogility Manager

Cogility Manager is the run-time environment in which the deployed composite application runs. It enables a model created in Cogility Modeler to run as a composite application on a specific application server with a specific database for the run-time repository.

Cogility Manager includes the libraries and routines that run the composite application on a specific J2EE application server, which provides system security and enables system messaging and database transactions.

The Cogility Manager metadata layer is running on the J2EE application server machine and provides the process, business logic, and integration support expected by the generated model-driven application

The model-driven business logic and data repository layer is the Java application generated from the project model.

(c)  Cogility Insight

Cogility Insight is the model execution visualization environment for review and analysis of system performance. It permits users to immediately execute and visualize deployed models without the need for custom user-interface programming. This saves significant time and assures compatibility with running processes.

Cogility Insight's features include:

•	An authentication layer that restricts access to critical information based on user account and password;
•	Access to business data through the web Services layer, supporting easy access from across and outside a user's

•	enterprise with standard security features that are provided through web server technology;
•	Access to business web service interfaces permitting service invocation for testing purposes;
•	Auditing of executing as well completed processes, with full access to runtime state data;
•	Display of accumulated usage and trend analysis of the relevant key performance indicators (KPI’s) defined by the user in the Cogility system model;
•	Automatic updating as the model is updated and redeployed without the need for additional manual steps;
•
Access to configuration management version numbers for all deployed artifacts, including business process definitions, encapsulated business logic, business web services, queries, to facilitate configuration identification throughout the system development and maintenance life cycle.

Cogility Insight is a web application that runs on your J2EE application server. As such, Cogility Studio must be deployed to that application server and the server must be running in order to run Cogility Insight.

(2) Dynamic Template Event Processing Language

Cogility's Dynamic Template Event Processing Language (TEPL) allows projects to continuously monitor large data sets and direct analyst attention. The system is designed to find activity that might be missed by manual inspection. By grouping relevant information together around detected pattern matches the system can optimize analyst time, and reduce the chance of missed cues. Analysts are provided a wealth of information about each hit including all the information matching templates, the information surrounding the match that may have relevance, and tools to expand or narrow the focus of the investigation from the match. Analysts can further register interest in activities that may support their role without those matches implying elevation of the event to other analysts. This supports analysts that are performing special analysis across areas of responsibility, or across functional boundaries.

The Cogility TEPL provides a visual language for defining templates that match against streams of events. The system involves separating events into streams based on criteria defined by the project, and then matching templates to those streams. This allows great flexibility in detecting meaningful activity within a large set of data or observations.

The full range of Cogility Studio features is available to collect and aggregate the data to be processed. It is presented to the TEPL runtime by the project model. Once TEPL is presented with an event it goes through grouping then template matching, then analysis.

Event grouping allows template matching on pre-filtered content. This supports scalability and reduces clutter. Criteria are project specific and can include geospatial boxing, use of cultural or linkage data held by the project, or other criteria applicable to the data set.

Once events are grouped templates are matched against the group to lay the groundwork for analysis. Templates are project specific and can be shared between projects. Templates allow matching of events both in terms of temporal ranking, geospatial proximity, and project specific criteria applicable to the template. The full range of Cogility Studio capabilities can support template matching and is our Dynamic Matching Logic.

Once templates have been matched to groups the results are ranked and tested against analyst thresholds to allow notifications, warnings, and updates to all levels of authority.

In addition to basic matching of events to template steps based on type categorizations the TEPL language provides for open ended matching logic using OCL scripting. This feature allows any criteria or related data item to be tested in the matching process. This dynamic logic allows such things as matching a person based on known associates, known travel patterns, or doing a database lookup to check status in an external system. This also provides an opportunity to have the matching logic consider several events or related events as part of the matching criteria constituting support for complex event processing as tests can require temporal, geospatial, or other connections between events to cause a match.

Cogility’s model driven, visual approach allows the solution to be expressed closer to the problem domain. Whereas code based solutions do nothing more than mechanical syntax checks at design time, Cogility’s holistic model additionally allows more meaningful semantic checks to be performed at design time. This increases confidence in the solution and reduces the testing cycle. Domain analysts are able to participate more directly in the development process and the development teams are smaller. The traditional barriers between domain analysts and coders are removed. Solutions are easier to create but more importantly, easier to evolve and maintain over time.

(3) Cogility Intel Framework

The Intel Framework provides integration with the Cogility Template Event Processing Language to perform pattern-based searches of collected information, collection guidance, and differentiation of suspect activity patterns. The Intel Framework is built on top of Cogility Studio and relies on that product for integration with existing and legacy systems and information sources, and for workflow features.

The Cogility Intel framework provides a pre-built set of tools for jump-starting intelligence or investigative projects. The framework provides the following key components:

(a) Case File Management.  The central component of the Cogility Intel Framework is case file management. Case files can be created and formed manually by analysts to track information and evidence related to an incident, a suspect, or a combination of events and targets. Case files can also be created automatically with the use of the Cogility Template Event Processing Language component.

(b) Web User Interface.  The Intel Framework is server based and includes a web user interface for accessing and directing component activity. The web user interface is analyst centric focusing on the workflow, tasks, and activities analysts engage in during investigations.

(c) Evidence Accrual.  There is a large difference between information and evidence, limits on what collection methods can be used, and evidence can come in physical form needing identification and tracking. The Intel Framework provides tracking, identification, and support for processes related to Evidence Accrual.

(d) Geospatial-Temporal Mapping.  Information within the Intel Framework is tracked in Geospatial and Temporal dimensions. The information and the connections between it can be displayed geospatial on a map, temporally on a time line, and in several forms to highlight linkages and clustering.

(e) Link Discovery, Mapping, and Evaluation. A central part of tracking an investigation is working with links between people, suspects, witnesses, and victims. The Intel Framework tracks linkages, types of links, information substantiating links, and supports entity extraction (using an external tool).

(f) Human-in-the-loop Tasking and Collaboration.  The Intel Framework includes a component for human in the loop tasking and collaboration. This component allows workflow within the organization to be automated and support the investigation process. The collaboration can reach outside the organization to experts and other supporting organizations that are routinely involved in support activities (through the web user interface, email, SMS, and other methods), or to those occasionally involved (through email and similar contact methods).

Technology Differentiators

The Cogility solution treats process execution, web service orchestration and data synchronization simultaneously. Cogility’s pre-architected data environment supports horizontal process and data integration, cuts across all databases, and leverages existing “standards compliant” J2EE application server technologies. Cogility is cost effective, easy to support and can scale to support even the largest and most complex requirements. Cogility Studio allows one to create, modify and maintain very complex systems with much lower resource commitments.

We believe that Cogility's software technology products can be differentiated from our principal competitors' products such as Rational Rose and NetBeans for the following reasons:

(1)  Direct Execution. What makes Cogility Studio™ significantly different than other visual programming environments is that the models created by Cogility directly execute as specified. In other words, Cogility’s high-level UML based models are deployed to an executable platform with a single button “push” and are directly executed without further coding or translation. During deployment, Cogility Modeler creates the Java beans, deployment descriptors, routines and other Java run-time utilities. A user does not have to write any Java code to complete the deployment because deploying a model not only creates the Java application, but the run-time environment that manages interactions between the composite application, the specific application server and the database for the run-time repository. Pushing the model creates the tables on the run-time repository for the model objects (such as the M2E conversions, events, web services, and so on), and for the business objects that are created at run-time (such as Customers, Addresses and Products); it also creates the Java beans, deployment descriptors, routines and libraries that manage the communication between the composite application, the J2EE application server and the run-time repository. Without service interruption, modified or new modeling artifacts (objects) are “re-pushed” to execution creating a holistic lifecycle that reduces system development, maintenance and enhancement costs by 50% to 70% over the life of the application.

(2) Elimination of Technical Barriers

Cogility’s innovative approach allows solutions to be rapidly prototyped using visual modeling techniques to create solutions that are extremely change-tolerant and highly responsive to the needs of the organization. Intense research and development efforts have gone into creating an environment that eliminates the technical barriers to entry for creating complete high performing solutions, thus ensuring that business needs -- not the complexities of the technical platform -- define the complexity of the solution.

Cogility Studio changes the software development paradigm by allowing programmers to directly encode the business user’s requirements into a model, so work can begin with minimal requirements. Cogility’s powerful and elegant multi-user modeling and deployment environment supports rapid and continuous changes, so development can be highly iterative since changes and modifications are made in the model and “pushed” to execution with almost no cost penalty.

In addition, Cogility provides frameworks aimed at several verticals to further reduce the development effort for new projects. These frameworks provide an integrated web user interface, basic abstractions for the vertical, and a set of standard processes that can be a starting point for a project while leveraging past project experience. All frameworks are tightly integrated into Cogility’s Modeler environment providing vertical specific consistency checks, visual treatment of key abstractions, and tailored modeling presentation for the vertical’s domain concepts.

(3)  Integration Infrastructure. A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding isn’t required.

(4)  Composite Application.  Cogility’s long running visually modeled processes aren’t used just to create automatic processes by stringing a series of web services together. They are used to create arbitrary combinations of automated and human assisted processes. The domain specific application that is being supported by these processes is itself in the model creating a seamless composite application that is easy to extend. A Composite application goes beyond simple integration of data, by typically subsuming the operations and interfaces of other applications by providing a unified set of functions, often removing the need to directly access the integrated applications for typical tasks. For example in a telco environment a composite application might integrate the billing, order entry, and workforce management functions into one integrated customer care and self service web interface. This would require that the new application not just exchange data with the existing systems, but add new functions such as the custom self service portal, and often means having integrated interfaces for call center agents that would in the past be accessing each system separately.

(5) Rapid Prototyping.  The combination of model driven development along with the fact that the entire application (the domain specific logic as well as the integration aspects) lives in the same model, allows for rapid prototyping.

(6) Parallel Execution.  The Cogility approach leverages concurrency in processes and can utilize multiple processors or multiple servers to execute the concurrency modeled into the system. Concurrency is addressed using transactional programming, proven over the last 30 years, rather than difficult to use low-level techniques like threads, locks, and semaphores required by code based solutions to utilize multi-core systems.

(7) Development Methodology.  An iterative development process is a natural complement to the rapid model driven prototyping approach. Thin, end-to-end solutions are quickly created to allow the end user, early visibility into the system. This allows the system to be modified and corrected early on and reduces later more costly rewrites. Cogility typically delivers a project or the first phase of a longer project within 2-4 months of the project start.

(8)  Operates on Standards Based Infrastructure.  Rather than creating esoteric systems, Cogility’s innovative model driven approach is layered on top of existing technologies, thereby reducing personnel training time and risk of maintaining the running system. Cogility’s dependencies are limited to Java, J2EE compliant application servers and JDBC compliant relational databases.

(9) Adaptability. Cogility’s built-in artifacts provide a powerful set of capabilities that can be adapted to a wide range of problem types. This flexibility, coupled with the model driven approach, allows domain specific solutions to be created quickly. Cogility has created solutions for the finance, telecommunication and health industries. More recently, the same techniques have been applied to defense industry problems like Time Sensitive Effect Operations and Counter IED projects.

(10) Rapid Deployment. Once the design time modeling activities are completed, the model can be deployed to the execution platform with a single button push. Re-push of modified models can take as little as 15 seconds and typically takes no more than 30 to 60 seconds, depending on the number of changes. Cogility has developed processes to allow hot deployment of models, eliminating the need to stop the running application while a new version of the application is being deployed.

(11)  Runtime Scalability.  Cogility applications run inside J2EE application servers but they are meta-data based, instead of code based. This allows the application server to be a simple caching, computing device and all the data and application state changes are preserved in the database. A theoretically unlimited number of app-servers can be pooled together to increase processing throughput without requiring special design on the modelers’ part. The other part of the running applications is standard relational databases. These can also be maintained and scaled using traditional techniques.

(12) Integration Infrastructure.  A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding is not required.

Patents Pending

Cogility's software technology is in a nearly continuous process of improvement, and is currently the subject of two pending applications for U.S. patents.

Licensing

Cogility typically licenses its software technology for specific customer projects. Depending upon the customer's needs, Cogility currently offers production and deployment server appliances, storage, workstation software, and other products, at list prices ranging between $9,950 for a Cogility Event Matching Template Editor, up to $2,195,000 for a Cogility Enterprise-T Production Server Appliance and Storage with Database Clustering.

Consulting Support

In addition to Cogility’s industry leading tool set, their thought leadership in key projects and problem approaches has supported clients with critical consulting support on difficult problems.

On some projects Cogility has chosen to enter into contracting arrangements with larger consulting and technology organizations that already have prime contracts with certain agencies within the U.S. defense and intelligence communities, such as the U.S. Army Research Laboratories and the Johns Hopkins Applied Physics Laboratory. These relationships allow Cogility to meet customer needs while retaining a focus on solid proven products and frameworks that provide leverage, and allow addressing unprecedented systems needs.

Benefits to Customers

We believe that Cogility's ground-breaking approach to composite application development enables its clients to make informed decisions about the structure and strategy of their enterprise-wide application planning, and allows them to quickly realize system-wide, cross-organizational benefits, including:

•	Optimization of existing IT investments
•	Reduced IT costs and complexity
•	Faster development schedules
•	Improved enterprise-wide data management and data integration
•	Definition and adherence to sound business practices

Organizations can create complex applications without the need for specialized Java code to specify custom business logic. This allows project teams to focus more fully on important business issues. Cogility's model-based approach defines complex business logic within the model, which then executes within any scalable, commercially available and vendor independent J2EE Application Server environment.

Sales and  Marketing

Cogility markets its products and services primarily through direct marketing, and through Cogility's website. To date Cogility has lacked the financial resources to engage in any advertising or promotional campaigns.

On some projects Cogility has chosen to partner with larger consulting and technology organizations that already have contracts with certain agencies within the U.S. defense and intelligence communities.

Cogility is also working with two minority-controlled businesses to market advanced software products both to the U.S. defense and intelligence communities, and to state, county and local governments:

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Cogility has entered into a Strategic Alliance Agreement and related agreements with privately owned and controlled Defense & Security Technology Group, LLC, South Riding, Virginia ("DSTG"). DSTG is pursuing a number of potential consulting and software technology projects with the U.S. defense and intelligence communities that may result in the deployment of Cogility software technology. Cogility holds options to purchase membership interests in DSTG; those options are subject to the prior fulfillment of certain contingencies.

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Cogility has entered into an Agreement with privately controlled Cortez Systems, Chino Hills, California. Cortez Systems is developing and marketing certain technological solutions developed by Cogility to municipal, county, and state government agencies, initially within California. Cogility owns 49% of the shares of common stock of Cortez Systems, and holds an option to purchase the other 51% of the shares of common stock of Cortez Systems.

Clients

Cogility sells its products both to governmental and non-governmental clients.

On the governmental side, Cogility's primary sales efforts have been directed toward the federal government's defense and intelligence communities. Cogility's Dynamic Template Event Processing Language (TEPL) is helping Department of Defense clients to continuously monitor large data sets from disparate systems while providing the warfighter and intelligence analyst with information organized in such a manner as to help them understand the adversaries' actions and intent.

During the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

On the private sector side, Cogility's clients include corporations involved in finance, healthcare and telecommunications such as CashCall, Apria Healthcare, and Australian satellite based subscription television SelecTV.

Competition

Cogility faces intense competition in the sale of software technology to the U.S. defense and intelligence communities. This competition is expected to continue to intensify in the future as a result of industry consolidation and the slowdown or reduction in federal spending for defense and intelligence.

Cogility competes with a large group of companies that sell software to the U.S. defense and intelligence communities, many of which companies have longer operating histories, greater name recognition and have greater financial, technical, sales, and marketing resources than we have. These competitors include but are not limited to Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company.

Cogility's ability to compete depends upon several factors, including the following: (1) the capabilities of Cogility's software technology to perform Complex Event Processing (or “Big Data” management) easier, faster, more comprehensively, in real time, more reliably, and at a lower cost than its competitors' products; (2) Cogility's ability to educate, persuade and verify such capabilities to skeptical federal decision-makers; (3) Cogility's ability to sell into the federal space, which includes issues such as: security clearances; sales and marketing; bidding processes; contract vehicles; pricing of products, associated training, services, support and maintenance; availability and timing of funding; implementation timetables; resistance from entrenched competitors; and other considerations. Additional competitive factors include, but are not limited to, Cogility's reputation, knowledge of the federal defense and intelligence communities, and responsiveness to clients.

Dependence on one or a few major customers

Cogility previously relied on two major government contracts with the United States Department of Defense, both of which ended December 31, 2010.  The two government contracts accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer, as compared to the year ended December 31, 2009 with one government contract with two phases accounted for 96.0% of total revenue. In the future Cogility may again become reliant on one or a few major customers.

Patents, trademarks, licenses, etc.

We rely on a combination of intellectual property laws, as well as confidentiality procedures and contractual provisions, to protect our proprietary technology. We are in the process of patenting our software and, to that end, have filed two U.S. patent applications. We also have other intellectual property rights. Although we attempt to protect our proprietary technology, any significant impairment of, or third-party claim against, our intellectual property rights could harm our business or our ability to compete.

Need for and status of any government approval of principal products or services

Not-applicable.

Effect of existing or probable governmental regulations on business

Cogility’s businesses may be affected by numerous laws and regulations relating to the award, administration and performance of U.S. defense and intelligence community contracts. The U.S. Government generally has the ability to terminate defense related contracts, in whole or in part, without prior notice, for convenience or for default based on performance. It also controls security clearances which, in some cases, could be necessary for performance under contracts. Where security clearances are not granted to key employees, our ability to perform under contracts and, therefore, our business may suffer.  In addition, the defense industry is a highly regulated environment and is subject to audit and review by the U.S. Government and its agencies. These agencies are entitled to review Cogility’s performance under its contracts, its cost structure and compliance with applicable laws, regulations and standards, as well as the adequacy of, and its compliance with, its internal control systems and policies, including accounting, billing and control systems. If an audit uncovers improper or illegal activities, Cogility may be subject to civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspension, or prohibition from doing business with the U.S. Government. Whether or not illegal activities are alleged, the U.S. Government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate.

R&D expenditures

Cogility’s research and development expenses consist primarily of compensation and related costs for personnel responsible for the research and development of new and existing products and services. Cogility spent $66,000 on research and development efforts over the past two years. Research and development costs are expensed as they are incurred.

Costs and effects of compliance with environmental laws

Not-applicable.

Description of Property

Neither Acquired Sales nor Cogility own principal plants, mines or other materially important physical properties.

Description of legal proceedings

Neither Acquired Sales nor Cogility are subject to any material pending legal proceedings, other than ordinary routine litigation incidental to their respective businesses.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility Software

As used in this Form 8-K, references to the “Company,” “Cogility,” “we,” “our” or “us” refer to Cogility Software Corporation, unless the context otherwise indicates.

At June 30, 2011 our current liabilities exceeded our current assets by $1,869,493 and Cogility had a capital deficiency of $2,579,730; accordingly, Cogility was insolvent at June 30, 2011. The Company completed its last significant government contractual arrangement in September of 2010. The Company has recently signed four additional government contracts for total anticipated billings of $1,900,000.  The Company has billed $206,571 on these contracts through June 30, 2011 and expects the remainder to be realized through the third and fourth quarters of 2011 and the first quarter of 2012.   Because there was little to no revenue generated between September 30, 2010 and June 30, 2011 the Company continues to be insolvent. Cogility currently has operating liabilities that it cannot pay and without an additional infusion of cash it is unlikely that the Company will be able to continue as a going concern. During the six months ended June 30, 2011, the Company received $600,000 in loans from Acquired Sales Corp., through a private placement, $225,000 in loans from an individual, an additional $25,000 loan from Acquired Sales Corp. and a $25,000 loan from a lending company.  Subsequent to June 30, 2011 the Company issued an additional note payable in the amount of $100,000 to that same individual, which has continued to fund operations through the date of this filing. The Acquired Sales Corp. private placement is discussed elsewhere in this report, including the “Liquidity and Capital Resources” include herein. Without additional capital or the generation of profits through sales, there can be no assurance whatsoever that Cogility will be able to overcome its current financial problems, and bankruptcy is a distinct possibility.

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, contractual relationships and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included for Cogility Software Corporation.

Forward-Looking Statements

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report, including the “Risk Factors” included herein.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include the “Risk Factors” included in herein, such as those relating to our present condition of insolvency with risk of bankruptcy, failure of our marketing and sales activities to obtain new paying contracts during the past few months, vigorous competition in the software industry, dependence on existing management, leverage and debt that cannot be served at current income levels, budgetary constraints affecting the U.S. defense and intelligence communities, negative domestic and global economic conditions, and other Risk Factors.

Overview

Cogility Software Corporation is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is solving mission-critical problems facing the US defense and intelligence communities and many corporations today. Our software technology allows our customers to quickly access and analyzes the avalanche of data being generated by disparate sources and stored in many different databases. Cogility provides Model Driven Complex Event Processing (or “Big Data” management) software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements.  Cogility addresses the pressing organizational need for speed, agility and competitive differentiation. Cogility's website can be reviewed at www.cogility.com.

Cogility’s Software Technology is so uniquely capable, that during the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

However, the Company has continued to realize operating losses and negative working capital because of its inability to generate significant revenue through closing new contracts in the fourth quarter 2010 and into the first months of 2011. The Company has  recently signed  four additional government contracts for  total anticipated billings of $1,900,000.  The Company has billed $206,571 on these contracts through June 30, 2011 and expects the remainder to be realized through the third and fourth quarters of 2011 and the first quarter of 2012. Although the Company has signed these contracts there are still several factors the Company must continue to address in generating additional  revenue.

Because of the complex and sophisticated nature of Cogility’s applications, the Company has found that there is a significant lead time in the sales cycle because the Cogility product requires substantial education of, and conceptual buy-in from a potential customer’s executive operations and information technology professionals.  This long sales cycle adversely affected Cogility during the latter part of 2010 and into the first half of 2011, in regards to closing sales to the government and commercial markets.

Potential customers frequently require us to build demonstration systems to assist the potential customers' executive, operations and information technology professionals in understanding how Cogility's software might change their business processes and how the software might integrate with their existing systems. These factors add significant costs and time to complete a potential sale.  During the fourth quarter 2010 and into the first half of 2011, we were required to build multiple demonstration systems for potential customers.

An additional factor that has adversely affected the Company marketing to the governmental sector has been the fact that the federal government had taken an extended period of time to pass a budget for its fiscal year. Instead, the government had relied on continuing resolutions to fund the on-going activities of the federal government and this makes it difficult for potential buyers of our product to know when or how much funding they will ultimately receive in the future. During the year ended 2010 and the first half of 2011, this had a materially adverse effect on business, as buyers were unsure of what funds would be available, the timing of funds, and what projects would be funded.

Cogility is new to the government sector and we do not yet have the experience or qualifications to act as a prime contractor in the federal contracting arena, and as a result, we must expend considerable time and effort trying to find organizations or companies that will act as the prime contractor or partner on Cogility’s projects. The prime contractor collects and distributes funding and communicates with the end user.   This adds risk and uncertainty, as we lose control over the projects and do not typically have direct communication with the customer.  This inability to act as the prime contractor also can delay the closing of potential contracts and further lengthen the sales cycle.

All of the above factors have materially affected Cogility’s business in the latter part of 2010 and beginning of 2011. Our lack of any substantial revenue in the fourth quarter 2010 and the first half of 2011 has caused the Company to continue to be insolvent. We currently have operating liabilities that we cannot pay and without an additional infusion of cash it is unlikely that the Company will be able to continue as a going concern. There can be no assurance whatsoever that the Company will be able to overcome its current financial problems and bankruptcy is a distinct possibility unless additional capital is raised promptly.

In addition to our focus on the government sector, we continue to market our product to the commercial sector.  We believe that some of our commercial projects will result in the creation of software work product that can be re-sold multiple times within the same industries. We are currently exploring commercial projects in the insurance, banking, and legal industries that we believe may have such re-sale potential.

On November 4, 2010 management signed a letter of intent to merge Cogility into a wholly-owned subsidiary of Acquired Sales Corp. on terms and conditions described in the letter of intent.  In conjunction with this merger the Company has raised $820,000 of capital through a series of Promissory Notes payable with Acquired Sales Corp. See the “Liquidity and Capital Resources” section below for further discussion. There can be no assurance whatsoever that the Company will be able to raise sufficient capital through the private placement to sustain operations.

Liquidity and Capital Resources

The following table summarizes the Company’s cash and cash equivalents, working capital and long-term debt as of June 30, 2011 and December 31, 2010, as well as cash flows for the six months ended June 30, 2011 and 2010.

	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$90,396	$279,532
Working capital	(1,869,493)	(1,310,416)
Long-term debt	820,000	200,000

	For the Six Months Ended June 30,
	2011	2010
Cash used in operating activities	$(1,045,807)	$(164,958)
Cash used in investing activities	(18,329)	(109,091)
Cash provided by ( used in ) financing activities	875,000	(581,365)

At June 30, 2011 the Company had cash of $90,396 and $0 of accounts receivable.  Total current assets at June 30, 2011 were $92,510 an amount far below what is necessary to fund operations and fulfill corporate obligations.  Current liabilities at June 30, 2011 included $398,775 of accounts payable; $197,408 of accrued liabilities;$119,678 of billings in excess of costs on uncompleted contract; $705,216 of notes payable; $98,588 of notes payable to related parties and $419,183 of accrued employee compensation.

Included in long-term debt are amounts borrowed of $820,000 from Acquired Sales Corp.  The notes bear interest at 5% per annum, payable quarterly and are due December 31, 2014 (See following paragraph). Without an immediate additional capital infusion the Company is in danger of becoming insolvent and filing for bankruptcy.

On January 31, 2011, Cogility and Acquired Sales Corp. agreed upon a financing strategy to provide Cogility with the capital infusion needed to continue operations.  Acquired Sales Corp. would conduct a private placement (the “Private Placement”) to accredited investors of up to $2,000,000 of Bridge Offering units (individually a “Bridge Unit”). Each Bridge Unit consists of $1 principal amount of a Promissory Note bearing interest at 3% per annum and due December 31, 2014 (individually a “Bridge Note”, and collectively the “Bridge Notes”) and warrants to purchase 10 shares of common stock of Acquired Sales Corp. at an exercise price of $0.10 per share (which shall convert into warrants to purchase 0.5 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corp.’s common stock), with an alternate cashless exercise provision (“Warrants”). In addition, at any time within the first 90 calendar days following the date of the completion of the Merger with Cogility, if any such Merger occurs, the investors, in their sole discretion, shall have the right, but not the obligation, to make a second loan investment in Bridge Units, provided that such second investment in Bridge Units shall be in the same amount and on the same terms, conditions and documentation described above as such investor’s initial investment in Bridge Units.  Investments in the Private Placement shall be in the form of cash, excepting only that an entity related to an officer of the Company (“RJFT”) shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. a $200,000 note payable from Cogility to RJFT (“the RJFT $200,000 Note”) instead of by paying cash, and an unrelated individual shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. his $20,000 loan to Cortez Systems, a company 49% owned by Cogility, instead of by paying cash. The Bridge Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

The financing strategy contemplated that a significant portion of the cash proceeds of the Private Placement will be loaned by Acquired Sales Corp. to Cogility, evidenced by a series of Promissory Notes bearing interest at 5% per annum and due December 31, 2014 (collectively the “Cogility Notes”). The Cogility Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

As of June 30, 2011, the aggregate investment in the Private Placement is $920,000 evidenced by an aggregate of $920,000 of Bridge Notes and Warrants to purchase an aggregate of 9,200,000 shares of common stock of Acquired Sales Corp. at an exercise price of $0.10 per share (which shall convert into Warrants to purchase 460,000 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corp. common stock), and of that amount an aggregate of $820,000 (including the $200,000 evidenced by the RJFT $200,000 Note) has been loaned by Acquired Sales Corp. to Cogility, and a note receivable of $20,000 from Cortez Systems was assigned to Cogility.

In addition, during the six months ended June 30, 2011 the Company issued notes payable in the amounts of $225,000 to an individual, an additional $25,000 to Acquired Sales Corp. and $25,000 to a lending company, which has funded operations through the date of this filing.

Despite these borrowings, the Company still has not solved its lack of liquidity and capital resource problems.  Although the Company has closed four contracts during the second and third quarters of 2011, these contracts have yet to generate significant cash flow and the Company has had to rely on financing arrangements to fund operations for the first half of 2011 and into the third quarter of 2011. In addition, subsequent to June 30, 2011 the Company issued a note payable in the amounts of $100,000 to an individual, which has funded operations through the date of this filing There can be no assurance whatsoever that Cogility will be able to permanently overcome its financial problems. Unless and until Cogility is able to permanently overcome its financial problems, Cogility will remain at risk of going bankrupt.

Comparison of June 30, 2011 and June 30, 2010

The Company incurred a net loss of $1,796,437 for the six months ended June 30, 2011 mainly due to the lack of revenues generated for the period.  The nature of the Company’s operations makes it difficult to scale back costs in periods of reduced revenue. The Company’s labor force is our largest cost, the employees are specifically trained and extremely difficult to replace.   At June 30, 2011, the Company had current liabilities in excess of current assets of $1,869,493, an accumulated deficit of $6,632,126 and a shareholders’ deficit of $2,579,730.

The Company utilized cash from operations of $1,045,807 during the six months ended June 30, 2011 compared to utilizing cash from operations of $164,958 during the six months ended June 30, 2010. This was primarily due to a loss from operations due to the lack of revenue for the six months ended June 30, 2011 and reduction of accounts payable of $147,984.

The Company utilized cash for investing activities of $18,329 for the purchases of $12,399 of property and equipment, and $5,930 of advances on related party notes receivable. This is compared to $109,091 of cash used in investing activities for the six months ended June 30, 2010.

The Company borrowed $620,000 from related parties and $250,000 from an individual during the six months ended June 30, 2011 for net cash provided by financing activities of $875,000. This as compared to $581,365 of cash used in financing activities during the six months ended June 30, 2010.

During the six months ended June 30, 2011, cash decreased by $189,136 leaving the Company with $90,396 in cash at June 30, 2011. This is compared to an $855,414 decrease in cash during the six months ended June 30, 2010.

The Company incurred a net loss for the six months ended June 30, 2011 of $1,796,437 as compared to a net loss of $288,540 for that same period ended June 30, 2010. While the Company closed four contracts during the second and third quarters of 2011, with anticipated billings of $1,900,000, there can be no assurance whatsoever that the Company will generate significant income in the future. The Company continues to pursue  new contracts from both the U.S. defense and intelligence communities and from commercial customers, however, there can be no assurance whatsoever that such effort will be successful or will result in revenues to Cogility on any particular timetable or in any particular amounts. The Company has a history of losses as evidenced by the accumulated deficit at June 30, 2011 of $6,632,126.

Comparison of December 31, 2010 and 2009

The Company incurred a net loss of $200,724 for the year ended December 31, 2010 mainly due to the lack of revenues generated for the fourth quarter 2010. The nature of the Company’s operations makes it difficult to scale back costs in periods of reduced revenue. The Company’s labor force is our largest cost, the employees are specifically trained and extremely difficult to replace.   At December 31, 2010, the Company had current liabilities in excess of current assets of $1,310,416, an accumulated deficit of $4,835,690 and a shareholders’ deficit of $1,424,042. At December 31, 2009, the Company had current liabilities in excess of current assets of $1,852,663, an accumulated deficit of $4,634,966 and a shareholders’ deficit of $1,766,701.

The Company utilized cash from operations of $181,118 during the year ended December 31, 2010 compared to generating cash from operations of $547,971 during the year ended December 31, 2009. This was primarily due to the recognition of billings in excess of costs on contracts accounted for under the completed contract method that were in process at December 31, 2009 and completed during the year ended December 31, 2010.  During the year ended December 31, 2010 the Company completed two government contracts which accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer. The change in cash from operations from billings in excess of cost was offset partially by the collection of accounts receivable on those contracts as well as the Company accruing significant employee costs and incurring share based compensation expense from option grants during 2010.

The Company utilized cash for investing activities of $121,913 for the purchases of $42,855 of  property and equipment, $78,532 of  advances or loans to certain key employees and $526 on an deposits and other assets.  This is compared to $138,108 of cash used in investing activities for the year ended December 31, 2009

The Company borrowed $427,000 from related and unrelated parties during the year ended December 31, 2010 and utilized cash of $725,445 to repay notes payable to related and unrelated parties for net cash used in financing activities of $298,445 for the year ended December 31, 2010. This is compared to $39,957 of cash provided by financing activities during the year ended December 31, 2009.

During the year ended December 31, 2010, cash decreased by $601,476 leaving the Company with $279,532 in cash at December 31, 2010. This is compared to a $449,820 increase in cash during the year ended December 31, 2009.

The Company incurred a net loss for the year ended December 31, 2010 of $200,724 as compared to a net loss of $769,332 for that same period ended December 31, 2009. There can be no assurance whatsoever that the Company will generate income in the future. While the Company is currently pursuing new contracts from both the U.S. defense and intelligence communities and from commercial customers, there can be no assurance whatsoever that such effort will be successful or will result in revenues to Cogility on any particular timetable or in any particular amounts. The Company has a history of losses as evidenced by the accumulated deficit at December 31, 2010 of $4,835,690.

Results of Operations

The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. See additional revenue recognition disclosure under “Critical Accounting Policies.”

Cost of revenue consists primarily of the cost of hardware and software and the cost of services provided to customers. Cost of services includes direct costs of labor, employee benefits and related travel.
Selling, general and administrative expenses primarily consist of professional fees, salaries and related costs for accounting, administration, finance, human resources, information systems and legal personnel.

Comparison of the three and six months ended June 30, 2011 to June 30, 2010

Revenue – Revenue was $18,387 and $1,127,510 for the three months ended June 30, 2011 and 2010, respectively, representing a decrease of $1,109,123, or 98.4%. Revenue net of costs on contracts in progress are deferred until such time the contracts are completed.  At June 30, 2011 the Company has one contract in progress whose billings in excess of cost are being deferred. During the three months ended June 30, 2010 the Company had completed a single contract and as such had recognized the revenue at that time.

Revenue was $36,775 and $1,167,678 for the six months ended June 30, 2011 and 2010, respectively, representing a decrease of $1,130,903, or 96.9%. Revenue net of costs on contracts in progress are deferred until such time the contracts are completed.  At June 30, 2011 the Company has one contract in progress whose billings in excess of cost are being deferred. During the six months ended June 30, 2010 the Company had completed a single contract and as such had recognized the revenue at that time.

Cost of Revenue – Our cost of services was $0 for the three months ended June 30, 2011, compared to $576,006 for the three months ended June 30, 2010, representing a decrease of $576,006 or 100%.  The decrease in our cost of services was due to sales for the three months ended June 30, 2011 relating to maintenance and support services which have a very high profit margin due to very few costs and little to no labor allocable to those services.  Costs associated with the contract in process were deferred and will be recognized at such time the contract is completed. Cost of services for the three months ended June 30, 2010, represent direct labor and travel on the contract completed during the three months then ended.

Our cost of services was $88 for the six months ended June 30, 2011, compared to $597,213 for the three months ended June 30, 2010, representing a decrease of $597,125 or 100%.  The decrease in our cost of services was due to sales for the six months ended June 30, 2011 relating to maintenance and support services which have a very high profit margin due to very few costs and little to no labor allocable to those services.  Costs associated with the contract in process were deferred and will be recognized at such time the contract is completed. Cost of services for the six months ended June 30, 2010, represent direct labor and travel on the contract completed during the six months then ended.

The changes and percent changes with respect to our revenues and our cost of revenue for the three and six months ended June 30, 2011 and 2010 are summarized as follows:

	For the Three Months
	Ended June 30,
	2011	2010	Change	Percent Change
REVENUE
Consulting Services	-	1,081,260	(1,081,260)	-100.0%
Maintenance and support services	18,387	46,250	(27,863)	-60.2%
Total Revenue	$18,387	$1,127,510	$(1,109,123)	-98.4%

COST OF REVENUE
Cost of Services	-	576,006	(576,006)	-100.0%
Total Cost of Revenue	-	576,006	(576,006)	-100.0%
Gross Profit	$18,387	$551,504	$(533,117)	-96.7%

	For the Six Months
	Ended June 30,
	2011	2010	Change	Percent Change
REVENUE
Consulting Services	-	1,100,178	(1,100,178)	-100.0%
Maintenance and support services	36,775	67,500	(30,725)	-45.5%
Total Revenue	$36,775	$1,167,678	$(1,130,903)	-96.9%

COST OF REVENUE
Cost of Services	88	597,213	(597,125)	-100.0%
Total Cost of Revenue	88	597,213	(597,125)	-100.0%
Gross Profit	$36,687	$570,465	$(533,778)	-93.6%

Although the preceding table summarizes the net changes and percent changes with respect to our revenues and our cost of revenue for the three and six months ended June 30, 2011 and 2010, the trends contained therein are limited and should not be viewed as a definitive indication of our future results.

Selling, General and Administrative Expense – Selling, general and administrative expense, including non-cash compensation expense, was $607,937 for the three months ended June 30, 2011, compared to $239,512 for the three months ended June 30, 2010, representing an increase of $368,425, or 154%. The increase in our selling, general and administrative expense related to an increase in salaries and wages not allocable to contracts, an increase in stock based compensation expense, and an increase in rental expense.

Selling, general and administrative expense, including non-cash compensation expense, was $1,805,765 for the six months ended June 30, 2011, compared to $821,205 for the six months ended June 30, 2010, representing an increase of $984,560, or 119%. The increase in our selling, general and administrative expense related to an increase in salaries and wages not allocable to contracts, an increase in stock based compensation expense, and an increase in rental expense.

Net Loss – We realized a net loss of $606,533 for the three months ended June 30, 2011, compared to a net income of $292,692 during the three months ended June 30, 2010. The change of $(899,225) or 307% was primarily related to the decrease in revenue recognized on completed contracts as well as an increase in compensation relating to issuance of stock options. We may continue to incur losses in the future as contracts close and new contracts are not entered into.

We realized a net loss of $1,796,437 for the three months ended June 30, 2011, compared to a net loss of $288,540 during the six months ended June 30, 2010. The resulting increase in the net loss of $1,507,897 or 522% was primarily related to the decrease in revenue recognized on completed contracts as well as an increase in compensation relating to issuance of stock options. We may continue to incur losses in the future as contracts close and new contracts are not entered into.

Comparison of the year ended December 31, 2010 and 2009

Revenue – Software licensing and hardware sales were $524,527 for the year ended December 31, 2010, compared to $1,100,000 for the year ended December 31, 2009, representing a decrease of $575,473, or 52.3%,  due  to a large, one-time software licensing sale to a single government contract customer in the year ended December 31, 2009.

Revenue from consulting services was $4,215,775 for the year ended December 31, 2010, compared to $2,598,431 for year ended December 31, 2009, representing an increase of $1,617,344, or 62.2%. The increase in consulting services revenue was primarily due to the completion of two government contracts that were closed and accounted for under the completed contract method during the year ended December 31, 2010.  The two government contracts accounted for 86.0% of total revenue. Of the remaining 14.0% of revenue, 12.0% was made to one commercial customer, as compared to the year ended December 31, 2009 where one government contract with two phases accounted for 96.0% of total revenue.

Cost of Revenue – Our cost of software licensing and hardware sales was $510,427 for the year  ended December 31, 2010, compared to $312,470 for the year  ended December 31, 2009, representing an increase of $197,957, or 63.4%. The increase in our cost of software licensing and hardware sales was due to an increase in the cost of hardware sold, which was partially offset by a decrease in the cost of software sold.  Traditionally, software sales have a higher gross profit margin while hardware sales have a lower gross profit margin. The cost of hardware in some instances is passed through to the customer at cost or very close to cost.

Our cost of consulting, maintenance and support services for the year  ended December 31, 2010 was $1,996,982 compared to $2,829,189 for the year  ended December 31, 2009, a decrease of $832,207, or 29.4%. The decrease in cost of services resulted in an increase in profitability on contracts entered into and completed for year ended December 31, 2010. The gross profit increased as management became more familiar with the government contracting process and was able to factor in the costs of involving prime contractors when bidding on the government contracts closed during the year ended December 31, 2010.

The changes and percent changes with respect to our revenues and our cost of revenue for the year ended December 31, 2010 and 2009 are summarized as follows:

	For the Year
	Ended December 31,
	2010	2009	Change	Percent Change
REVENUE
Software licensing and hardware sales	524,527	1,100,000	(575,473)	-52.3%
Consulting Services	4,215,775	2,598,431	1,617,344	62.2%
Hosting, Maintenance and support services	110,888	77,500	33,388	43.1%
Total Revenue	$4,851,190	$3,775,931	$1,075,259	28.5%

COST OF REVENUE
Hardware and software sales	510,427	312,470	197,957	63.4%
Cost of Services	1,996,982	2,829,189	(832,207)	-29.4%
Total Cost of Revenue	2,507,409	3,141,659	(634,250)	-20.2%
Gross Profit	$2,343,781	$634,272	$1,709,509	269.5%

Although the preceding table summarizes the net changes and percent changes with respect to our revenues and our cost of revenue for the year ended December 31, 2010 and 2009, the trends contained therein are limited and should not be viewed as a definitive indication of our future results. The Company completed its last government contractual arrangement in September of 2010 and since that time has not generated any significant new revenue.

Selling, General and Administrative Expense – Selling, general and administrative expense, including non-cash compensation expense, was $2,467,872 for the year  ended December 31, 2010, compared to $1,284,645 for the year ended December 31, 2009, representing an increase of $1,183,227, or 92.1%. The increase in our selling, general and administrative expense related to an increase in salaries and wages not allocable to contracts, an increase in stock based compensation expense, an increase in rental expense as well as the write-off of certain uncollectible accounts and employee loans that took place during the year ended December 31, 2010.

Net Loss – We realized a net loss of $200,724 for the year ended December 31, 2010, compared to a net loss of $769,332 during the year ended December 31, 2009. The decrease in the net loss of $568,608 or 73.9% was primarily related to the increase in contract profitably realized in the year ended December 31, 2010. The gross profit increased as management became more familiar with the government contracting process and was able to factor in the costs of involving prime contractors when bidding on the government contracts closed during the year ended December 31, 2010.   We may continue to incur losses in the future as existing contracts have closed and new contracts are not entered into.

Critical Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable – Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are six to five years. Depreciation expenses for the six months ended June 30, 2011 and 2010 was $19,773 and $18,583, respectively.  Depreciation expense for the years ended December 31, 2010 and 2009 was $42,649, and $32,673, respectively.

Software Development Costs   – Software development costs consist primarily of compensation of development personnel, related overhead incurred to develop new products and upgrade and enhance the Company's current products and fees paid to outside consultants. Software development costs incurred subsequent to the determination of technological feasibility and marketability of a software product are capitalized. Capitalization of costs ceases and amortization of capitalized software development costs commences when the products are available for general release. For the six months ended June 30, 2011 and 2010 and the years ended December 31, 2010, and 2009, no software development costs were capitalized because the time period and cost incurred between technological feasibility and general release for all software product releases was insignificant.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Significant Customers –At December 31, 2009, accounts receivables from two customers accounted for 91% of total accounts receivable.  In 2009, revenue from one customer was 95% of total revenue. In 2010, revenue from two customers totaled 86% of total revenue. For the six months ended June 30, 2011 and 2010 revenue from one customer was 100% of total revenue and revenue from two customers totaled 94% of total revenue, respectively.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Contractual Cash Obligations and Commercial Commitments

The Company leases three facilities under the terms of operating leases.  The Company is currently leasing office space in San Jose for $3,826 per month through November 30, 2011. The Company is also leasing office space for $3,400 per month through a lease agreement that ended June 30, 2011. The Company is currently leasing the facility on a month to month basis. Lastly, the Company was leasing temporary housing space for $4,250 per month through April 15, 2011. The Company vacated that space on March 31, 2011. As of June 30, 2011, future minimum lease payments under the terms of the lease agreements are $11,478, which are all due during the year ending December 31, 2011.

On December 14, 2010, the Company issued a Promissory Note (the RJFT $200,000 Note) to an entity related to an officer of the Company (RJFT) in the amount of $200,000 to finance working capital needs. The note bore interest at 5% per annum, was due December 31, 2013 and was unsecured. Interest payments were due quarterly starting March 2011. On January 31, 2011, Cogility and Acquired Sales Corp. agreed upon a financing strategy pursuant to which Acquired Sales Corp. would conduct a private placement (the “Private Placement”) to accredited investors of $2,000,000 of Bridge Offering units (individually a “Bridge Unit”). Each Bridge Unit consists of $1 principal amount of a Promissory Note bearing interest at 3% per annum and due December 31, 2014 (individually a “Bridge Note”, and collectively the “Bridge Notes”) and warrants to purchase 10 shares of common stock of Acquired Sales Corp. at an exercise price of $0.10 per share (which shall convert into warrants to purchase 0.5 shares of common stock of Acquired Sales Corp. at an exercise price of $2.00 per share after the completion of the planned 1-for-20 reverse split of Acquired Sales Corp.’s common stock), with an alternate cashless exercise provision (“Warrants”). In addition, at any time within the first 90 calendar days following the date of the completion of the Merger with Cogility, if any such Merger occurs, the investors, in their sole discretion, shall have the right, but not the obligation, to make a second loan investment in Bridge Units, provided that such second investment in Bridge Units shall be in the same amount and on the same terms, conditions and documentation described above as such investor’s initial investment in Bridge Units.  Investments in the Private Placement shall be in the form of cash, excepting only that the RJFT shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. the RJFT $200,000 Loan instead of by paying cash, and an unrelated individual shall be permitted to invest in the Bridge Units by assigning to Acquired Sales Corp. his $20,000 Note loan to Cortez Systems, a company 49% owned by Cogility, instead of by paying cash. The Bridge Notes are jointly secured by a first lien security interest in all of the assets of Cogility.

The financing strategy contemplates that a significant portion of the cash proceeds of the Private Placement will be loaned by Acquired Sales Corp. to Cogility evidenced by a series of Promissory Notes bearing interest at 5% per annum and due December 31, 2014 (collectively the “Cogility Notes”). The Cogility Notes are jointly secured by a first lien security interest in all of the assets of Cogility. In addition to the $200,000 Note assigned by RJFT and the $20,000 Loan assigned to Acquired Sales Corp., Cogility has received $600,000 under this agreement.

The Company entered into an agreement with a consultant on February 18, 2011 whereby the Company has agreed to pay the consultant a fee based on net revenue received from two potential new software products. The fee would be equal to 5% of the net revenue received, after deducting software licensing and equipment costs from third parties, from two potential contracts and, for a period of five years, any subsequent revenue from reselling the work product that may result from providing software and services under either of the two potential contracts.

At June 30, 2011, the Company is obligated to pay $450,376 of notes payable. A note payable to an individual of $318,000 bears interest at 5.75% and is due October 15, 2012. An additional note payable to that same individual in the amount of $18,728, bearing interest at 5.75% per annum, is unsecured and is due October 25, 2012. These notes are classified as current liabilities in the financial statements due to a provision that accelerates the due date of the notes upon the completion of certain future fundraising events. A  Non-interest bearing note payable to a finance company of $105,070 is due on demand. On September 16 and 29, 2010, the Company signed letters agreeing to pay two executive  officers $47,000 and $168,967, respectively, in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. The amounts have been included in the financial statements as accrued compensation.

On June 13, 2011, a key executive resigned his position and entered into a severance agreement with the Company.  On September 16, 2010 the Company had signed a letter agreeing to pay the executive officer $47,000 in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. Under the severance agreement the executive will receive a onetime bonus of $35,000 and deferred compensation of $18,432 upon completion of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. The executive shall be paid additional deferred compensation of $9,662 upon the earlier of the completion of the $2,000,000 private placement or September 30, 2011.  In addition, the executive holds options to acquire 66,666 shares of stock that have vested but have not been exercised, under the option plan these options must be exercised within 30 days of an employee’s termination of employment. The severance agreement modifies the options by extending the exercise date to June 14, 2012 after which time the options will expire if not exercised. Stock options for the purchase of 133,334 common shares were forfeited.

On June 24, 2011 an employee resigned and entered into a severance agreement with the Company.  Under the severance agreement, the former employee deferred vacation pay in the amount of $8,224 until the earlier of the completion of a $2,000,000 private placement offering or September 23, 2011. In addition, the severance agreement modified the terms of stock options held by the former employee for the purchase of 133,000 common shares such that the stock options will not expire until June 24, 2012.  Stock options for the purchase of 67,000 common shares were forfeited or expired.

On April 15, 2011, an individual loaned the Company $100,000 for working capital needs.  The loan is unsecured, non interest bearing and is due upon demand. On June 29, 2011 and September 1, 2011, that same individual loaned the Company an additional $125,000 and $100,000 respectively, for working capital needs. The loans are unsecured, non interest bearing, and are due upon demand.

On June 16, 2011 Acquired Sales Corp. loaned the Company $25,000 for working capital needs.  The loan is unsecured, bears interest at 5% per annum, and is due upon demand.

On June 21, 2011 a lending company loaned the Company $25,000 for working capital needs.  The loan is unsecured, is non interest bearing and is due upon demand.

Off Balance Sheet Arrangements – We have no off-balance sheet arrangements.

Post-Merger transaction operations – No significant elements of historical income or loss in connection with the Company’s operations will change or discontinue as a result of the Merger between Acquired Sales and Cogility.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Cogility hired Hansen, Barnett and Maxwell as its auditor in 2010 in connection with the pending merger with Acquired Sales.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Common Stock

The Merger did not cause changes to any of the rights or privileges associated with our Common Stock.  The following summarizes the rights of holders of our Common Stock before and after the filing of the Amendment relating to the capitalization change:

• Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

• There are no cumulative voting rights;

• The holders of our Common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

• Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

• The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

Outstanding Shares And Voting Rights

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 2,467,188 shares, each share being entitled to one vote.   As of the date of this 8-K, the Company has authorized capital stock of 110,000,000 shares, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock with 2,467,188 of Common Stock and no shares of preferred stock are outstanding on such date.

Pursuant to Chapter 78 of the NRS, the approval of a majority of the Company's voting power is required in order to effectuate the Amendment and Corporate Actions.  Chapter 78 of the NRS eliminates the need to hold a special meeting of the Company's stockholders to approve the Corporate Actions, including the Amendment and related capitalization change by providing that, unless the Company's Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action.  Neither the Articles of Incorporation nor the Bylaws of the Company state otherwise and a majority of the Corporation’s common stock have voted in favor of the Amendment and other Corporate Actions.

The Company, without further stockholder approval, may issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

DIRECTORS AND EXECUTIVE OFFICERS

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.  Set forth below for each person who has been elected or appointed director, based on information supplied by him, are his name, age as of the date of this 8-K, any presently held positions with us, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director.  Each shall hold office until their successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Name	Age	Position

Gerard M. Jacobs	56	Co-Chairman of the Board, chief executive officer, chief development officer, secretary, and treasurer

Daniel F. Terry, Jr.	56	President and chief operating officer

Matthew Ghourdjian	55	Co-Chairman of the board and chief technology officer

James S. Jacobs, MD	57	Director

Michael D. McCaffrey	65	Director

Richard E. Morrissy	56	Director

Vincent J. Mesolella	62	Director

Roger S. Greene	56	Director

Joshua A. Bloom, M.D.	55	Director

Our Directors serve in such capacity until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers serve at the discretion of our Board of Directors, until their death, or until they resign or have been removed from office.

Gerard M. Jacobs, co-chairman of the board of directors, chief executive officer, chief development officer, secretary, and treasurer, age 56, has served as chairman of our board of directors, chief executive officer, president, secretary, treasurer since July 2007 and became co-chairman following our acquisition of Cogility in September 2011. Mr. Jacobs has been a private investor since 2006. In 2001, Gerard M. Jacobs took control of CGI Holding Corporation, and served as its CEO and member of its board of directors until 2006. Under Gerard M. Jacobs' guidance, CGI Holding Corporation changed its name to Think Partnership Inc., made 15 acquisitions primarily of businesses involved in online marketing and advertising, and succeeded in having its common stock listed on the American Stock Exchange. The company is now known as Inuvo Inc. (NYSE:AMEX: INUV). Previously, in 1995, Mr. Jacobs took control of General Parametrics Corporation, and served as its CEO and member of its board of directors until 1999. Under Mr. Jacobs' guidance, General Parametrics changed its name to Metal Management Inc., made 37 acquisitions primarily of businesses involved in scrap metal recycling, and succeeded in building one of the largest scrap metal recycling companies in the world. The company is now part of Sims Metal Management Ltd. (NYSE: SMS). Mr. Jacobs is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). We believe that Gerard M. Jacobs’ experience serving as the CEO of three publicly traded companies and as a director of two other publicly traded companies, his work as an investment banker and as an attorney, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Gerard M. Jacobs received a law degree from the University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar, in 1978; and an A.B from Harvard College, in 1976, where he was elected to Phi Beta Kappa. Gerard M. Jacobs’ brother James S. Jacobs, M.D. is also a member of our board of directors.

Matthew Ghourdjian, co-chairman of the board of directors and Chief Technology Officer, and wholly owned subsidiary  Cogility's Chief Technology Officer, age 56, is the founder and former chief executive officer of Cogility Software. Mr. Ghourdjian has 33 years of experience in the technology industry. Mr. Ghourdjian was a founder of CoderCard, Digital Convergence, Ceira Technologies Inc., and Cogility. Matt is a former partner at KPMG Consulting and Arthur Andersen.

Daniel F. Terry, Jr. President and Chief Operating Officer, and wholly owned subsidiary  Cogility's Chief Executive Officer, age 56,  is an entrepreneur who has been involved with marketing and operations in startups as well as with Fortune 500 companies. Mr. Terry was a founder and former Chief Executive Officer of Mission1st Group, Inc., a company that provides engineering, project design and implementation of mission-critical telecommunications systems worldwide. Mr. Terry has held executive positions in several technology firms including NetFRAME, Micron, ConnectedSupport.com, and PCR, as well as having been a partner in the Hong Kong consultancy CentrePoint Ltd. Mr. Terry is involved with the Fisher House Foundation in support of U.S. wounded and their families and is the founder of the Call-Force Project, to support employment of disabled veterans of the Iraq and Afghanistan conflicts. Mr. Terry is on the Board of Directors of the Metropolitan Opera, New York, and is a member of AFCEA and AUSA. Mr. Terry is a resident of Nevada.

James S. Jacobs, M.D., member of the board of directors, age 57, has been a member of our board of directors since July 2007. He is a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. We believe that James S. Jacobs, M.D.’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Jacobs did a residency in Radiation Oncology at Rush Medical Center in Chicago, Illinois and an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado. Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1976.

Michael D. McCaffrey, member of the board of directors, age 65, has been a member of our board of directors since July 2007. He is an attorney practicing in Irvine, California and specializing in commercial and business litigation. Mr. McCaffrey has tried more than 100 jury and non-jury trials, representing numerous large companies, institutional lenders, real estate developers, contractors and various public and private corporations, partnerships and sole proprietorships. He has had sole or primary responsibility for defense and prosecution of significant matters including real property secured transactions; real estate syndication/fraud; partnership disputes/accounting/dissolution actions; corporate control; insurance (policyholders’ interests and insurers’ interests); employment litigation; prosecution, defense and expert witness on professional liability claims involving attorneys and accountants; construction, including prosecution and defense of major defect cases; and various business tort cases. We believe that Michael D. McCaffrey’s experience serving as a litigator and advisor to corporations, and his intelligence and educational background, qualifies him to serve as a director of the Corporation.

Mr. McCaffrey received his Juris Doctor in 1974 from the University of Denver College of Law where he was a member of the University of Denver Law Review (qualified by class rank, top 5%) and received a B.S. in Engineering from UCLA in 1968.

Richard E. Morrissy, member of the board of directors, age 56, has been a member of our board of directors since July 2007. He is the Senior Research Specialist and project coordinator in the Pharmaceutical Sciences, School of Pharmacy, University of Illinois at Chicago. Mr. Morrissy is a project coordinator for the School of Pharmacy. His duties include serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization. During his tenure, Mr. Morrissy has managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage. He has also designed and led focus groups, designed and critiqued research surveys, edited manuscripts and scientific journals. We believe that Richard E. Morrissy’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.  He received a B.A. in History from Western Illinois University in 1976.

Vincent J. Mesolella, member of the board of directors, age 62, has been a member of our board of directors since October 2009. He has served for the last fifteen years as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for over twenty years as a member of the Rhode Island House of Representatives, including serving as the Majority Whip. Mr. Mesolella is the founder and Chief Executive Officer of REI, Inc., a diversified real estate investment firm. Mr. Mesolella has served on the board of directors of Think Partnership Inc., an American Stock Exchange company. Mr. Mesolella has raised a great deal of money for charities including the Make-A-Wish Foundation. Mr. Mesolella resides in Rhode Island. We believe that Vincent J. Mesolella’s experience serving as a director of two publicly traded companies including service as Chairman of the Audit Committee of both, his work as a developer and business owner, his experience as an elected public official, his Chairmanship of a major wastewater treatment organization that has been nationally recognized for its excellence, his intelligence and educational background, and his familiarity with the real estate industry which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Joshua A. Bloom, M.D., member of the board of directors, age 55, has been a member of our board of directors since July 2007. He has been a practicing physician in Kenosha Wisconsin since completion of his training in 1988. He is board Certified in Internal Medicine, Pulmonary Diseases and in Critical Care Medicine. He has been employed by United Hospital System (formerly known as Kenosha Hospital and Medical Center) in the Clinical Practice Division from 1995 to present. He had been in private practice at the same address from 1988 to 1995. Dr. Bloom has served on the board of directors of Kenosha Health Services Corporation since 1993 and the board of Hospice Alliance, Inc since 1994 and Medical Director there since 1998. He has also served on the board of the Beth Israel Sinai Congregation since 1998 where he served as the President from 2004 until earlier this year. We believe that Joshua A. Bloom, M.D.’s experience serving as a director of the Corporation since 2007, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Roger S. Greene, member of the board of directors, age 56, has been a member of our board of directors since July 2007. He is the Managing Director and co-founder of Stanmore Capital Partners, LLC, a merchant banking firm that focuses upon the acquisition of small cash flow positive private companies, primarily in the health care services business. He is also owner and CEO of Marquette Advisors, Inc., a firm that provides consulting in the same areas. Projects have included a roll up of sleep diagnostic centers, acquisitions of companies in the blood plasma collection business and specialty medical education field. Mr. Greene is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). Previously, he has worked with Brazos Fund and Lone Star Fund as general counsel. For Lone Star, Mr. Greene was responsible for negotiation and structuring of asset acquisitions from foreign entities. Prior to that time, he also worked on resolution and management of the assets of American Savings and Loan Association after the acquisition of American Savings Bank by the Robert M. Bass Group. Mr. Greene has also acted as a principal in real estate and operating company acquisitions. Mr. Greene resides in California. We believe that Roger S. Greene’s experience serving as a director of two publicly traded companies, his work in mergers and acquisitions as an investment banker, his work as an attorney, his intelligence and educational background, and his familiarity with the medical field which has in the past and is currently providing candidates for potential acquisitions by the Corporation, qualifies him to serve as a director of the Corporation.

There are no agreements or understandings for any of our executive officers or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. Directors are elected until their successors are duly elected and qualified. In the future, we intend to add additional members to the board of directors, including  two new board members designated by Mr. Ghourdjian and acceptable to Mr. Jacobs, as contemplated by the Merger.

Management Post Merger

Board Leadership Structure

Our board of directors has eight members. Gerard M. Jacobs is serving as both our principal executive officer and as the co-Chairman of our board of directors. Mr. Jacobs, who is a Phi Beta Kappa graduate of Harvard College and attended the University of Chicago Law School as a Weymouth Kirkland Law Scholar, has extensive experience serving as the Chief Executive Officer of several publicly traded companies, and as an independent member of the board of directors of other publicly traded companies, in several industries.

The leadership structure of our board of directors changed following the closing of our acquisition of Cogility. Our board of directors expanded adding Matthew Ghourdjian, the former chief executive officer of Cogility who is now our chief technology officer. Gerard M. Jacobs will continue to serve as our principal executive officer, but he now shares the role of Chairman of our board of directors with Mr. Ghourdjian. Mr. Ghourdjian has a very different background than Mr. Jacobs, having spent years as a partner in the major consulting firms of Arthur Andersen and KPMG Consulting, with his focus being on technology and automation of business processes. We expect that Mr. Jacobs and Mr. Ghourdjian will spend a significant portion of their time and efforts collaborating with each other in regard to the evaluation and negotiation of potential acquisition candidates, and in regard to the planning for the growth and management of Cogility and subsequent acquisitions. We believe that this leadership collaboration by our Co-Chairmen is appropriate and needed to address challenges in regard to the anticipated future growth of our company. In this context, Mr. Jacobs and Mr. Ghourdjian expect to rely upon several of our independent directors for careful advice, especially Mr. Mesolella, Mr. Greene, and additional independent directors expected to be added. Mr. Jacobs also expects to heavily rely on Daniel F. Terry, our new president and chief operating officer.

Mr. Jacobs regularly consults with several of our independent directors, and especially with Vincent J. Mesolella and Roger S. Greene, in regard to all aspects of our company’s affairs. Mr. Mesolella has served on the boards of directors of publicly traded companies, and for the past twenty years has served as the Chairman of the Narragansett Bay Commission, a large wastewater treatment agency in Rhode Island that has won national awards under his leadership. Mr. Mesolella has been actively involved in our evaluation of Cogility as a potential acquisition candidate, and in our negotiations of the terms of our pending acquisition of Cogility. For example, Mr. Mesolella has met twice with Mr. Jacobs, Matthew Ghourdjian and other Cogility employees at Cogility’s office in Alexandria, Virginia. Mr. Mesolella also receives and reviews a copy of each of our monthly bank statements. Mr. Greene, who is a Phi Beta Kappa graduate of Harvard College and attended Harvard Law School, has also served on the boards of publicly traded companies and has extensive experience with mergers and acquisitions, capital raising, and operations. Mr. Greene introduced Cogility to us, and has been actively involved in our evaluation of Cogility as a potential acquisition candidate, and in our negotiations of the terms of our pending acquisition of Cogility. For example, Mr. Greene has met once with Mr. Jacobs and Mr. Ghourdjian at Cogility’s office in Alexandria, Virginia, and once with Mr. Jacobs and Mr. Ghourdjian at Cogility’s office in Anaheim, California.

We believe that our current leadership structure is appropriate given the extensive experience of our directors, and the collaborative decision-making style of Mr. Jacobs. The board of directors’ role in the risk oversight of our company involves periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs regarding his decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. Jacobs as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises.

If we decide to make a future acquisition in the medical industry, which we are considering, Mr. Jacobs and Mr. Ghourdjian will also look for advice from our independent directors Dr. Joshua A. Bloom and Richard E. Morrissy, and from non-independent director Dr. James S. Jacobs. At the present time, we do not anticipate formally designating any of our independent directors as our lead outside director, and instead expect to draw upon the knowledge, experience and contacts of all of them. We believe that this anticipated leadership structure, with two Co-Chairmen and several strong independent directors providing counsel to them, is appropriate given the experience of our directors and the collaborative decision-making style of Mr. Jacobs and Mr. Ghourdjian. It is anticipated that, following the closing of our acquisition of Cogility, the board of directors’ role in the risk oversight of our company will involve periodic telephonic board meetings, and one-on-one and conference telephone calls and email correspondence questioning Mr. Jacobs and Mr. Ghourdjian, as the co-leaders of our company, regarding their decision-making thought process, reviewing available financial and other documents as appropriate, and brainstorming with Mr. Jacobs and Mr. Ghourdjian as to how to best advance and protect our shareholders’ interests in regard to potential acquisitions and capital raises, and in regard to operational and growth issues that may face Cogility.

Holding Company and Control Arrangements

We intend to enter into employment agreements with the principal executive officers of Cogility and other subsequently acquired subsidiaries, to provide substantially as follows:

The subsidiary executives shall have the general responsibility and authority to manage the business of Cogility, including but not limited to business strategy and planning; budgeting and finances; human resources; marketing; managing contracts; operations; and legal compliance; provided, however, that subsidiary executives will be required to expressly agree and acknowledge in their employment agreements that this general responsibility and authority to manage the business of their respective subsidiary shall at all times be limited. For instance, subsidiary executives shall not cause nor permit the parent or any of its subsidiary companies  to take any of the following actions without the express prior written approval of the Board of Directors of the parent company Acquired Sales Corp.:

(1) amend its articles of incorporation or bylaws;

(2) change its industry, expand into another industry, commit not to compete in any industry, or commit not to compete against any person or entity;

(3) issue any capital stock, including but not limited to common stock, preferred stock, convertible securities, or other equity-based or equity-linked securities including but not limited to phantom stock, tracking stock, profit-sharing plans or similar securities;

(4) borrow money or issue any notes, debentures, or other evidence of short-term or long-term indebtedness;

(5) sell any of its capital stock or assets, or acquire any of the capital stock or assets of any other entity or business;

(6) hire or consult with any accountants other than the firm of independent certified public accountants that is engaged to audit the financial statements of the parent company Acquired Sales Corp.;

(7) attempt to register any securities with any federal, state or local governmental authority including the U.S. Securities Exchange Commission, or otherwise make any filings therewith;

(8) issue any press releases, or hire or consult with any investor relations or public relations person or firm other than the person or firm that is engaged by Acquired Sales Corp. to provide investor relations or public relations services;

(9) enter into any employment agreements, consulting agreements, or other agreements or contracts for services that are not cancelable by Cogility without payment or penalty upon 30 days notice;

(10) establish any subsidiaries;

(11) guarantee the indebtedness or the performance of any person or entity;

(12) file or settle any litigation or arbitration;

(13) institute, amend or terminate any pension plan or other employee benefit plans;

(14) pay any aggregate bonuses, or make any aggregate capital expenditures, during any year that are in excess of the aggregate bonuses and capital expenditures, respectively, contained in an annual budget for such year that has been approved by the Board of Directors of the parent company Acquired Sales Corp.;

(15) purchase any real estate, or enter into any leases of real estate that are not cancelable by Cogility without payment or penalty upon 30 days notice;

(16) deposit any funds into, hold any funds in, or distribute any funds from, any accounts except those designated by the Board and under the control of the chief financial officer of the parent company Acquired Sales Corp.;

(17) enter into any collective bargaining agreement or other union contract;

(18) grant any security interest in or to any of the real or intangible assets of Cogility, or pledge, hypothecate or deliver any collateral to any creditor excepting only the parent company Acquired Sales Corp.; or

(19) sell or license any of its intellectual property.

Family Relationships

Gerard M. Jacobs and James S. Jacobs, MD are brothers. There is no other family relationship among any of our officers or directors.

Certain Relationships And Related Transactions

The following describes all transactions executed or performed in 2010 and 2011 and currently proposed transactions in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Subsequent to December 31, 2010, the Company issued promissory notes totaling $920,000 accruing interest at a rate of 3% per year in a private placement, $400,000 of which notes were issued to related parties. The Company’s private placement offering documents said that investors would have to put up their investment money in the form of cash, excepting only that (a) Michael Ottele would be permitted to exchange the $20,000 loan which he made to Cortez Systems on December 1, 2010 for a $20,000 investment in the private placement, and (b) The Roberti Jacobs Family Trust, an affiliate of Gerard M. Jacobs, our chief executive officer and a director,  would be permitted to exchange its $200,000 note from Cogility dated December 13, 2010 for a $200,000 investment in the private placement.

Here is a summary of the Company’s private placement, subsequent to December 31, 2010, and the re-loaning of a portion of the proceeds of the Company’s private placement to Cogility:

(1) On January 31, 2011:

(a) the Roberti Jacobs Family Trust invested $225,000 in the private placement: $25,000 in the form of cash, plus $200,000 in the form of an assignment of its $200,000 note from Cogility dated December 13, 2010; this $225,000 investment was evidenced by a Company 3% Secured Promissory Note dated January 31, 2011, plus the Company Warrant No. 1 to purchase 2,250,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 112,500 and increases the exercise price to $2.00);

(b) Roger S. Greene, one of our directors, invested $25,000 in the private placement: $25,000 in the form of cash; this $25,000 investment was evidenced by a Company 3% Secured Promissory Note dated January 31, 2011, plus the Company Warrant No. 2 to purchase 250,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 12,500 and increases the exercise price to $2.00); and

(c) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 1 payable to the Company in the principal amount of $250,000, covering the $50,000 loaned in cash plus the $200,000 note from  Cogility dated December 13, 2010  that had been assigned to the Company by the Roberti Jacobs Family Trust;

(2)  On February 11, 2011:

(a) Vincent J. Mesolella, one of our directors,  invested $25,000 in the private placement: $25,000 in the form of cash; this $25,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 11, 2011, plus the Company Warrant No. 3 to purchase 250,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 12,500 and increases the exercise price to $2.00);  and

(b) the Company loaned Cogility $25,000 in cash, and received from Cogility its Secured Promissory Note No. 2 payable to the Company in the principal amount of $25,000, covering the $25,000 loaned in cash;

(3)  On February 15, 2011:

(a) the Roberti Jacobs Family Trust invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 11, 2011, plus the Company Warrant No. 4 to purchase 500,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 25,000 and increases the exercise price to $2.00);  and

(b) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 3 payable to the Company in the principal amount of $50,000, covering the $50,000 loaned in cash;

(4)  On February 28, 2011:

(a) the Roberti Jacobs Family Trust invested $75,000 in the private placement: $75,000 in the form of cash; this $75,000 investment was evidenced by a Company 3% Secured Promissory Note dated February 28, 2011, plus the Company Warrant No. 5 to purchase 750,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 37,500 and increases the exercise price to $2.00); and

(b) the Company loaned Cogility $75,000 in cash, and received from Cogility its Secured Promissory Note No. 4 payable to the Company in the principal amount of $75,000, covering the $75,000 loaned in cash;

(5)  On March 1, 2011:

(a) Nicholas M. Keller III invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 1, 2011, plus the Company Warrant No. 6 to purchase 500,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 25,000 and increases the exercise price to $2.00);  and

(b) the Company loaned Cogility $50,000 in cash, and received from Cogility its Secured Promissory Note No. 5 payable to the Company in the principal amount of $50,000, covering the $50,000 loaned in cash;

(6)  On March 11, 2011:

(a) Joseph S. Keller invested $250,000 in the private placement: $250,000 in the form of cash; this $250,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 11, 2011, plus the Company Warrant No. 7 to purchase 2,500,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 125,000 and increases the exercise price to $2.00);

(b) Michael Ottele invested $20,000 in the private placement: $20,000 in the form of an assignment of the $20,000 loan which he made to Cortez Systems on December 1, 2010; this $20,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 11, 2011, plus the Company Warrant No. 8 to purchase 200,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 10,000 and increases the exercise price to $2.00);  and

(c) the Company loaned Cogility $200,000 in cash, and received from Cogility its Secured Promissory Note No. 7 payable to the Company in the principal amount of $220,000, covering the $200,000 loaned in cash plus the $20,000 loan to Cortez Systems that had been assigned to the Company by Michael Ottele (to balance the transaction, Cogility received $20,000 in notes from Cortez Systems); and

(7)  On March 15, 2011:

(a) John and Susan Heider invested $150,000 in the private placement: $150,000 in the form of cash; this $150,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 15, 2011, plus the Company Warrant No. 9 to purchase 1,500,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 75,000 and increases the exercise price to $2.00);

(b) Glendenning Capital, Inc. invested $50,000 in the private placement: $50,000 in the form of cash; this $50,000 investment was evidenced by a Company 3% Secured Promissory Note dated March 15, 2011, plus the Company Warrant No. 10 to purchase 500,000 shares of the Company common stock at $0.10 per share (subject to the 1-for-20 reverse split which decreases the number of shares to 25,000 and increases the exercise price to $2.00); and

(c) the Company loaned Cogility $150,000 in cash, and received from Cogility its Secured Promissory Note No. 7 payable to the Company in the principal amount of $150,000, covering the $150,000 loaned in cash.

Other Transactions

On September 13 and September 30, 2011, the Company issued demand promissory notes to Miss Mimi Corporation, an affiliate of our chief executive officer, in the aggregate amount of $8,000.  These notes bear interest at 10% per annum and are unsecured.

The Roberti Jacobs Family Trust loaned $200,000 to Cogility on December 13, 2010, evidenced by a Cogility note payable to the Roberti Jacobs Family Trust dated December 13, 2010.

Michael Ottele loaned $20,000 to Cortez Systems on December 1, 2010. No note was ever prepared.

In the November 4, 2010, Agreement which contains the letter of intent for the Company to acquire Cogility, the following options were granted to related parties: (1) The Company issued 12,100,000 options at $0.10 per share of the Company's common stock to Gerard M. Jacobs, our Chief Executive Officer and a director, with vesting contingent upon the closing of the Company's acquisition of Cogility (subject to the 1-for-20 reverse split which decreases the number of shares to 605,000 and increases the exercise price to $2.00); (2) The Company issued 100,000 options at $0.10 per share of the Company's common stock to each of five of our directors (subject to the 1-for-20 reverse split which decreases the number of shares to 5,000 and increases the exercise price to $2.00): Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy, with vesting contingent upon the closing of the Company's acquisition of Cogility; (3) Cogility issued 2,500,000 options at $0.377 per share of Cogility's common stock, and 530,000 options at $0.001 per share of Cogility's common stock, to Gerard M. Jacobs, with vesting contingent upon the closing of a $500,000 private placement by the  Company and/or Cogility, which closing occurred in March, 2011; and (4) Cogility issued 132,500 options at $0.001 per share of Cogility's common stock to each of Roger S. Greene and Vincent J. Mesolella, with vesting contingent upon the closing of a $500,000 private placement by the Company and/or Cogility, which closing occurred in March, 2011.

The November 4, 2010, Agreement which contains the letter of intent for the Company to acquire Cogility also provides that, contingent upon the closing of the Company's acquisition of Cogility, the Company will issue an aggregate of 1,500,000 options at $5.00 per post-reverse split share of the Company's common stock to directors, officers, employees and consultants of Cogility, which may include one or more of the Company's directors or officers.

On October 12, 2010, the Company issued a demand promissory note to The Roberti Jacobs Family Trust in the amount of $20,000. This note bears interest at 10% per annum and is unsecured.

During April 2010, the Company issued a demand promissory note to Miss Mimi Corporation, an affiliate of our chief executive officer, in the amount of $4,000. This note bears interest at 10% per annum and is unsecured. During the year ended December 31, 2010, the Company incurred interest expense of $181 and made cash payments for interest in the same amount.  This note was repaid in full on June 2, 2011.

During January 2009 and November 2009, we issued demand promissory notes to CEO and Director Gerard M. Jacobs’ spouse in the amount of $10,000 each. The notes bear interest at 10% per annum and are unsecured. During the three months ended December 31, 2010 and the years ended September 30, 2010 and 2009, the Company incurred interest expense of $504, $1,892 and $667, respectively, and made cash payments for interest in the amounts of $504, $1,974 and $585, respectively.

During December 2006, we borrowed $100,000 pursuant to an unsecured promissory note due on demand and bearing interest at 10% per annum, from the Roberti Jacobs Family Trust, an entity related to Mr. Jacobs. During the same month, we repaid $95,000 of the principal due under the note. During July 2007, we sold 1,166,497 shares of our common stock at $0.086 per share, which was equal to the market value at that date, to the lender. The lender paid $95,000 of the purchase price of these shares in cash; the other shares were issued in full satisfaction of the remaining $5,000 principal due under the note, and the lender waived the $42 of interest that had accrued on this debt.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in Item 13, “Certain Relationships and Related Transactions, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

 Board Composition and Committees

Our board of directors is currently composed of 8 members: Messrs. G. Jacobs, Bloom, Greene, J. Jacobs, McCaffrey, Morrissy, Mesolella and Ghourdjian.  Our board of directors has determined that Messrs. Bloom, Greene, McCaffrey, Morrissy and Mesolella are independent directors at this time, under the rules of the American Stock Exchange Company Guide, or the AMEX Company Guide, because they do not currently own a significant percentage our shares, are not currently employed by the Company, have not been actively involved in the management of the Company and do not fall into any of the enumerated categories of people who cannot be considered independent directors under the AMEX Company Guide.

Audit Committee and Audit Committee Financial Expert

We have an audit committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members. We have not adopted an Audit Committee charter. Vincent J. Mesolella serves as our audit committee chairman and financial expert. Our audit committee performs the following functions including:  (1) selection and oversight of our independent accountant; (2)  establishing  procedures for the receipt, retention and treatment of complaints regarding  accounting, internal controls and auditing matters; and (3) engaging outside advisors. Our Board of Directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.  Accordingly, the Board of Directors believes that each of its members has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee member should have for a business such as the Company.

Board Meetings; Nominating and Committee

Due to the current size and scope of our operations and size and geographic diversity of our Board of Directors, much of the Board’s decision making is made through telephone calls and intermittent informal meetings; when formalization is necessary, the Board conducts formal meetings or acts by written consent.  In the three month transitional period and the year ended December 31, 2010, we held only telephonic Board Meetings and there were no on ground Board Meetings attended by all directors.

We have a nominating committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members.  Mr. McCaffrey is the nominating committee Chairman.

Code of Ethics

We currently have not adopted a code of ethics due to our limited size and operations. Due to the increased operations of our Company resulting from the Cogility acquisition, we have proposed a Code of Business Conduct and Ethics (the “Code”), attached as Exhibit 99.1 to this Report. We expect to adopt the Code in the coming weeks. The purpose of the Code is to assist the Company and its employees, officers and directors with the Company’s goals of conducting its business and affairs in accordance with applicable laws, rules and regulations and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Company expects that any consultants or other service providers it retains will adhere to the Code.

Section 16(a) Beneficial Ownership Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Such persons are further required by SEC regulation to furnish us with copies of all Section 16(a) forms (including Forms 3, 4 and 5) that they file. Based solely on our review of the copies of such forms received by us with respect to fiscal year 2010, or written representations from certain reporting persons, we believe all of our directors, executive officers and 10% holders have met all applicable filing requirements, except as described in this paragraph:

The following persons are holders of 10% of our common stock and have not filed a Form 3: Deborah Sue Ghourdjian Separate Property Trust, Matthew Ghourdjian and the Roberti Jacobs Family Trust. The following persons are directors of the Company and have been awarded options which will vest upon acquisition of Cogility which ownership may have already triggered a requirement to file Form 3s or Form 4s which are not known to have been filed: Gerard M. Jacobs, Joshua Bloom, M.D., Roger Greene, Michael McCaffrey, Richard Morrissy, Matthew Ghourdjian, and Vincent Mesolella. The following persons are directors of the Company and hold warrants to purchase shares of our common stock and have not filed Form 3s or Form 4s, as applicable: Roger Greene and Vincent Mesolella.

COMPENSATION OF DIRECTORS AND OFFICERS

As a result of its continued status as a shell corporation and the non-completion of the Cogility acquisition as of December 31, 2010, we did not experience any cash flow event as a result of any payment to an executive.   We have not provided retirement benefits or severance or change of control benefits to our named executive officer, Gerard M. Jacobs.  Unexercised options or warrants were held by our executive officers at the three month transitional period and year ended 2010 are set out in the following table. Other than the options issuance described herein, no equity awards were made during the three month transitional period and year ended December 31, 2010.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	NonEquity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)
Gerard M. Jacobs, CEO(1)	2010 2009	$ - $ -	$ - $ -	$ - $ -	$769,560(2) $ -	$ - $ -	$ - $ -	$ - $ -	$769,560 $ -
Matthew Ghourdjian, CTO(3)(4)	2010 2009	$112,500 $ -	$ - $ -	$ - $ -	$ - $ -	$ - $ -	$ - $ -	$ - $ -	$112,500 $ -
Daniel F. Terry, Jr., COO(5)	2010 2009	$ - $ -	$ - $ -	$ - $ -	$- $ -	$ - $ -	$ - $ -	$ - $ -	$ - $ -

(1)
Mr. Jacobs has been issued options to purchase 12,100,000 shares of our common stock at a purchase price of $0.10 per share. These options will vest upon closing of the Cogility acquisition and expire on November 4, 2020.

(2)
The weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share. The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

(3)
Mr. Ghourdjian served as the CEO of Cogility Software until September 2011 when he became co-chairman of Acquired Sales’ board of directors and chief technology officer. As of the date of this report, Mr. Ghourdjian has not been paid a salary by Acquired Sales, but is expected to be paid a salary in the future.

(4)	The salary amounts were paid by Cogility and prior to the acquisition of Cogility by Acquired Sales.
(5)
Prior to effectuation of the Merger, Mr. Terry has not previously served as an officer or director of Cogility Software or Acquired Sales Corp. In connection with the Merger, Mr. Terry became chief executive officer of Cogility and president and chief operating officer of Acquired Sales.

Compensation of Directors

The table below sets forth the compensation of our directors for the three month transitional period and fiscal year ended December 31, 2010.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)(3)
Gerard M. Jacobs(4)	-	-	-	-	-	-	-
Joshua A. Bloom	-	-	$6,360	-	-	-	$6,360
Roger S. Greene	-	-	$6,360	-	-	-	$6,360
Michael McCaffrey	-	-	$6,360	-	-	-	$6,360
Vincent J. Mesolella	-	-	$6,360	-	-	-	$6,360
Richard E. Morrissy	-	-	$6,360	-	-	-	$6,360
Matthew Ghourdjian	-	-	-	-	-	-	-
James S. Jacobs	-	-	-	-	-	-	-

(1)
These options entitle the holder to purchase shares of our common stock at a purchase price of $2.00 per share (previously $0.10 prior to the 1-for-20 reverse split). These options vest upon closing of the Cogility acquisition and expire on November 4, 2020.

(2)
The weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share. The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

(3)	The current market price of the underlying common stock shares as of the date of this filing is approximately $2.00 per common share.
(4)	Mr. Jacobs’ option compensation described in the preceding table is deemed to be executive compensation.

Compensation Discussion and Analysis

The Company does not have any paid employees and has not yet entered into long term executive or non-executive employment agreements, so as to limit the Company’s exposure and liability. As indicated elsewhere in this Report, the Company regularly engages outside consultants, accountants and other professional service providers for purposes of providing services to the Company.  The Company endeavors, where able, to issue options in lieu of cash compensation, so as to preserve capital where needed and limit cash risk exposure.

Historically, funding for the Company was sourced from management affiliates which have loaned $44,000 during the past years ($4,000 of which was repaid) and $8,000 during the current year.  The Corporation limits cash compensation to outside or internal directors and does not have a cash compensation policy.  The Corporation believes that, given the extensive experience of Mr. Jacobs and the rest of the board of directors, and the current opportunity cost factor for each of them, as combined with the fact that each of them has continued to provide services without cash compensation, that the amount of compensation provided in the form of options, which must be purchased for cash, is fair and reasonable for the Corporation. Additionally, the Corporation has, in the past, sought to retain management, which would require that the Corporation enter into long term, inflexible employment arrangements with persons that may have a limited stake in the Corporation’s success as compared to our principals.

The Company endeavors to enter into performance based compensation consulting packages with members of the Company’s board of directors.  Performance based compensation tends to be conditioned on achieving milestones such as achieving certain minimum net revenue streams from sources introduced by the director, securing contracts or other specific activities or items for which a particular board member may have skills.

Compensation Committee

Our directors and officers do not receive remuneration from us unless approved by the
Board of Directors, but we intend to enter into employment agreements Gerard M. Jacobs, Matthew Ghourdjian and Daniel F. Terry, Jr. in the near future.  No such payment shall preclude any director from serving us in any other capacity and receiving compensation in connection with that service. Notwithstanding the foregoing, in the three month transitional period and year ended December 31, 2010, no remuneration was paid any of our directors for services as director. We have a compensation committee consisting of Joshua A. Bloom, Roger S. Greene, Michael D. McCaffrey, Vincent J. Mesolella and Richard E. Morrissy as members.  Roger Greene as serves as the committee’s chairman.

Aggregate Option Exercise of Last Fiscal year and Fiscal Year-End Option Values

No shares of common stock were acquired upon the exercise of options during the three month transitional period and fiscal year ended December 31, 2010. The table below sets forth unexercised options, stock that has not yet vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2010.  The post 1-for-20 reverse split 605,000 options are exercisable at $2.00 per share. They expire on November 4, 2020. The market value of the options based the weighted-average grant-date fair value of options granted during the three months ended December 31, 2010 was $0.0636 per share ($1.27 per share post 1-for-20 reverse split) or $769,560.

Outstanding Equity Awards At Fiscal Year End (see description of columns (a) through (j) below) Option Awards Stock Awards
(a) (b) (c) (d) (e) (f) (g) (h) (i) (j) Gerard M. Jacobs 605,000 - - $2.00 11/4/20 605,000 $769,560 - - CEO

Description of Columns (a) through (j):

(a)	The name of the named executive officer (column (a));

(b)
On an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are exercisable and that are not reported in column (d) (column (b));

(c)
On an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are unexercisable and that are not reported in column (d) (column (c));

(d)	On an award-by-award basis, the total number of shares underlying unexercised options awarded under any equity incentive plan that have not been earned (column (d));

(e)
For each instrument reported in columns (b), (c) and (d), as applicable, the exercise or base price (column (e)); (this $0.10 exercise price as of December 31, 2010 does not reflect the 1-for-20 reverse stock split which resulted in an increased exercise price of $2.00)

(f)	For each instrument reported in columns (b), (c) and (d), as applicable, the expiration date (column (f));

(g)	The total number of shares of stock that have not vested and that are not reported in column (i) (column (g));

(h)	The aggregate market value of shares of stock that have not vested and that are not reported in column (j) (column (h));

(i)
The total number of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned, and, if applicable the number of shares underlying any such unit or right (column (i)); and

(j)	The aggregate market or payout value of shares of stock, units or other rights awarded under any equity incentive plan that have not vested and that have not been earned (column (j)).

INDEPENDENT PUBLIC ACCOUNTANTS

Registered Independent Public Accounting Firm

Hansen, Barnett & Maxwell, P.C. have served as our auditors since 2007. Representatives of Hansen, Barnett & Maxwell, P.C.  are expected to be present at our next Annual Meeting of Shareholders with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The following table presents fees for all professional services provided by Hansen, Barnett & Maxwell, P.C.  for the audit of our consolidated financial statements for the years ended September 30, 2010 and 2009 and the transitional period ended December 31, 2010, and fees billed for other services rendered by Hansen, Barnett & Maxwell, P.C.  during those periods.

Audit Fees. Fees for audit services totaled $20,439 in 2010 and $5,630 in 2009, including fees associated with the annual audit, the review of our quarterly reports on Form 10-Q, comfort letters, consents, assistance with and review of documents to be filed with the SEC and Section 404 consultation services.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning totaled $0 in 2010 and $0 in 2009.

COMPENSATION PLANS

In connection with the letter of intent with Cogility, during the three months ended December 31, 2010 the Company issued to its director and sole officer and five of its non-officer directors, options to purchase an aggregate of 630,000 shares of its common stock at an exercise price of $2.00 per share (previously 12,600,000 shares at a $0.10 per share exercise price prior to the 1-for-20 reverse stock split).  The options vested upon the acquisition of Cogility and expire on November 4, 2020. The consideration paid for the options is deemed to be a compensation expense. The market value of the options based on the current stock price is $0 due to the fact that the exercise price is $2.00 per share and current market price of the Company’s common stock is also $2.00. There was no income tax benefit recognized by Acquired Sales in connection with the granting (or exercise) of the options. The options may trigger taxable income to the option holders both as a result of issuance and upon exercise.

[table follows on next page]

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,176,698 (1)	$1.20	546,227 (2)(5)
Equity compensation plans not approved by security holders	-	-	-
Total	1,176,698 (3)(4)	$1.20	546,227
	-	-

1.
In November 2010, Acquired Sales granted these stock options to the members of management and directors that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vested upon the effectuation of the merger, which occurred on September 29, 2011. The grant-date fair value of these stock options of $801,762 less $308,787 already included in Acquired Sales’ operations is recognized as compensation expense.

2.
Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,724,666 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders exchanged these stock options for 1,080,126 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vest upon occurrence of the merger with the Acquired Sales subsidiary.

3.	Gerard M. Jacobs is the chief executive officer of the Company. He has received 605,000 post 1-for-20 reverse split options.
4.	The current directors who are not executive officers have collectively received an aggregate of 25,000 post 1-for-20 reverse split options.
5.
Of the 1,080,126 Cogility options, Gerard M. Jacobs holds options that were exchanged for 571,698 Acquired Sales in connection with the Cogility acquisition. This increased the number of post-reverse split Acquired Sales options held by Mr. Jacobs to 1,176,698. Roger S. Greene and Vincent J. Mesolella each hold Cogility options that were exchanged for 25,000 Acquired Sales options post Cogility acquisition. This increased the number of post-reverse split Acquired Sales options held by each of Mr. Greene and Mr. Mesolella to 30,000 from 5,000 previously held.

Option Plan

The letter of intent date November 4, 2010 and stockholder resolution dated November 11, 2010 authorized Acquired Sales to adopt a stock option plan or plans contemplating, among other things, the issuance of the options to purchase Acquired Sales Stock. Since November 2010, Acquired Sales previously issued 630,000 options (post reverse split) with an exercise price of $2.00 per share to members of Acquired Sales board and executive team, and issued 1,080,126 options in connection with, and in exchange for, outstanding Cogility options in connection with the Merger. In addition, Acquired Sales may issue 1,500,000 options exercisable at $5.00 per share as compensation to employees, consultants, executives, and/or directors of Cogility. However, Acquired Sales has not adopted a formal option or equity compensation plan as of the date of this filing.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 2,467,188 shares are issued and outstanding.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Approximately 2,415,758 shares of the 2,467,188 shares of common stock presently issued and outstanding are "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act.  The remaining 51,430 shares are believed to be free-trading.

Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

Shareholders have no pre-emptive rights to acquire additional shares of common stock.  The common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  The shares of common stock, when issued, will be fully paid and non-assessable. We currently do not accumulate money on a regular basis in a separate custodial account, commonly referred to as a sinking fund, to be used to redeem debt securities.

Holders of common stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

We are authorized to issue preferred stock, but no shares of preferred stock have been designated or issued.  The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.  In the event we designate shares of preferred stock, we intend that such shares will be entitled to preference over the common stock with respect to the distribution of our assets in the event of our liquidation, dissolution, or winding-up, whether voluntarily or involuntarily, or in the event of any other distribution of our assets of among our shareholders for the purpose of winding-up our affairs.

We may consider it desirable to have one or more classes of preferred stock to provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise.  If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders’ meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of the net income per share and net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  As a result, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock.  The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any such stock on terms which it deems are not in our best interest or the best interests of our stockholders.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted under the symbol AQSP on the OTC market.  Our shares generally do not trade and the trading price of our shares is not necessarily of the existence of a trading market for our securities or indicative of our value.  The following table sets forth, for the periods indicated, the high and low closing prices of our common stock.  These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  As of September 30, 2011, there was not a bid and ask price of our common stock available, the most recent trading price of $2.00 (1-for-20 reverse split adjusted) on May 13, 2009.

	Closing Bid Prices(1)
	High		Low

Year Ended December 31, 2011
4th Quarter	$	TBD	$	TBD
3rd Quarter (through September 26)		$2.00		$2.00
2nd Quarter		$2.00		$2.00
1st Quarter		$2.00		$2.00

Year Ended December 31, 2010
4th Quarter		$2.00		$2.00
3rd Quarter		$2.00		$2.00
2nd Quarter		$2.00		$2.00
1st Quarter		$2.00		$2.00

Year Ended December 31, 2009
4th Quarter		$2.00		$2.00
3rd Quarter		$2.00		$2.00
2nd Quarter		$2.00		$2.00
1st Quarter		$2.00		$2.00

(1)            The above table sets forth the range of high and low closing bid prices per share of our common stock as reported by Google Finance for the periods indicated. All prices are 1-for-20 reverse split adjusted.

FINANCIAL AND OTHER INFORMATION

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Management Discussion and Analysis

Please refer to the section of this 8-K entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility” for an analysis of our business post-merger with Cogility. For a Management Discussion and Analysis of Acquired Sale’s business pre-merger, please refer to the Company’s transitional report on Form 10-K filed on or about March 31, 2011.

Financial Statements

The full text of the Cogility financial statements and our pro forma financial statements begin~~s~~ on page F-1 of this 8-K and include the following:

Acquired Sales Corp. And Subsidiaries
Unaudited Pro Forma
Condensed Consolidated Financial Information

Cogility Software Corporation
Report Of Independent Registered Public Accounting Firm
And Financial Statements
December 31, 2010 And 2009

RISK FACTORS

Our business is subject to numerous risks and uncertainties. These risks and uncertainties may cause our operations to vary materially from those contemplated by our forward-looking statements. These risk factors include:

Risk Factors Relating to Our Company and Our Stock

Our balance sheet is weak and we lack liquidity

Our balance sheet is weak. We have very little cash on hand and our payables are greater than our cash on hand. We can give no assurance that our working capital will be adequate to meet all of our short-term liquidity requirements include payroll. During the past few months, we have restructured over $500,000 of overdue debt and bonuses owed to our employees, in order to try to give us breathing room to raise additional capital. There is no guarantee that we can obtain the funding needed for our operations on acceptable terms, if at all, and neither our directors, officers, or any third party is obligated to provide any financing. A failure to pay our debts and payroll obligations when they become due and payable could materially adversely affect our company and the trading price of our Stock.

We may not be profitable in the future

We have not been profitable during most of our years of operation. We face many risks that could prevent us from achieving profits in future years. We cannot assure you that we will be profitable in the future. In the Merger, we acquired Cogility. Cogility has a very limited history of operations, and has been unprofitable in all but one year of its operations. Our acquisition of Cogility involves significant risk, as there can be no assurance that the business of Cogility will be successful or generate any profit. A failure to achieve profitability could materially adversely affect our company and the trading price of our Stock.

Our Stock lacks a meaningful public market

At present no active market exists for our Stock and there is no assurance that a regular trading market will develop and if developed, that it will be sustained. An owner of our Stock may, therefore, be unable to sell our Stock should he or she desire to do so. Or, if an owner of our Stock decides to sell our Stock, such sales could drive the price of our Stock significantly lower. Furthermore, it is unlikely that a lending institution will accept our Stock as pledged collateral for loans. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

Our Stock may never be listed on a national exchange

Our Stock may never meet the listing requirements of a national exchange. You should not assume that an effort to list our Stock would be successful, or if successful, that such listing requirements will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price, and ability to establish a sufficient number of market makers.

Our Stock may be considered a "penny stock" and may be difficult to trade

The U.S. Securities and Exchange Commission ("SEC") has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our Stock may be less than $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, to obtain a written agreement from the purchaser, and to determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Stock and may adversely affect the ability of investors to sell our Stock, and may materially adversely affect our business and the trading price of our Stock.

Our Stock lacks institutional or analyst support

Our company has limited if any institutional support. In addition, investment banks with research capabilities do not currently follow our Stock. This lack of institutional or analyst support lessens the trading volume and general market interest in our Stock, and may adversely affect an investor's ability to trade a significant amount of our Stock. This lack of institutional or analyst support could materially adversely affect our company and the trading price of our Stock.

The public float of our Stock is small

The public float of our Stock is small, which may limit the ability of some institutions to invest in our Stock. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

The trading price of our Stock may be volatile and could drop quickly and unexpectedly

The stocks of micro-cap and small-cap companies, especially technology companies, have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macro-economic developments in North America and globally, and market perceptions of the attractiveness of particular industries. This volatility could materially adversely affect our company by making it more difficult to raise capital or complete acquisitions. In addition, securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Our company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert our management’s attention and resources away from our business. For these reasons and others, quick and unexpected drops in the trading price of our Stock are likely from time to time. Volatility in our Stock price could materially adversely affect our company and the trading price of our Stock.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate

Our revenue and operating results may vary significantly from quarter to quarter due to a variety of factors, some of which are beyond our control. The factors that may affect our quarterly operating results include, but are not limited to, the following:  (1) fluctuations in customer demand for our products and services; (2) the timing and nature of future sales transactions and the accounting treatment with respect to customer contracts; (3) the timing and nature of future capital raises and acquisitions;  (4) the introduction of new products or services and the market responses to those introductions;  (5) customer budgetary pressures and the timing of availability of funding for purchases, or delays in processing or making payments for products or services that have been delivered; (6) changes in pricing policies or service offerings;  (7) changes in the level of administrative costs, sales, marketing and other operating expenses to support future growth; (8) fluctuations in the cost of marketing and advertising; (9) competitive factors; (10) fluctuations in our Stock price which may impact the amount of stock-based compensation expense we are required to record; (11) possible impairments of the recorded amounts of goodwill, intangible assets, or other long-lived assets; (12) the timing and amount of expenses associated with future litigation or restructuring activities; (13) new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; (14) deterioration in the credit quality of our accounts receivable and an increase in the related provision; (15) disputes or disagreements with our customers; (16) changes in our customers' strategies, budgets or priorities for developing, acquiring, deploying, or evaluating software or other technology; (17) new software or other technologies; (18) changes in laws, rules and regulations; (19) changes in our effective income tax rate; (20) costs related to the development or acquisition of software, other technology, or businesses; (21) increases in the costs of software licenses or other intellectual property-related costs; and (22) general economic conditions.

Consequently, period-to-period comparisons of our results of operations will not necessarily be meaningful, and you should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of acquisition candidates, of research analysts (if any), of investors, or of our own forecasts in some future periods, which may have a material adverse effect on our company and the trading price of our Stock.

We are adversely affected by the difficult economy and by turmoil in the financial markets

Our business and our clients' businesses are materially adversely affected by periods of significant economic slowdown or recession, fears of inflation or deflation, rising interest rates, declining demand for our products or our clients' products, or a public perception that any of these events are occurring or may occur, which could adversely affect our revenues, results of operations, and cash flow. In addition, the capital and credit markets have been experiencing, and continue to experience, volatility and disruption. Current national and global financial and business conditions have been very difficult, and numerous financial institutions and businesses either have gone into bankruptcy or have had to be rescued by governmental authorities. Access to financing has been negatively impacted by both sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. Credit remains tight.  In many cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. These factors could materially adversely affect our company and the trading price of our Stock.

We may not be able to raise needed capital

We need to raise substantial amounts of additional capital, both for our existing operations, for organic growth and for acquisitions. In addition to the $700,000 raised in the first three months of 2011, we  hope to raise additional capital for our Cogility Software Corporation subsidiary over the next few months, and potentially more for other acquisitions. However, our aggregate future capital requirements are uncertain. The amount of capital that we will need in the future will depend on many factors that we cannot predict with any certainty, including: the market acceptance of our products and services; the levels of promotion and advertising that will be required to launch our new products and services and achieve and maintain a competitive position in the marketplace; our business, product, capital expenditures and technology plans, and product and technology roadmaps; technological advances; our competitors’ responses to our products and services; our pursuit of mergers and acquisitions; and our relationships with our customers.

We cannot assure you that we will be able to raise the needed capital on commercially acceptable terms, or at all. Delay, disruption, or failure to obtain sufficient financing may result in the delay or failure of our business plans. Our inability to raise sufficient capital on commercially acceptable terms, or at all, could have a material adverse effect on our company and the trading price of our Stock.

Our Stock may be subject to significant dilution

Our capital raising may include the sale of significant numbers of shares of our Stock or other securities convertible into our Stock. We also may issue significant numbers of shares of our Stock, or options, warrants, or other securities convertible into shares of our Stock, as a portion of the consideration for acquisitions. Such transactions may significantly increase the number of outstanding shares of our Stock, and may be highly dilutive to our existing Stockholders. In addition, the securities that we issue may have rights, preferences or privileges senior to those of the holders of our outstanding Stock. This dilution could have a material adverse effect on our company and the trading price of our Stock. In addition, we have options and warrants outstanding to purchase 3,745,126 shares of our Stock, post reverse split. If all of these 3,745,126 options and warrants were to be exercised, the number of outstanding shares of our Stock would increase significantly. Moreover, additional shares may be issued in connection with Cogility acquisition and business operations. This dilution could have a material adverse effect on our company and the trading price of our Stock.

Raising capital by selling our Stock is difficult to accomplish

Selling equity is difficult to accomplish in the current market. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by selling our Stock could be expensive

If we were to raise capital by selling common stock or securities convertible into common stock, it could be expensive. We may be required to pay fees equal to 7% or more of the gross sales proceeds raised, in addition to legal, accounting and other fees and expenses. In addition, when it becomes known within the investment community that an issuer is seeking to raise equity capital, it is common for the common stock of that issuer to be sold off in the market, lowering the trading price of the issuer's common stock in advance of the pricing of the issue. This could make our raising capital by selling equity securities significantly more expensive and materially adversely affect the trading price of our Stock.

Debt financing is difficult to obtain

Debt financing is difficult to obtain in the current credit markets. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by borrowing could be risky

If we were to raise capital by borrowing to fund our operations or acquisitions, it could be risky. Borrowing typically results in less dilution than in connection with equity financings, but it also would increase our risk, in that cash is required to service the debt, ongoing covenants are typically employed which can restrict the way in which we operate our business, and if the debt comes due either upon maturity or an event of default, we may lack the resources at that time to either pay off or refinance the debt, or if we are able to refinance, the refinancing may be on terms that are less favorable than those originally in place, and may require additional equity or quasi equity accommodations. These risks could materially adversely affect our company and the trading price of our Stock.

Our financing decisions may be made without Stockholder approval

Our financing decisions and related decisions regarding levels of debt, capitalization, distributions, acquisitions and other key operating parameters, are determined by our board of directors in its discretion, in many cases without any notice to or vote by our Stockholders. This could materially adversely affect our company and the trading price of our Stock.

We lack investor relations, public relations and advertising resources

We lack the resources to properly support investor relations, public relations, and advertising efforts. This puts us at a disadvantage with potential acquisition candidates, investors, research analysts, customers, and job applicants. These disadvantages could materially adversely affect our company and the trading price of our Stock.

Sales of our Stock could cause the trading price of our Stock to fall

Sellers of our Stock might include our existing stockholders who have held our Stock for years, former stockholders of Cogility who now own our Stock, or our directors, officers or employees who might exercise stock options and simultaneously sell our Stock. Since the trading volume of our Stock is very low and the amount of our Stock in the public float is very small, any sales or attempts to sell our Stock, or the perception that sales or attempts to sell our Stock could occur, could adversely affect the trading price of our Stock.

An increase in interest rates may have an adverse effect on the trading price of our Stock

An increase in market interest rates may tend to make our common stock less attractive relative to other investments, which could adversely affect the trading price of our common stock.

Increases in taxes and regulatory compliance costs may reduce our revenue

Costs resulting from changes in or new income taxes, value added taxes, service taxes, or other taxes, may not be able to be passed along to clients and consequently may adversely affect our margins. This could materially adversely affect our company and the trading price of our Stock.

We are adversely affected by regulatory uncertainties

Regulatory uncertainties regarding potential adverse changes in federal and state laws and governmental regulations materially adversely affect our business, our clients' businesses, and the trading price of our Stock.

A small number of stockholders have significant influence over us

A small number of our stockholders and members of our board of directors and management acting together would be able to exert significant influence over us through their ability to influence the election of directors and all other matters that require action by our Stockholders. The voting power of these individuals could have the effect of preventing or delaying a change in control of our company which they oppose even if our other stockholders believe it is in their best interests. Gerard M. Jacobs and Matthew Ghourdjian collectively beneficially own a substantial majority of our shares of common stock. They have agreed to vote all of the shares of our Stock that are legally or beneficially owned by them or their affiliates in favor of the election of slates of directors which have been mutually selected by them, and as to certain other matters. In addition, our shareholders have authorized Gerard M. Jacobs to seek similar shareholders agreements and/or proxies from other parties, including potential future capital sources and the owners of potential future acquisition candidates. Accordingly, Gerard M. Jacobs and Matthew Ghourdjian have substantial influence over our policies and management.  We may take actions supported by Gerard M. Jacobs and Matthew Ghourdjian that may not be viewed by some stockholders to be in our best interest, or Gerard M. Jacobs and Matthew Ghourdjian could prevent or delay a change in our control which they oppose even if our other stockholders believe it is in their best interests. This could materially adversely affect our company and the trading price of our Stock.

State law and our articles of incorporation and bylaws help preserve insiders' control over us

Provisions of Nevada state law, our articles of incorporation and by-laws may discourage, delay or prevent a change in our management team that stockholders may consider favorable.  These provisions may include: (1) authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; (2) permitting stockholder action by written consent; and (3) establishing advance notice requirements for nominations for election to the board of directors, or for proposing matters that can be acted on by stockholders at stockholder meetings. These provisions, if included in our articles of incorporation or by-laws, could allow our board of directors to affect an investor’s rights as a stockholder since our board of directors could make it more difficult for preferred stockholders or common stockholders to replace members of the board of directors.  Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn affect any attempt to replace the current or future management team. These factors could adversely affect our company or the trading price of our Stock.

Retaining and attracting directors and officers may be expensive

We cannot make any assurances regarding the future roles of our current directors and officers. While our current executive officers intend and expect to spend all of their time on Acquired Sales and its subsidiaries, some of our executives, including our chief executive officer Gerard M. Jacobs, reserve the right to work on transactions and companies that Acquired Sales chooses not to pursue. Some of our current directors are and will in the future be involved in other businesses, and are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses. We have no employment agreements with any of our existing directors or officers, but we expect to soon sign employment agreements with Gerard M. Jacobs, our chief executive officer, Daniel F. Terry, Jr., our president and chief operating officer, and Matthew Ghourdjian, our chief technology officer. Some or all of our current directors and officers may resign upon our raising money, upon our consummation of a business combination, or otherwise. Attracting and retaining our directors and officers may be expensive, and may require that we enter into long term employment agreements, issue stock options, and otherwise incentivize our directors and officers. The costs of these incentives could materially adversely affect our company and the trading price of our Stock.

We indemnify our directors and officers, and certain other parties

Our bylaws specifically limit the liability of our officers and directors to the fullest extent permitted by law. As a result, aggrieved parties may have a more limited right to action than they would have had if such provisions were not present. The Bylaws also provide for indemnification of our officers and directors for any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest. In the ordinary course of business, we also may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by us, or from intellectual property infringement claims made by third-parties. We may also agree to indemnify former officers, directors and employees of acquired companies in connection with the acquisition of such companies. Such indemnification agreements may not be subject to maximum loss clauses. It is not possible to determine the maximum potential amount of exposure in regard to these obligations to indemnify, due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation. Use of our capital or assets for such indemnification would reduce amounts available for the operations or for distribution to our investors, which could materially adversely affect our company and the trading price of our Stock.

We do not expect to pay dividends

For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance our growth and that dividends may not be paid to the holders of our Stock, which may have a material adverse effect on our company and the trading price of our Stock.

Our cost of being a publicly traded company will increase significantly once we own a business

While we were a shell corporation, our costs of being a publicly traded company were limited. Now that we have taken ownership of Cogility, our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company, will increase significantly. These additional costs are expected to be material and to include the hiring of a qualified full-time Chief Financial Officer, as well as additional employees and/or the retention of additional consultants and professionals, in order to have appropriate internal financial controls and accurate financial reporting, and otherwise to comply with the requirements of the Sarbanes-Oxley Act.  While we cannot state with certainty what all of these costs will be, we believe that our management expenses, legal and accounting fees, and other costs associated with being a publicly traded company, will increase by at least $250,000 per year.

RISK FACTORS RELATING TO COGILITY'S BUSINESS

We are heavily dependent upon federal defense spending

We derive a majority of our revenue from the federal government, including agencies within the U.S. defense and intelligence communities. Any decline in our business with the federal government would materially adversely affect our business and the trading price of our Stock.

Federal defense spending may decrease

There is tremendous pressure on the federal government today to reduce spending because of the large federal budget deficits. These pressures are particularly acute on the U.S. Defense Department, which has begun to make statements and to take actions in this regard. Reduced federal government spending on defense contracting, including new software initiatives such as those proposed by our Cogility Software Corporation subsidiary, could materially adversely affect our business and the trading price of our Stock.

Federal contracts frequently have long lead times and are subject to delays

Due to the importance, sensitivity and complexity of the federal projects that we typically pursue, such project frequently have long lead times and are subject to delays beyond our control. Often, projects require that we produce a demo to show the functionalities of our product. Delays may be caused by factors within our control, such as possible software coding issues, as well as those outside our control, such as clients’ budgetary constraints, internal acceptance reviews, functionality enhancements, lack of trained client personnel to implement our applications, and the complexity of particular clients' needs. Also, failure to deliver product features consistent with delivery commitments could result in a delay in revenue recognition or cancellation of a project contract. In some cases, potential future federal projects are under the jurisdiction of, or are reviewed by, multiple federal agencies or communities, which sometimes causes further delays. These long lead times and delays can subject us to situations where important and highly paid personnel are not as productive or efficient as they could be, which can significantly reduce both our revenues and margins. As a result, we can give you no assurance that our current or potential future federal projects will be profitable, or at any particular margins. This situation could materially adversely affect our company and the trading price of our Stock.

Many of our competitors are larger and better capitalized

The market for software and related products and services is highly competitive. We expect this competition to continue to increase. Increased competition may result in price reductions, reduced margins and loss of our market share. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition would be negatively affected.

Many of our competitors are much larger and better capitalized than we are. These companies have longer operating histories, greater name recognition, larger customer bases, and have greater financial, technical, sales, and marketing resources than we have. Larger companies also have the ability to enter into select market segments and subsidize the cost of operations in order to gain market share through a variety of strategies which include price wars, advertising campaigns, the ability to cross-market brands and services, and the ability to develop better software and functionalities.  Their access to greater amounts of capital may enable them to attract top talent, and to promote national brands. These larger competitors frequently can offer a wider scope of products and services to their customers than we can.  In addition, these competitors often have many years of experience and established relationships with the major U.S. defense and intelligence agencies. These competitors include such companies as Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company. As a result, we may not be able to compete successfully. Such a failure could materially adversely affect our business and the trading price of our Stock.

We rely upon relationships with larger and better established defense contractors

In order to grow our business in the federal defense and intelligence sectors, we must cultivate, retain and strengthen successful business relationships and marketing alliances with larger and better established defense contractors. We depend, and expect to continue to depend, on our business relationships and marketing alliances, which are companies with which we have written or oral agreements to work together to jointly pursue projects within the federal defense and intelligence communities. If companies with which we have business relationships and marketing alliances do not work together with us to jointly pursue projects within the federal defense and intelligence communities, it could materially adversely affect our company and the trading price of our Stock.

There is resistance to new software technology

There is significant resistance to new software technology. Typically there has been a substantial investment in legacy software, equipment, and training, which people are reluctant to abandon. New software technology is also resisted due to its perceived cost and due to a lack of certainty as to its benefits. Often we do not have enough champions of the capabilities and benefits of our software technology to overcome this resistance to new software technology. This resistance to new software technology can materially adversely affect our business and the trading price of our Stock.

Our software technology is difficult to understand and explain

Our software technology is complex and is often difficult to understand if you are not a highly qualified software engineer. In addition, much of our work involves dealing with classified defense and intelligence data that limits our ability to clearly explain what we do to potential investors. The difficulty involved in understanding and explaining our software technology materially adversely affects our business and the trading price of our Stock.

Our software technology may suffer from design or performance defects

If our software technology suffers from design or performance defects, we could become subject to significant liability claims. Technologies as complex as our software technology may contain design and/or performance defects which are not detectable even after extensive internal testing. Such defects may become apparent only after widespread commercial use. Our contracts with our customers currently do not contain provisions to completely limit our exposure to liabilities resulting from liability claims. A product liability claim brought against us could cause significant damage to our reputation, and could cost us financially in terms of legal fees, damages or fines, and costs to cure the defects. This could materially adversely affect our company and the trading price of our Stock.

Our brand awareness is extremely limited and we have no advertising

Our software subsidiary has very limited brand awareness, and developing adequate brand awareness may not be possible or may be too costly to achieve.  Many of our competitors have much more widespread brand awareness and much more financial ability to promote their brands.  In addition, our brand and reputation are closely associated with the business and personal reputations of our key personnel. Any damage to the business or personal reputation of our key personnel could have a material adverse effect on our business and the trading price of our Stock.

We may not be able to protect our intellectual property from unauthorized use

Our success depends in part on our proprietary software technology. The protection of our intellectual property using patents may be critical to our success. We will likely rely on a combination of patents, licensing arrangements, trade secret laws, contractual restrictions, and confidentiality procedures to establish and attempt to protect our proprietary software technology and rights that we may acquire. Despite our efforts to protect those proprietary software technology and rights, we may not be able to prevent misappropriation of those proprietary software technology and rights, nor be able to deter independent development of software technologies that compete with us. Third-party software providers could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so. In addition, competitors may design around our technologies or develop competing technologies, and unauthorized parties may attempt to disclose, obtain or use our products and services or technologies. Intellectual property protection may also be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We may be required to spend significant resources to monitor and police our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Further, it is likely that we will have to protect patents in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer. These factors could materially adversely impact our company and the trading price of our Stock.

We may face intellectual property actions that are costly or could hinder or prevent our ability to deliver our products and services

We may be subject to legal actions alleging intellectual property infringement (including patent, trademark, copyright or other proprietary rights infringement), unfair competition or similar claims against us. Companies may apply for or be awarded patents or have other intellectual property rights covering aspects of our technologies or businesses. Any litigation alleging intellectual property infringement by us, with or without merit, could result in substantial costs and diversions of resources,  could require us to change our business practices, could potentially hinder or prevent our ability to deliver our products and services, and could divert management’s attention. This could materially adversely affect our company or the trading price of our Stock.

We use database and application server software provided by others

Cogility requires a database and application server to operate. Cogility currently sells its products bundled with database and application server software from Oracle under an Embedded Software License (ESL) agreement. Cogility's software operates equally well with similar offerings from IBM and other vendors. However, a change from Oracle may affect potential customers' acceptance of Cogility's products.

Our operations are not all in one location

We have offices in San Jose and Anaheim, California, and in Alexandria, Virginia. Matthew Ghourdjian, the chief technology officer of Acquired Sales Corp. and of Cogility, is a resident of Colorado, and two of our key software engineers live in Colorado and Ohio, respectively. Gerard M. Jacobs, our chief executive officer, is a resident of Illinois. Daniel F. Terry, Jr., our president and chief operating officer is a resident of Nevada. As a result of this situation, we may not be able to function as cohesively and efficiently as we could if all of our key personnel were located in one location. This could materially adversely affect our company and the trading price of our Stock.

Some of our directors lack security clearances

Some of our directors lack the security clearances needed in order for them to have access to classified information regarding Cogility's business. Unless and until such security clearances are obtained, such directors will be limited in regard to their ability to fully understand and evaluate Cogility's business and the opportunities and risks associated therewith.

We could be negatively impacted if the Internet were destroyed or seriously damaged

Our business and our clients' business partly depend upon continued use of the Internet. Internet usage may be inhibited for a number of reasons, such as: inadequate network infrastructure; security concerns; inconsistent quality of service; unavailability of cost-effective, high-speed service; sabotage; or terrorism. If for any reason the Internet were destroyed or seriously damaged, that could materially adversely affect our company and the trading price of our Stock.

We could be subject to claims in regard to our or our clients' failure to comply with privacy, consumer protection, and other laws and regulations

We may be subject to governmental investigations, claims or fines, or private lawsuits, from persons who may claim that our software technology was used by us or by our claims in a manner that failed to comply with applicable privacy, consumer protection, patent, copyright, trademark, or tax  laws or regulations. Such claims or suits could materially adversely affect our company or the trading price of our Stock.

We may not be able to adapt to changes in technology and regulation

The software industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. In addition, we operate under a myriad of applicable federal, state and local laws, rules and regulations governing governmental procurement, bidding, contracting procedures, and many other salient matters, any of which could change at any time. Our failure to adapt successfully to changes in technology, the competitive landscape, or governmental laws and regulations, could materially adversely affect our company and the trading price of our Stock.

We depend on key personnel, the loss of whom could harm our business

Our future success is substantially dependent on the continued service of our key personnel, including particularly key software engineers and sales executives. We do not have key-person insurance on any of our personnel. We do not have employment contracts with any of our key personnel, nor do we maintain any "key man" life insurance policies on these key personnel. We may not be able to retain and motivate our key personnel, many of whom could easily obtain other jobs if they were dissatisfied with our company. The loss of the services of any of our key personnel could materially adversely affect our company and the trading price of our Stock.

We may not be able to attract highly skilled new personnel

Our future success also depends on our continuing ability to attract, retain and motivate highly skilled employees. Highly qualified software engineers with the intelligence, creativity and experience we need are not easy to find, hire and assimilate into our company. We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and may experience similar difficulties in the future. The failure to attract highly skilled new personnel could adversely affect our ability to conduct our business, and our Stock price could be materially adversely affected.

RISK FACTORS RELATING TO FUTURE ACQUISITIONS

We may not be able to identify, negotiate, finance or close future acquisitions

A significant component of our growth strategy focuses on acquiring additional companies or assets.  We may not, however, be able to identify or acquire companies or assets on acceptable terms if at all.  Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness.  There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future.  Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common stock.

We may acquire businesses without any apparent synergies with Cogility

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with Cogility. For example, we believe that the acquisition of oil & gas properties and/or manufactured housing communities across the U.S. may be an important way for us to enhance our Stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business, and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our Stock.

We may not be able to properly manage multiple businesses

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our Stock.

We may not be able to successfully integrate new acquisitions

Even if we are able to acquire additional companies or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention.  In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our Stock.

Our acquisitions of businesses may be extremely risky and we could lose all of our investments

We may invest in software companies, other technology businesses, mortgage lending companies, unsecured lending companies, defense industry companies, software companies, manufactured housing communities, oil & gas services and production companies, and medical supply and diagnostic companies, or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on:  (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predicable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and  (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our Stock.

Future acquisitions may fail to perform as expected

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our Stock.

We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our Stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control.

If the operations, financial condition or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our Stock price would be negatively impacted.

We may make actions that will not require our stockholders' approval

The terms and conditions of any acquisition could require us to take actions that would not require your approval.  In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock.  Not all of these actions would require your approval even if these actions dilute your economic or voting interest as a shareholder.

Our investigation of potential acquisitions will be limited

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our Stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our Stock price.

We will be dependent on outside advisors to assist us

 In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our Stock.

Integrating acquired businesses may divert our management's attention away from our day-to-day operations and harm our business

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our Stock.

We may fail to manage our growth effectively

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively.  A failure to properly and cost-effectively manage our expansion could materially adversely affect our company and the trading price of our Stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

We believe we will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. However, in the event that we engage in business combinations which result in us holding passive investment interests in a number of entities, we may become subject to regulation under the Investment Company Act. In such event, we may be required to register as an investment company and may incur significant registration and compliance costs. We have obtained no formal determination from the government as to our status under the Investment Company Act, and consequently, any violation of such Act might subject us to material adverse consequences.

RISK FACTORS RELATING TO ACCOUNTING AND INTERNAL FINANCIAL CONTROLS

We do not currently employ a qualified full time Chief Financial Officer

We do not currently employ a qualified full time Chief Financial Officer.  There is no assurance that we will be able to promptly find and hire such a qualified full time Chief Financial Officer, nor at a compensation level acceptable to us. This could materially adversely affect our company and the trading price of our Stock.

We may be required to record a significant charge to earnings if our goodwill or amortizable intangible assets become impaired

We are required under accounting principles generally accepted in the United States to review our amortizable intangible assets for impairment whenever events and circumstances indicate that the carrying value of such assets may not be recoverable. We are also required to review goodwill for impairment on an annual basis, or between annual tests whenever events and circumstances indicate that the carrying value of goodwill may not be recoverable. Events and circumstances considered in determining whether the carrying value of amortizable intangible assets and goodwill may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the trading price of our Stock for a sustained period of time; and changes in our business strategy. We may be required to record a significant charge to earnings in a period in which any impairment of our goodwill or amortizable intangible assets is determined. Such a charge could materially adversely affect our company and the trading price of our Stock.

We may incur liabilities to tax authorities in excess of amounts that have been accrued

The preparation of our consolidated financial statements requires estimates of the amount of income tax that will become payable in each of the jurisdictions in which we operate. We may be challenged by the taxing authorities in these jurisdictions and, in the event that we are not able to successfully defend our position, we may incur significant additional income tax liabilities which may have an adverse impact on our results of operations and financial condition. Such tax liabilities could materially adversely affect our company and the trading price of our Stock.

New accounting standards could adversely impact us

From time to time, the Financial Accounting Standards Board, the SEC and other regulatory bodies may issue new and revised standards, interpretations and other guidance that change Generally Accepted Accounting Principles in the United States (GAAP). The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes to GAAP could adversely impact our results of operations, financial condition and other financial measures. Such changes could materially adversely affect our company and the trading price of our Stock.

If we fail to maintain an effective system of internal financial controls, we may not be able to accurately report our financial results or prevent fraud

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal controls over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. In the event that we acquired Cogility, we will be subject together to these internal control procedures and must include an assessment of Cogility’s internal controls no later than one year from the acquisition date. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal controls over financial reporting are effective. A failure to fully comply with the requirements of the Sarbanes-Oxley Act could materially adversely affect our business and the trading price of our Stock.

Decreased effectiveness of stock options could adversely affect our ability to attract and retain employees

We expect to use stock options as a key component of our employee compensation program in order to align employees’ interests with the interests of our Stockholders, encourage employee retention, and provide competitive compensation packages. Volatility or lack of positive performance in our Stock price may adversely affect our ability to retain key employees or to attract additional highly-qualified personnel. At any given time, a portion of our outstanding employee stock options may have exercise prices in excess of our then-current stock price, or may have expired worthless. To the extent these circumstances occur, our ability to retain employees may be adversely affected. As a result, we may have to incur increased compensation costs, change our equity compensation strategy, or find it difficult to attract, retain and motivate employees. Any of these situations could materially adversely affect our company and the trading price of our Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of common stock of the Company by (i) each person who, to the Company’s knowledge, owns more than 5% of its Common Stock, (ii) each of the Company’s named executive officers and directors, and (iii) all of the Company’s named executive officers and directors as a group.  Shares of the Company’s Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of the date hereof, the Company has 2,467,188 shares of Common Stock issued and outstanding.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Voting Securities

Gerard M. Jacobs (1)	2,950,393	119.6%
Matthew Ghourdjian (2)	1,382,136	56.0%
Joshua A. Bloom, M.D. (3)	5,000	0.2%
Roberti Jacobs Family Trust (4)	340,899	13.8%
Roger S. Greene (5)	155,708	6.3%
Michael D. McCaffrey (6)	5,000	0.2%
Richard E. Morrissy (7)	5,000	0.2%
Vincent J. Mesolella (8)	42,500	1.7%
Joseph S. Keller (9)	150,000	6.1%
Lincolnshire Associates II, Ltd (10)	142,453	5.7%
Deborah Sue Ghourdjian Separate Property Trust (11)	1,287,796	52.2%
Total Officers and Directors as group (7 persons)	3,091,903(12)	125.3%

(1)
The address for Mr. Jacobs is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Jacobs, our co-chairman, chief executive officer, chief development officer, secretary, and treasurer has voting control over 1,662,597 shares, consisting of: (a) 165,899 Company shares owned by the Roberti Jacobs Family Trust, over which Mr. Jacobs has voting control via a 2007 shareholders agreement; (b) 145,000 Company shares owned by unrelated shareholders of the Company, over which Mr. Jacobs has voting control via a 2007 shareholders agreement; (c) 605,000 options at $2.00 per share, the vesting of which occurred upon the closing of the merger with Cogility; (d) 471,698 options at $0.377 per share and 100,000 options exercisable at $0.001 per share (originating from Cogility); and (e)  175,000 warrants at $2.00 per share, owned by the Roberti Jacobs Family Trust, over which Mr. Jacobs has voting control via a 2007 shareholders agreement. The Deborah Sue Ghourdjian Separate Property Trust has signed a shareholder agreement that commits it to vote its shares consistent with the vote of Gerard M. Jacobs and Matthew Ghourdjian. As such, for the purposes of this disclosure, 1,287,796 shares held by the Trust are deemed beneficially owned by Gerard M. Jacobs for the purposes of voting.

(2)
Prior to the Merger, Mr. Ghourdjian owned 500,000 shares of Cogility common stock which was acquired in the Merger in exchange for 94,340 common shares of Acquired Sales common stock. The Deborah Sue Ghourdjian Separate Property Trust held 6,825,314 shares in Cogility, which was acquired in the Merger in exchange for 1,287,796 shares of Acquired Sales common stock.  Mr. Ghourdjian is a beneficiary of the Deborah Sue Ghourdjian Separate Property Trust in the event of Ms. Ghourdjian’s death, but has no dispositive power over the Trust’s shares. The address for Mr. Ghourdjian is 111 S. Patrick Street, Alexandria, Virginia 22314. The Deborah Sue Ghourdjian Separate Property Trust has signed a shareholder agreement that commits it to vote its shares consistent with the vote of Gerard M. Jacobs and Matthew Ghourdjian.  For the purposes of this disclosure, 1,287,796 shares held by the Deborah Sue Ghourdjian Separate Property Trust are deemed beneficially owned by Matthew Ghourdjian for the purposes of voting.

(3)	The address for Dr. Bloom is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Dr. Bloom does not own any shares of stock. However, he holds options to purchase 5,000 shares of our common stock.
(4)
The address for the Roberti Jacobs Family Trust is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs’ mother in law Joan B. Roberti is the trustee, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable. The Trust’s 340,899 shares consist of (a) 165,899 shares owned, and (b) 175,000 warrants owned at $2.00 per share. The Trust has the right, for 90 days after the closing of the Cogility merger, to invest an additional $350,000 into the Company in accordance with the private placement in which it participated, and if it does so, it will acquire an additional 175,000 warrants at $2.00 per share.

(5)
The address for Mr. Greene is 6 Joliet Drive, Coto de Caza, California 92679. Mr. Greene owns 113,208 shares of stock. In addition, he holds options and warrants to purchase a total of 155,708 shares of our common stock, consisting of (a) 5,000 options at $2.00 per share, the vesting of which is contingent upon the closing of the merger with Cogility, (b) 25,000 options exercisable at $0.001 per share and (c) 12,500 warrants at $2.00 per share. Mr. Greene has the right, for 90 days after the closing of the Cogility merger, to invest an additional $25,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional 12,500 shares at $2.00 per share.

(6)
The address for Mr. McCaffrey is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. McCaffrey does not own any shares of stock. However, he holds options to purchase 5,000 shares of our common stock.

(7)	The address for Mr. Morrissy is 31 N. Suffolk Lane, Lake Forest, Illinois 60045. Mr. Morrissy does not own any shares of stock. However, he holds options to purchase 5,000 shares of our common stock.
(8)
The address for Mr. Mesolella is 27 Paddock Drive, Lincoln, Road Island 02865. Mr. Mesolella does not own any shares of stock. However, he holds options and warrants to purchase a total of 42,500 shares of our common stock, consisting of (a) 5,000 options at $2.00 per share, the vesting of which is contingent upon the closing of the merger with Cogility,  (b) 25,000 options exercisable at $0.001 per share and (c)12,500 warrants at $2.00 per share. Mr. Mesolella has the right, for 90 days after the closing of the Cogility merger, to invest an additional $25,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional 12,500 warrants at $2.00 per share.

(9)
The address for Mr. Keller is 25991 W. Herman Ave., Antioch, IL 60002. Mr. Keller does not own any shares of stock. However, he holds warrants to purchase a total of 150,000 common stock shares, consisting of (a) 125,000 warrants at $2.00 per share, and (b) one of his affiliates, Glendenning Capital, Inc., has 25,000 warrants at $2.00 per share.  Mr. Keller has the right, for 90 days after the closing of the Cogility merger, to invest an additional $250,000 into the Company in accordance with the private placement in which he participated, and if he does so, he will acquire an additional125,000 warrants at $2.00 per share. Also, Glendenning Capital, Inc. has the right, for 90 days after the closing of the Cogility merger, to invest an additional $50,000 into the Company in accordance with the private placement in which it participated and if it does so, it will acquire an additional 125,000 warrants at $2.00 per share.

(10)	The address for Lincolnshire Associates II, Ltd is 555 Skokie Blvd, Suite 555, Northbrook, IL 60062.
(11)
The address for the Deborah Sue Ghourdjian Separate Property Trust is 111 S. Patrick Street, Alexandria, Virginia 22314. The Deborah Sue Ghourdjian Separate Property Trust has signed a shareholder agreement that commits it to vote its shares consistent with the vote of Gerard M. Jacobs and Matthew Ghourdjian.

(12)
Due to the combination of proxies and a shareholder agreement, all of the shares of the Roberti Jacobs Family Trust, Gerard M. Jacobs, Matthew Ghourdjian, the Deborah Sue Ghourdjian Separate Property Trust, collectively total 2,978,695 shares (which total includes unexercised options and warrants which may be exercised at any time in the discretion of the holder) which may be voted together (without any double counting). The other directors hold a total of 213,208 shares which includes unexercised options and warrants which may be exercised at any time in the discretion of the holder.

Item 3.02 Unregistered Sales of Equity Securities.

Plan of Merger

In connection with our acquisition of Cogility Software, the stockholders of Cogility received 2,175,564 shares of our common stock in exchange for the retirement of their 11,530,493 shares of Cogility common stock. In addition, the holders of Cogility options received options to purchase an aggregate of 1,080,126 shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share. Finally, as part of the acquisition of Cogility, its directors, officers, employees and consultants received options to purchase an aggregate of 1,500,000 shares of Acquired Sales’ common stock at an exercise price of $5.00 per share.

Private Placement of 3% Notes and Warrants

Commencing on January 31, 2011 through March 15, 2011, we issued warrants to purchase 9,200,000 pre-split shares of common stock at $0.10 to seven parties, two of which, Roger S. Greene and Vincent J. Mesolella, serve on our board of directors and one of which, the Roberti Jacobs Family Trust, is an affiliate of the Company as the holder of 20% of our outstanding common stock. No placement agent compensation has been paid in this financing.

The warrants are exercisable through March 31, 2016.   The warrants were an equity “kicker” in connection with $700,000 in loans to us at an interest rate of 3%, the exchange and settlement of a $200,000 note payable to the Roberti Jacobs Family Trust, which note payable had previously been assumed from Cogility Software Corporation (Cogility), and the transfer and assignment from an unrelated third party of a $20,000 note receivable from Cortez Systems.  The promissory notes accrue interest at the rate of 3% per annum payable quarterly on the last day of each calendar quarter beginning March 31, 2011, mature on December 31, 2014 and are secured by all of the assets of the Company.

In addition to the 3% promissory notes and warrants described above, at any time during the first 90 days following the date of the completion of the proposed merger with Cogility, each investor in the private placement offering has the right to make a second loan to the Company in the same amount and on the same terms as the 3% promissory notes and warrants described above. Under current accounting guidance, none of the consideration received was allocated to the investors’ rights to make additional loans.

The foregoing is a summary only of the 3% Note and Warrant, a copy of the forms of which, along with the form of subscription agreement entered into with investors in this offering, are each annexed as exhibits to this Annual Report, the provisions of which are incorporated herein.

All of the issuances of securities described above were restricted share issuances and deemed to be exempt from registration in reliance on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.  Each investor represented that they were accredited investors, as defined in Rule 501 of Regulation D and, there was no general solicitation or general advertising used to market the securities.  We made available to each investor with disclosure of all aspects of our business, including providing the investor with press releases, access to our auditors, and other financial, business, and corporate information.  All securities issued were restricted with an appropriate restrictive legend on certificates for notes and warrants issued stating that the securities (and underlying shares) have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Purchases of Equity Securities

No repurchases of our common stock were made during 2010 or through September 29, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the Merger: (1) Matthew Ghourdjian was appointed to serve as co-chairman of the board of directors and chief technology officer of the Company; and, (2) Daniel F. Terry, Jr. was appointed to serve as president and chief operating officer of Acquired Sales Corp. and chief executive officer of  Cogility Software. For additional information on these individuals, please see the sections entitled “Management” and “Executive Compensation” in Item 2.01 above.

Item 5.06 Change in Shell Company Status.

See Items 1.01 and 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Financial Information	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet, June 30, 2011	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Months Ended June 30, 2011	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010	F-5
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information	F-6

(d) Exhibits.

The following Exhibits have been previously filed in the below referenced filings or have been attached hereto, and in any case, as is stated on the cover of this Report, all of the below Exhibits are incorporated herein by reference.

Form 10-SB	March 23, 2007
3.1	Articles of Incorporation dated December 12, 1985
3.2	Amended Articles of Incorporation Dated July 1992
3.3	Amended Articles of Incorporation Dated November 1996
3.4	Amended Articles of Incorporation Dated June 1999
3.5	Amended Articles of Incorporation Dated January 25, 2006
3.6	Amended Bylaws

Form 8-K	August 2, 2007
5.01	Shareholder Agreement

Form 10-Q	May 18, 2009
10.1	Private Merchant Banking Agreement-Anniston Capital, Inc.
10.2	Warrant Agreement #1-Anniston Capital, Inc.
10.3	Warrant Agreement #2-Anniston Capital, Inc.
10.4	$100,000 Promissory Note – December 1, 2007
10.5	$10,000 Promissory Note – January 30, 2008
10.6	$10,000 Promissory Note – November 9, 2008

Form 10-K	August 20, 2010
10.7	$4,000 Promissory Note – April 19, 2010

Form 8-K	November 5, 2010
10.1	Letter of Intent Agreement Cogility Software dated November 4, 2010
99.1	Press Release

Form 10-K	December 17, 2010
10.8	$20,000 Promissory Note – October 12, 2010

Form 10-Q	June 30, 2011
4.1	Form of Note 3%
4.2	Form of Warrant
10.10	Subscription Agreement

Schedule DEF 14-C Information Statement	August 9, 2011
10.11	The Johns Hopkins University Applied Physics Laboratory Firm Fixed Price-Time And Material Contract No. 961420, dated October 20, 2009 (filed as Exhibit (E)(i) thereto)
10.12	The Analysis Corporation Task Order Subcontract Agreement, dated January 4, 2010 (filed as Exhibit (E)(ii) thereto)
10.13	Defense & Security Technology Group, LLC, Program Budget & Asset Management Tool Proof of Concept Pilot, dated June 27, 2011 (filed as Exhibit (E)(iii) thereto)
10.14	Defense & Security Technology Group, LLC, Command Information Center – Data Integration Proof of Concept, dated June 27, 2011 (filed as Exhibit (E)(iv) thereto)

This Form 8-K
10.15	Agreement and Plan of Merger
10.16	NAVAIR PMA 265 contract, in regard to a Program Budget & Asset Management Tool Proof of Concept Pilot, dated July 15, 2011
10.17	NAVAIR 4.2 Cost Performance contract, in regard to Command Information Center - Data Integration (CIC-DI) Proof of Concept, dated July 15, 2011
10.18	Sotera Defense Solutions, Inc. subcontract number SOTERA-SA-FY11-040, dated June 20, 2011
10.19	$4,000 Promissory Note – September 13, 2011
10.20	CACI Prime Contract No.: W15P7T-06-D-E402 Prime Delivery Order No.: 0060, dated August 24, 2011
10.21	$4,000 Promissory Note – September 30, 2011
14.1	[Proposed] Code of Business Conduct and Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
President, Chief Executive Officer

Dated:  October 3, 2011

(a) PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Financial Information	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet, June 30, 2011	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Months Ended June 30, 2011	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010	F-5
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information	F-6

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 4, 2010, Acquired Sales Corp. (“Acquired Sales”) entered into an agreement with Cogility Software Corporation (“Cogility”) that was closed on September 29, 2011, wherein Acquired Sales acquired Cogility in a stock-for-stock merger (the “transaction” or the “merger”). Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements. Acquired Sales was obligated to obtain financing and provide the related proceeds to Cogility. Closing of the transaction was subject to a number of conditions, including the completion of a 1-for-20 reverse split of Acquired Sales' common stock, an increase in the authorized common shares of Acquired Sales to 100,000,000 shares, obtaining certain financing, obtaining necessary third party approvals, and completion of all necessary securities filings.

The following unaudited pro forma financial information includes adjustments to the historical financial statements of Acquired Sales and Cogility that give effect to events that are directly attributable to the transaction and factually supportable. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the effects on the historical financial position of Acquired Sales and Cogility as though the merger and the changes to Acquired Sales’ authorized capital had occurred on June 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 have been prepared to present the effects on the historical results of operations of Acquired Sales and Cogility assuming the merger and obtaining the required financing had occurred at the beginning of each of those periods.

Acquired Sales intends to continue its private placement offering of 3% promissory notes with detachable warrants. The accompanying pro forma financial information includes only the issuance of such securities through September 29, 2011 and management has no obligation to update this pro forma information for events or transactions occurring after that date. However, if additional securities are issued, the effects of those issuances would affect the pro forma information included herein. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the entities been combined during the six months ended June 30, 2011 or the year ended December 31, 2010.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2011
(UNAUDITED)

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$90,396	$3,356			$93,752
Notes receivable - related party	-	25,000	$(25,000)	D
Interest receivable - related party	-	10,273	(10,273)	D
Receivables from employees	1,436	-			1,436
Prepaid expenses	678	-			678
Total Current Assets	92,510	38,629	(35,273)		95,866
Property and Equipment, net	66,209	-			66,209
Note Receivable from Related Party	31,019	820,000	(820,000)	D	31,019
Deposits	12,535	-			12,535
Total Assets	$202,273	$858,629	$(855,273)		$205,629
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$398,775	$11,302			$410,077
Accrued liabilities	197,408	-	$(10,273)	D	187,135
Billings in excess of costs on uncompleted contracts	119,678	-			119,678
Unearned revenue	23,185	-			23,185
Accrued compensation	419,183	-			419,183
Notes payable, current portion	705,216	-			705,216
Short-term notes payable to related parties	98,558	40,000	(73,558)	E
			(25,000)	D	40,000
Total Current Liabilities	1,962,003	51,302	(108,831)		1,904,474
Long-Term Liabilities
Notes payable - related parties, net of $125,206
of unamortized discount	820,000	274,797	(820,000)	D	274,797
Notes payable, net of $162,763 of unamortized discount	-	357,237			357,237
Total Long-Term Liabilities	820,000	632,034	(820,000)		632,034
Shareholders' Deficit
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares outstanding	-	-	-		-
Common Stock, $0.001 par value 100,000,000 shares
authorized; 2,467,188 shares outstanding, pro forma	11,530	5,833	(9,354)	A
			(5,542)	B	2,467
Additional paid-in capital	4,040,866	1,153,966	9,354	A
			(978,964)	B
			73,558	E	4,298,780
Deficit accumulated prior to the development stage	-	(69,151)	69,151	B	-
Deficit accumulated during the development stage	-	(915,355)	915,355	B	-
Accumulated deficit	(6,632,126)	-			(6,632,126)
Total Shareholders' Deficit	(2,579,730)	175,293	73,558		(2,330,879)
Total Liabilities and Shareholders' Deficit	$202,273	$858,629	$(855,273)		$205,629

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2011

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Results
Revenue
Consulting Services	$36,775	$-			$36,775
Total Revenue	36,775	-			36,775
Cost of Revenue
Cost of services	88	-			88
Total Cost of Revenue	88	-			88
Gross Profit	36,687	-			36,687
Selling, General and Administrative
Expenses	1,805,765	449,643	$405,394	C	2,660,802
Loss from Operations	(1,769,078)	(449,643)	(405,394)		(2,624,115)
Interest Income	-	14,194	(14,194)	D	-
Interest Expense	(26,559)	(32,563)	14,194	D	(44,928)
Loss before Income Taxes	(1,795,637)	(468,012)	(405,394)		(2,669,043)
Provision for Income Taxes	800	-			800
Net Loss	$(1,796,437)	$(468,012)	$(405,394)		$(2,669,843)

Basic and Diluted Loss per Share	$(0.16)	$(0.08)			$(1.08)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Results
Revenue
Software licensing and hardware sales	$524,527	$-			$524,527
Consulting Services	4,215,775	-			4,215,775
Maintenance and support services	110,888	-			110,888
Total Revenue	4,851,190	-			4,851,190
Cost of Revenue
Hardware and software costs	510,427	-			510,427
Cost of services	1,996,982	-			1,996,982
Total Cost of Revenue	2,507,409	-			2,507,409
Gross Profit	2,343,781	-			2,343,781
Selling, General and Administrative
Expense	2,467,872	344,057	$1,504,509	C	4,316,438
Loss from Operations	(124,091)	(344,057)	(1,504,509)		(1,972,657)
Interest Expense	63,110	2,715	88,978	D	154,803
Loss before Income Taxes	(187,201)	(346,772)	(1,593,487)		(2,127,460)
Provision for Income Taxes	13,523	-			13,523
Net Loss	$(200,724)	$(346,772)	$(1,593,487)		$(2,140,983)

Basic and Diluted Loss
per Share	$(0.02)	$(0.06)			$(0.87)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As of June 30, 2011, Acquired Sales has been a non-operating public shell corporation with no significant assets. During the first six months of 2011, Acquired Sales issued notes payable and warrants in a private placement offering and loaned most of the proceeds to Cogility. The shareholders and management of Cogility gained operating control of the combined company after the merger. Accordingly, Cogility is, under current accounting guidance, considered the accounting acquirer and the results of its operations will be the historical results of operations of the combined company, restated for the effects of the restructured capital structure discussed herein. Under current accounting guidance, Acquired Sales is not a business for purposes of determining whether a business combination occurred upon the merger of Cogility into a newly-formed subsidiary of Acquired Sales. Therefore the merger has been recognized as a reverse acquisition whereby Cogility was considered to have issued 291,624 shares of post-split common stock in exchange for the $175,293 of net assets of Acquired Sales, as further described below.

The transactions required to accomplish the merger were recognized as follows: (1) the recapitalization of Cogility by recognizing the Acquired Sales common shares issued in exchange for the Cogility shares in a manner equivalent to a 1-for-5.3 reverse stock split, (2) the Acquired Sales common shares that remain outstanding, on a 1-for-20 reverse split basis, are recognized as the issuance of common shares by Cogility for the net assets of Acquired Sales at their fair values, and (3) the issuance of stock options to the members of management of the combined company recognized as compensation expense based on the fair value of the stock options. All references hereafter are to Acquired Sales post-split common shares unless stated otherwise. The specific transactions and their effects on the unaudited pro forma condensed consolidated financial statements are as follows:

A –
Cogility shareholders owning the outstanding 11,530,493 Cogility common shares receive 2,175,564 Acquired Sales common shares, or one Acquired Sales common share for each 5.3 Cogility common shares outstanding. The historical Cogility financial statements are restated on a retroactive basis for all periods presented for the effects of this 5.3-for-1 reverse stock split.

B –
Acquired Sales reverse splits its common shares outstanding on a 1-for-20 basis, which results in the 5,832,482 Acquired Sales pre-split common shares currently outstanding becoming 291,624 Acquired Sales common shares. For financial reporting purposes, the 291,624 common shares are effectively issued in exchange for the $175,293 of net assets of Acquired Sales and are recorded at the fair value of the net assets of $175,293.

C –
Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 5,724,666 Cogility common shares at prices ranging from $0.001 to $1.40 per share. In the merger transaction, the Cogility option holders exchange these stock options for 1,080,126 Acquired Sales stock options exercisable at prices ranging from $0.001 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the Cogility stock options. There are 3,295,000 of these Cogility stock options that are exchangeable for 621,698 Acquired Sales stock options that vested during 2011 upon Acquired Sales obtaining at least $500,000 of financing and the remaining Cogility stock options vested upon occurrence of the merger with the Acquired Sales subsidiary; accordingly, for purposes of these pro forma financial statements, the remaining $770 and $516,518 of compensation for the six months ended June 30, 2011 and for the year ended December 31, 2010, respectively, relating to the Cogility stock options is recognized as compensation expense.

In November 2010, Acquired Sales granted stock options to the members of management that participated in structuring the financing and the merger with Cogility. Those stock options were for the purchase of 12,600,000 pre-split common shares at $0.10 per share, or 630,000 post-split common shares at $2.00 per share. The options vest upon the occurrence of the merger; accordingly, for purposes of these pro forma financial statements, the remaining compensation of $100,405 for the six months ended June 30, 2011 and $492,975 for the year ended December 31, 2010 relating to these Acquired Sales stock options is recognized as compensation expense.

Cogility and Acquired Sales authorized the grant, at the closing of the merger, of stock options for the purchase of 1,500,000 common shares at $5.00 per share. On the date of the merger, 750,000 stock options were granted and the remaining 750,000 stock options are to be granted within twelve months of the closing of the merger. The stock options will vest to employees, directors and consultants that remain employed for three years from the date of the merger and the Company has earnings, before interest, taxes, depreciation and amortization expenses, of at least $1,000,000 in each of four consecutive calendar quarters during the first twelve calendar quarters following the closing date of the merger. For purposes of these pro forma financial statements, all 1,500,000 stock options are presumed to have been granted at the beginning of each period presented.

Cogility and Acquired Sales authorized the grant to a consultant of stock options for the purchase of 75,000 common shares, with 25,000 options exercisable at $0.001 per share and 50,000 options exercisable at $2.00 per share upon the closing of the merger. These options vested immediately and are exercisable until the tenth anniversary of the closing of the merger.

The fair value of the 1,575,000 stock option granted or presumed to be granted was estimated on the grant dates or presumed grant dates using the Black-Scholes option pricing model, using the following assumptions. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The expected term of each option is based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related option. Forfeitures due to employee termination are estimated based on historical experience rates. The weighted-average fair value was $0.80 per share, or $1,258,207 in total, and was based on the following weighted-average assumptions: 77.85% expected volatility; 0% expected dividend yield; 3.96 years expected term; and 2.04% risk-free interest rate. The related compensation expense is being recognized over the period the options vest and, for purposes of these pro forma financial statements, $304,219 of compensation expense was recognized during the six  months ended June  30, 2011 and  $495,016 of compensation expense was recognized during the year ended December 31, 2010.

D –
During the six months ended June 30, 2011, Cogility issued seven promissory notes payable to Acquired Sales Corp. in the aggregate principal amount of $820,000 in exchange for $600,000 in cash, the assumption of a $200,000 note payable by the Company to an entity related to an officer of the Company and a $20,000 note receivable from Cortez. The notes payable bear interest at 5% per annum payable quarterly beginning March 31, 2011, are due December 31, 2014 and are secured by all of Cogility's assets. At June 30, 2011, unpaid accrued interest on the notes amounted to $10,273.

During the six months ended June 30, 2011, Cogility borrowed an additional $25,000 from Acquired Sales. The related note payable bears interest at 5% per annum, is unsecured and is due upon demand.

At June 30, 2011, Acquired Sales had issued $400,000 of notes payable to related parties and had issued $520,000 of notes payable to unrelated third parties, all of which bear interest at 3% per annum, are due December 31, 2014 and are secured by all of the assets of Acquired Sales. The notes were issued with warrants to acquire 460,000 common shares of Acquired Sales at $2.00 per share

E –
On September 22, 2010, the majority shareholder of Cogility signed an agreement that in the event of the merger, $73,558 of accrued compensation payable to the majority shareholder would be forgiven. The accrued compensation was included short-term notes payable to related parties in Cogility’s balance sheet at June 30, 2011. The accompanying pro forma financial statements recognize this transaction as the conversion of $73,558 of short-term notes payable to related parties  to additional paid-in capital without the issuance of additional common shares.

Pro Forma Loss per Share – Pro forma basic loss per common share is computed by dividing the pro forma net loss by the weighted-average number of common shares assumed to be outstanding during the period. Diluted loss per common share is computed by dividing the pro forma net loss by the weighted-average number of common shares and dilutive common share equivalents assumed to be outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

The Cogility common shares outstanding have been restated to reflect the 2,175,564 common shares that the Cogility shareholders received in the merger. For purposes of computing basic and diluted loss per share those common shares are considered to have been outstanding during the entire six months ended June 30, 2010 and during the year ended December 31, 2010. The 291,624 Acquired Sales common shares that remain outstanding are considered to have been issued on January 1, 2010 for purposes of computing basic loss per share. Pro forma basic and diluted loss per common share was computed as follows:
	Six Months Ended	Year Ended
	June 30, 2011	December 31, 2010
Pro forma net loss	$(2,669,843)	$(2,140,983)
Weighted-average common shares outstanding	2,467,188	2,467,188
Pro forma basic and diluted loss per share	$(1.08)	$(0.87)

Stock options to acquire 3,285,126 common shares and warrants to acquire 460,000 common shares were excluded from the calculation of pro forma diluted loss per share as their effects would have been anti-dilutive.

COGILITY SOFTWARE CORPORATION
CONDENSED BALANCE SHEET
June 30, 2011
(UNAUDITED)

ASSETS
Current Assets
Cash and cash equivalents	$90,396
Receivables from employees	1,436
Prepaid expenses	678
Total Current Assets	92,510
Property and Equipment, net of accumulated depreciation of $2,212,059	66,209
Note receivable from related party	31,019
Deposits	12,535
Total Assets	$202,273

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$398,775
Accrued liabilities	197,408
Billings in excess of costs on uncompleted contract	119,678
Unearned revenue	23,185
Accrued compensation	419,183
Notes payable	705,216
Short-term notes payable to related parties	98,558
Total Current Liabilities	1,962,003
Long-Term Liabilities
Notes payable to related party	820,000
Total Long-Term Liabilities	820,000
Shareholders' Deficit
Common stock, $0.01 par value; 30,000,000 shares authorized;
11,530,493 shares outstanding	11,530
Additional paid-in capital	4,040,866
Accumulated deficit	(6,632,126)
Total Shareholders' Deficit	(2,579,730)
Total Liabilities and Shareholders' Equity	$202,273

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For theThree Months		For the Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenue
Consulting Services	$-	$1,081,260	$-	$1,100,178
Maintenance and Support Services	18,387	46,250	36,775	67,500
Total Revenue	18,387	1,127,510	36,775	1,167,678
Cost of Revenue
Cost of Services	-	576,006	88	597,213
Total Cost of Revenue	-	576,006	88	597,213
Gross Profit	18,387	551,504	36,687	570,465
Selling, General and Administrative Expenses	608,737	239,512	1,806,565	821,205
Loss From Operations	(590,350)	311,992	(1,769,878)	(250,740)
Interest Expense	16,183	18,500	26,559	37,000
Loss Before Provision for Income Taxes	(606,533)	293,492	(1,796,437)	(287,740)
Provision for Income Taxes	-	800	-	800
Net Loss	$(606,533)	$292,692	$(1,796,437)	$(288,540)
Basic and Diluted Loss Per Share	$(0.05)	$0.03	$(0.16)	$(0.03)
Basic and Diluted Weighted Average Shares Outstanding	11,530,493	11,530,493	11,530,493	11,530,493

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENT OF SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(UNAUDITED)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2010	11,530,493	$11,530	$3,400,119	$(4,835,689)	$(1,424,040)
Services contributed by shareholder,
no additional shares issued	-	-	125,000	-	125,000
Share-based compensation	-	-	515,747	-	515,747
Net loss	-	-	-	(1,796,437)	(1,796,437)
Balance, March 31, 2011	11,530,493	$11,530	$4,040,866	$(6,632,126)	$(2,579,730)

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months
	Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net loss	$(1,796,437)	$(288,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Services contributed by shareholder, no additional shares issued	125,000	37,500
Share-based compensation	515,747	7,802
Expenses paid by increase in notes payable	9,411	11,715
Expenses paid by increase in notes payable to related party	3,615	25,285
Depreciation	19,773	18,583
Changes in operating assets and liabilities:
Accounts receivable	-	(278,969)
Prepaid expenses and deposits	2,292	9,166
Accounts payable	(147,984)	(271,342)
Accrued liabilities	26,288	9,579
Unearned revenue	(36,775)	(37,500)
Billings in excess of costs on uncompleted contract	119,678	591,763
Accrued compensation	113,585	-
Net Cash Used in Operating Activities	(1,045,807)	(164,958)
Cash Flows from Investing Activities
Increase in notes receivable from related party	(5,930)	(74,252)
Purchase of property and equipment	(12,399)	(34,839)
Net cash Flows Used In Investing Activities	(18,329)	(109,091)
Cash Flow from Financing Activities
Proceeds from issuance of notes payable	250,000	-
Proceeds from issuance of notes payable to related party	625,000	-
Principal payments on notes payable to related party	-	(406,365)
Principal payments on notes payable	-	(175,000)
Net Cash Provided by (Used In) Financing Activities	875,000	(581,365)
Net Decrease in Cash	(189,136)	(855,414)
Cash and Cash Equivanlents at Beginning of Period	279,532	881,008
Cash and Cash Equivalents at End of Period	$90,396	$25,594
Supplemental Cash Flow Information
Cash paid for interest	$4,797	$-
Supplemental Schedule of Noncash Investing and Financing
Activities
Assignment of note receivable to the Company from a related party	$20,000	$-

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UANAUDITED)

NOTE 1 – BASIS OF PRESENATION AND SIGNIFICANT ACCOUNTING POLICIES Condensed Financial Statements – The accompanying financial statements of Cogility Software Corporation (“Cogility” or the “Company”) are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These statements should be read in conjunction with the Company's annual financial statements for the fiscal year ended December 31, 2010. In particular, the Company's organization, nature of operations and significant accounting principles were presented in Note 1 to the annual financial statements. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying unaudited condensed financial statements and consist of only normal recurring adjustments. The results of operations for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2011.

Basic and Diluted Income (Loss) Per Common Share – Basic income (loss) per common share is determined by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method. Common share equivalents outstanding at both June 30, 2011 and 2010 consisted of employee stock options for the purchase of 5,724,666 and 2,635,000 common shares, respectively.  These common share equivalents were excluded from the computation of the diluted income (loss) per share for the three and six months ended June 30, 2011 and 2010 because their effects would have been anti-dilutive.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company has a history of recurring losses which has resulted in an accumulated deficit of $6,632,126 at June 30, 2011. During the six months ended June 30, 2011 and 2010, the Company recognized $36,775 and $1,167,678 of revenue, respectively, and suffered losses of $1,796,437 and $288,540, respectively. During the six months ended June 30, 2011 and 2010, the Company used $1,045,807 and $164,958, respectively, of cash in its operating activities. At June 30, 2011, the Company had negative working capital of $1,869,493 and a stockholders’ deficit of $2,579,730. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain or replace present financing, to obtain additional capital from investors and to succeed in its future operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order for the Company to remain as a going concern, it will need to secure additional financing as well as enter into and complete profitable contracts.

NOTE 3 – EARNINGS AND COSTS ON UNCOMPLETED CONTRACT

At June 30, 2011 the Company was in the process of providing a software license, hardware and services to a single customer. Revenue and costs on the uncompleted contract were deferred at June 30, 2011 and will be recognized upon completion of the contract. Contract billings in excess of contract costs on uncompleted contract at June 30, 2011 were as follows:

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UANAUDITED)

Billings to date	$206,571
Less: Costs incurred on uncompleted contract	(86,893)
Billings in excess of costs on uncompleted contracts	$119,678

NOTE 4 – INVESTMENT IN AND LOAN TO CORTEZ SYSTEMS

On October 1, 2010, the Company signed an investment agreement for the purchase of 49% of the common stock of Cortez Systems (Cortez) for $526, a recently formed company in the business of providing software project applications and related services to government and non-government clients. Pursuant to the agreement, the Company agreed to advance Cortez $5,000 each month during the period October 2010 through March 2011, for a total of $30,000 for working capital needs. Due to the Company’s own lack of liquidity, as of December 31, 2010, the Company had not made the required payments; however, an unrelated individual loaned Cortez $20,000 for working capital needs on December 1, 2010.

On March 11, 2011, the individual assigned his loan receivable from Cortez to Acquired Sales Corp. in exchange for the issuance of a promissory note and warrants issued by Acquired Sales Corp. to the individual. Cogility then issued a note payable to Acquired Sales Corp. and was assigned the loan receivable from Cortez. Interest accrued prior to the assignment, i.e. from December 1, 2010 to March 11, 2011, is payable by Cogility to the individual. On March 17, 2011, Cogility loaned Cortez an additional $10,000 in accordance with the October 1, 2010 investment agreement. The note receivable from Cortez bears interest at 5.75% per annum and is due September 30, 2012. The balance owed to Cogility by Cortez, including accrued interest, was $31,019.

NOTE 5 – RELATED PARTY TRANSACTIONS

Accrued Compensation – At June 30, 2011, the Company has recorded accrued compensation comprised of $193,138 in deferred payroll, $22,078 in employee reimbursements payable, and commissions payable to two directors in the amount of $203,967.  The accrued compensation portion primarily relates to a 25% payroll deferral program for all employees that began on January 26, 2011. The Company anticipates that the deferred salary will be remitted to the employees at such time that the Company’s financial position allows the Company to do so.

On June 13, 2011, a key executive resigned his position and entered into a severance agreement with the Company.  On September 16, 2010, the Company had signed a letter agreeing to pay the former executive officer $47,000 in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. Under the severance agreement the former executive officer will receive a one-time bonus of $35,000 and deferred compensation of $18,432 payable upon the completion of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. The former executive officer will be paid additional deferred compensation of $9,662 upon the earlier of the completion of the $2,000,000 private placement or September 30, 2011. In addition, the severance agreement modified the terms of stock options held by the former executive officer for the purchase 66,667 common shares such that the stock options will not expire until June 14, 2012. Stock options for the purchase of 133,334 common shares were forfeited.

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UANAUDITED)

On June 24, 2011 an employee resigned and entered into a severance agreement with the Company.  Under the severance agreement, the former employee deferred vacation pay in the amount of $8,224 until the earlier of the completion of a $2,000,000 private placement offering or September 23, 2011.  In addition, the severance agreement modified the terms of stock options held by the former employee for the purchase of 133,000 common shares such that the stock options will not expire until June 24, 2012.  Stock options for the purchase of 67,000 common shares were forfeited or expired.

Short-Term Notes Payable to Related Party – During the six months ended June 30, 2011, the majority shareholder of the Company paid $3,615 of expenses on behalf of the Company under the terms of an unsecured promissory note agreement bearing interest at 10% per annum and due on demand. At June 30, 2011, the Company owed the majority shareholder of the Company $69,943 for cash advances to the Company and for the payment of expenses on behalf of the Company. The details of the transactions with the majority shareholder were as follows:

10% Note payable, payments made in behalf of the Company	$3,615
Accrued consulting fees, balance beginning of period	69,943
Total short-term notes payable to related party	$73,558

On September 22, 2010, the majority shareholder signed an agreement that, in the event of a potential merger with a specified third party, any loans from the shareholder would be forgiven. The shareholder further agreed to make no claims for amounts due to the shareholder under the consulting arrangement and such amounts would also be written off if the potential merger is completed. If the note payable to the majority shareholder is forgiven, the amount forgiven will be recognized on that date as a conversion of the liability to shareholders’ deficit.

On June 16, 2011 Acquired Sales Corp. loaned the Company $25,000 for working capital needs.  The loan is unsecured, bears interest at 5% per annum, and is due upon demand.

Long-Term Notes Payable to Related Parties – On December 14, 2010, the Company issued a promissory note to an entity related to an officer of the Company in the amount of $200,000 to finance working capital needs. The note bore interest at 5% per annum, was due December 31, 2013 and was unsecured. Interest payments were due quarterly starting in March 2011.  On January 31, 2011 this note was assumed by Acquired Sales Corp., an entity related to an officer of the Company.

During the six months ended June 30, 2011, the Company has issued seven promissory notes payable to Acquired Sales Corp. in the aggregate principal amount of $820,000 in exchange for $600,000 in cash, the assumption of a $200,000 note payable by the Company to an entity related to an officer of the Company (see the preceding paragraph) and a $20,000 note receivable from Cortez (see Note 4). The notes payable bear interest at 5% per annum payable quarterly beginning March 31, 2011, are due December 31, 2014 and are secured by all of Cogility's assets.

NOTE 6 – NOTES PAYABLE

During the year ended December 31, 2009, the Company borrowed $300,000 from an individual. The note was non-interest bearing if paid by the maturity date of February 15, 2010 or accrued interest at 12% per annum if not paid in full by the maturity date.  On October 15, 2010, the Company renegotiated the note and $18,000 of accrued interest was added to the principal balance due.  The new note bears interest at 5.75% per annum and is due on October 15, 2012; however, the note allows the lender to demand partial payment earlier than the maturity date upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $1,000,000, and payment in full upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $2,000,000.

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UANAUDITED)

During the year ended December 31, 2010, that same individual paid certain consulting fees on the Company’s behalf. On October 26, 2010 the Company issued a note payable to that individual in the amount of $18,728 as reimbursement for those consulting fees. The note is unsecured, bears interest at 5.75% per annum and is due October 25, 2012; however, the note allows the lender to demand partial or payment in full upon the occurrence of the same events described in the preceding paragraph.

The Company has borrowed cash from a lending company to finance working capital needs. The loans are unsecured, non-interest bearing and due on demand. The Company has not imputed interest on the loans as such imputed interest would not have been material to the accompanying financial statements.

On April 15, 2011, an individual loaned the Company $100,000 for working capital needs.  The loan is unsecured, non interest bearing and is due upon demand. On June 28, 2011, that same individual loaned the Company an additional $125,000 for working capital needs. The loan is unsecured, non interest bearing, and is due upon demand.

Notes payable at June 30, 2011 are summarized as follows:

5.75% $318,000 note payable to an individual; unsecured;
due October 15, 2012; includes $12,682 of accrued interest	$330,682
5.75% $18,728 note payable to an individual; unsecured;
due October 25, 2012; includes $736 of accrued interest	19,464
Non-interest bearing notes payable to a lending company;
unsecured; due on demand	130,070
Non-interest bearing note payable to an indivdual unsecured;
due on demand	225,000
Total notes payable	$705,216

NOTE 7 – SHAREHOLDERS’ EQUITY

During the six months ended June 30, 2011, the chief executive officer and majority shareholder of the Company provided services to the Company, which services were determined by the board of directors to have had a fair value of $125,000. The Company did not compensate the executive officer during the six months ended June 30, 2011. The Company has recognized a capital contribution of $125,000 during the six months ended June 30, 2011 for the services provided by the executive officer.

In 2003, the board of directors and the shareholders approved and adopted a non-qualified employee stock option plan (the Plan). The Plan permits the grant of stock options to the Company’s employees for up to 6,000,000 common shares. The Company believes that such awards better align the interests of its employees with those of its shareholders. Options awarded are generally granted with an exercise price equal to the fair value of the Company’s common shares at the date of grant and vest from immediately to over a three-year period.

During the six months ended June 30, 2011 two executives resigned from the Company (see Note 5).  As part of the severance agreements, the term of the executives vested options were extended for a period of one year.  Included in compensation expense for the six months ended June 30, 2011 was $12,735 of incremental compensation costs associated with the modification of the original option terms.  Following is a summary of stock option activity under the Plan as of June 30, 2011, and changes during the six months then ended:

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UANAUDITED)

			Weighted-
		Weighted -	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Instrinsic
	Shares	Price	Term (Years)	Value
Outstanding, December 31, 2010	5,925,000	$0.35
Granted	-	-
Expired	(333)	0.40
Forfeited	(200,001)	0.67
Outstanding, June 30, 2011	5,724,666	$0.32	5.14	$ -
Exercisable, June 30, 2011	5,364,666	$0.31	5.14	$ -

Compensation expenses charged against operations during the six months ended June 30, 2011 and 2010 from stock options awarded prior to 2011 under the Company’s employee stock option plan was $515,747 and $7,802, respectively, and was included in selling, general and administrative expenses.  There was no income tax benefit recognized. As of June 30, 2011, there was $770 of total unrecognized compensation expense related to stock options granted under the Plan. That cost is expected to be recognized over the remaining six months of the year ending December 31, 2011.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with a consultant on February 18, 2011 whereby the Company has agreed to pay the consultant a fee based on net revenue received from a potential new software product. The fee would be equal to 5% of the net revenue received, after deducting software licensing and equipment costs from third parties, from two potential contracts and, for a period of five years, any subsequent revenue from reselling the work product that may result from providing software and services under either of the two potential contracts. No fees were paid or accrued under this agreement during the six months ended June 30, 2011.

NOTE 9 – SUBSEQUENT EVENTS

On June 28, 2011, an individual loaned the Company $125,000 for working capital needs.  The loan is unsecured, non interest bearing and is due upon demand. On September 1, 2011, that same individual loaned the Company an additional $100,000 for working capital needs. The loan is unsecured, non interest bearing, and is due upon demand.

On November 4, 2010, Cogility entered into letter of intent with Acquired Sales Corp. that was consummated on September 29, 2011 and resulted in a wholly-owned subsidiary of AQSP merging with and into Cogility.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
Cogility Software Corporation

We have audited the accompanying balance sheets of Cogility Software Corporation as of December 31, 2010 and 2009, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cogility Software Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, at December 31, 2010, the Company had negative working capital, a shareholders’ deficit and had an accumulated deficit. In addition, the Company suffered losses during the years ended December 31, 2010 and 2009 and used cash in its operating activities during the year ended December 31, 2010. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
March 22, 2011

COGILITY SOFTWARE CORPORATION
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$279,532	$881,008
Accounts receivable, net of allowance for doubtful accounts
of $0 and $3,450, respectively	-	505,299
Receivable from employees	6,526	57,277
Prepaid expenses	2,711	9,955
Total Current Assets	288,769	1,453,539
Property and Equipment, net of accumulated depreciation of
$2,192,286 and $2,149,636, respectively	73,583	73,377
Deposits and Other Assets	12,791	12,585
Total Assets	$375,143	$1,539,501
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$546,759	$371,279
Accrued liabilities	171,120	121,164
Billings in excess of costs on uncompleted contracts	-	1,815,300
Unearned revenue	59,960	62,500
Accrued compensation	305,598	-
Notes payable	445,805	470,355
Short-term notes payable to related party	69,943	465,604
Total Current Liabilities	1,599,185	3,306,202
Long-Term Liabilities
Note payable to related party	200,000	-
Total Long-Term Liabilities	200,000	-
Shareholders' Deficit
Common stock, $0.01 par value; 30,000,000 shares authorized;
11,530,493 shares outstanding	11,530	11,530
Additional paid-in capital	3,400,118	2,856,735
Accumulated deficit	(4,835,690)	(4,634,966)
Total Shareholders' Deficit	(1,424,042)	(1,766,701)
Total Liabilities and Shareholders' Deficit	$375,143	$1,539,501

COGILITY SOFTWARE CORPORATION
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2010	2009
Revenue
Software licensing and hardware sales	$524,527	$1,100,000
Consulting services	4,215,775	2,598,431
Maintenance and support services	110,888	77,500
Total Revenue	4,851,190	3,775,931
Cost of Revenue
Cost of software and hardware sold	510,427	312,470
Cost of services	1,996,982	2,829,189
Total Cost of Revenue	2,507,409	3,141,659
Gross Profit	2,343,781	634,272
Selling, General and Administrative Expense	2,467,872	1,284,645
Loss from Operations	(124,091)	(650,373)
Interest expense	63,110	49,972
Loss before Provision for Income Taxes	(187,201)	(700,345)
Provision for Income Taxes	13,523	68,987
Net Loss	$(200,724)	$(769,332)

Basic and Diluted Loss per Share	$(0.02)	$(0.07)

Basic and Diluted Weighted-Average Shares Outstanding	11,530,493	11,530,493

COGILITY SOFTWARE CORPORATION
STATEMENTS OF SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2008	11,530,493	$11,530	$2,727,429	$(3,865,634)	$(1,126,675)
Services contributed by shareholder,
no additional shares issued	-	-	112,500	-	112,500
Share-based compensation	-	-	16,806	-	16,806
Net loss	-	-	-	(769,332)	(769,332)
Balance, December 31, 2009	11,530,493	11,530	2,856,735	(4,634,966)	(1,766,701)
Services contributed by shareholder,
no additional shares issued	-	-	137,500	-	137,500
Share-based compensation	-	-	405,883	-	405,883
Net loss	-	-	-	(200,724)	(200,724)
Balance, December 31, 2010	11,530,493	$11,530	$3,400,118	$(4,835,690)	$(1,424,042)

COGILITY SOFTWARE CORPORATION
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(200,724)	$(769,332)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Services contributed by shareholder, no additional shares issued	137,500	112,500
Share-based compensation	405,883	16,806
Accrued interest and expenses paid by increase in notes payable	78,700	51,375
Depreciation	42,649	32,673
Compensation from forgiveness of receivable from employees	129,283	25,000
Changes in operating assets and liabilities:
Accounts receivable	505,299	(460,000)
Prepaid expenses	7,244	(8,437)
Accounts payable	175,800	249,709
Accrued liabilities	49,490	98,028
Billings in excess of costs on uncompleted contracts	(1,815,300)	1,182,148
Unearned revenue	(2,540)	17,501
Accrued compensation	305,598	-
Net Cash Provided by (Used in) Operating Activities	(181,118)	547,971
Cash Flows from Investing Activities
Increase in deposits and other assets	(526)	(7,550)
Advances and loans to employees	(78,532)	(74,276)
Payments on loans from employees	-	10,985
Purchase of property and equipment	(42,855)	(67,267)
Net Cash Flows Used in Investing Activities	(121,913)	(138,108)
Cash Flow from Financing Activities
Proceeds from borrowing under notes payable	160,000	425,285
Proceeds from borrowing under notes payable to related parties	267,000	75,000
Principal payments on notes payable	(225,000)	-
Principal payments on notes payable to related parties	(500,445)	(435,328)
Payment for redemption of common shares	-	(25,000)
Net Cash Provided by (Used in) Financing Activities	(298,445)	39,957
Net Increase (Decrease) in Cash and Cash Equivalents	(601,476)	449,820
Cash and Cash Equivalents at Beginning of Year	881,008	431,188
Cash and Cash Equivalents at End of Year	$279,532	$881,008
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$800	$800

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization and Nature of Operations – Cogility Software Corporation (Cogility or the Company) is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is used to quickly access and analyze data generated by disparate sources and stored in many different databases. Specifically, Cogility provides Model Driven Complex Event Processing software technology for the defense and intelligence branches of the U.S. federal government and private corporations with complex information management requirements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable – Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are three to five years. Depreciation expense for the years ended December 31, 2010 and 2009 was $42,649, and $32,673, respectively.

Software Development Costs   – Software development costs consist primarily of compensation of development personnel, related overhead incurred to develop new products and upgrade and  enhance the Company's current products and fees paid to outside consultants. Software development costs incurred subsequent to the determination of technological feasibility and marketability of a software product are capitalized. Capitalization of costs ceases and amortization of capitalized software development costs commences when the products are available for general release. For the years ended December 31, 2010, 2009, no software development costs were capitalized because the time period and cost incurred between technological feasibility and general release for all software product releases was insignificant.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Hosting: During the year ended December 31, 2009, the Company provided remote management, monitoring, data processing, updating or administrative support of applications software, servers, operating systems and other automation tools to customers. Revenue was comprised of recurring fees for licensing access to and the use of the Company’s application software as a service, on a subscription or on-demand basis over a contractual term. Related recurring fees were recognized as the services were provided. Related one-time set up fees were recognized on a straight-line basis over the longer of the contractual term or the expected life of the relationship.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Significant Customers – At December 31, 2009, accounts receivables from two customers accounted for 91% of total accounts receivable.  In 2009, revenue from one customer was 95% of total revenue. In 2010, revenue from two customers totaled 86% of total revenue.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Common stock equivalents outstanding at December 31, 2010 and 2009 consisted of employee stock options for the purchase of 5,925,000 shares and 2,635,000 shares that were excluded from the computation of diluted loss per share for the years ended December 31, 2010 and 2009, respectively, because their effects would have been anti-dilutive.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Recently Enacted Accounting Standards – In January 2010, the FASB issued guidance requiring that for each class of assets and liabilities measured at fair value, reporting entities provide additional disclosures describing the reasons for transfers of assets in and out of Levels 1 and 2 of the three-tier fair value hierarchy.  For assets valued using the Level 3 method, entities will be required to separately present purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  The guidance also states that an entity should provide fair value measurements for each class of asset or liability, and explain the inputs and techniques used in calculating Levels 2 and 3 fair value measurements. This guidance is effective for interim and annual filings for fiscal years beginning after December 15, 2010.  The Company expects that the adoption of this guidance will not have material impact on the financial statements.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate VIEs and by changing when it is necessary to reassess who should consolidate a VIE.  This guidance was effective for the Company on January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company has a history of recurring losses which has resulted in an accumulated deficit of $4,835,690 at December 31, 2010. During the years ended December 31, 2010 and 2009, the Company suffered losses of $200,724 and $769,332, respectively. During the year ended December 31, 2010, the Company used $181,118 of cash in its operating activities. At December 31, 2010, the Company had negative working capital of $1,310,416 and a stockholders’ deficit of $1,424,042. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, to maintain or replace present financing, to obtain additional capital from investors and to succeed in its future operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In order for the Company to remain as a going concern, it will need to secure additional financing as well as enter into and complete profitable contracts. Subsequent to December 31, 2010, the Company entered into a series of borrowings from entities and persons affiliated with the Company or its officers and directors, as further described in Note 12.

NOTE 3 – UNCOMPLETED CONTRACTS

At December 31, 2010 the Company did not have any long term contracts in progress.  At December 31, 2009, the Company was in the process of providing software licenses, hardware and services to customers under two contracts. The first contract was in the amount of $1,042,552 to provide software and installation services. This contract was completed during the second quarter of 2010. The second contract was in the amount of $3,394,874 to provide hardware and services, which contract was also completed during the second quarter of 2010. Under the terms of these contracts, the Company billed the customers upon the completion of specified milestones.  Through December 31, 2009, the Company had billed $2,158,207 for the software licenses, hardware and services provided under these contracts. Revenue and costs on the uncompleted contracts were deferred at December 31, 2009 and were recognized upon completion of the contracts. Contract billings in excess of contract costs on uncompleted contracts at December 31, 2010 and 2009 were as follows:

	December 31,
	2010	2009
Billings on uncompleted contracts	$-	$(2,158,207)
Less: Costs incurred on uncompleted contracts	-	342,907
Billings in excess of costs on uncompleted contracts	$-	$(1,815,300)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31 2010 and 2009:

	December 31,
	2010	2009
Computer equipment	$185,860	$148,770
Computer software	2,074,315	2,070,000
Leasehold improvements	2,019	2,019
Funiture and fixtures	3,674	2,224
Total property and equipment	2,265,869	2,223,013
Less: accumulated depreciation	(2,192,286)	(2,149,636)
Property and equipment, net	$73,583	$73,377

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – INVESTMENT IN AND LOAN TO CORTEZ SYSTEMS

On October 1, 2010, the Company signed an investment agreement for the purchase of 49% of the common stock of Cortez Systems (Cortez) for $526, a recently formed company in the business of providing software project applications and related services to government and non-government clients. Pursuant to the agreement, the Company agreed to advance Cortez $5,000 each month during the period October 2010 through March 2011, for a total of $30,000 for working capital needs. Due to the Company’s own lack of liquidity, as of December 31, 2010, the Company had not made the required payments; however, an unrelated individual loaned Cortez $20,000 for working capital needs on December 1, 2010.

On March 11, 2011 the individual assigned his loan receivable from Cortez to Acquired Sales Corp. in exchange for the issuance of a promissory note and warrants issued by Acquired Sales Corp. to the individual. Cogility then issued a note payable to Acquired Sales Corp. and was assigned the loan receivable from Cortez. Interest accrued prior to the assignment, i.e. from December 1, 2010 to March 11, 2011, is payable by Cogility to the individual. On March 17, 2011, Cogility loaned Cortez an additional $10,000 in accordance with the October 1, 2010 investment agreement, bringing the balance owed to Cogility by Cortez to $30,000. The note receivable from Cortez bears interest at 5.75% per annum and is due September 30, 2012.

NOTE 6 – RELATED PARTY TRANSACTIONS

Receivable from Employees – During the years ended December 31, 2008, 2009, and 2010 the Company advanced $18,986, $74,276, and $78,532, respectively to certain of its employees. Of these amounts $141,795 was represented by short-term, unsecured advances and the remaining $30,000 was advanced under the terms of a promissory note agreement with one employee. The note was unsecured, bore interest at 6% per annum and was due May 5, 2010. The agreement provided that should the employee remain employed by the Company the entire term of the note, the note would be forgiven on its maturity date. During the year ended December 31, 2009, the Company received payment of $10,985 against the advances and forgave $25,000 of the advances. During the year ended December 31, 2010, the Company forgave an additional $99,283 of unsecured advances and the note receivable of $30,000. The forgiveness of the receivable from employees was recorded as compensation expense. At December 31, 2010, the Company held $6,526 in the form of an unsecured advance to an employee; the advance is due on demand and bears no interest.

On September 16 and 29, 2010, the Company signed letters agreeing to pay two executive  officers $47,000 and $168,967, respectively, in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. At December 31, 2010, the Company had accrued the compensation related to these agreements as well as $89,631 of compensation currently payable to employees.

Short-Term Notes Payable to Related Party – At December 31, 2008, the Company owed the majority shareholder of the Company $439,557 for cash advances to the Company and for the payment of expenses on behalf of the Company. During the years ended December 31, 2010 and 2009, the majority shareholder made $67,000 and $75,000, respectively, of cash advances to the Company. The loans were made under the terms of unsecured promissory note agreements bearing interest at 10% per annum and due on demand.

Through December 31, 2008, the majority shareholder had provided $335,000 of consulting services to the Company that was accrued and remained unpaid at December 31, 2009. During the years ended December 31, 2010 and 2009, the Company made payments to the shareholder on the notes payable and the accrued consulting fees totaling $500,445 and $435,328, respectively.  The details of the transactions with the majority shareholder under the terms of the notes payable and the accrued consulting fees payable to the majority shareholder were as follows:

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

	December 31,
	2010	2009
10% Note payable
Balance, beginning of year	$130,604	$439,557
Cash advanced to the Company	67,000	75,000
Payments made in behalf of the Company	-	1,403
Interest accrued	37,784	49,972
Payments made	(235,388)	(435,328)
Balance, end of year	-	130,604
Accrued consulting fees
Balance, beginning of year	335,000	335,000
Payments made	(265,057)	-
Balance, end of year	69,943	335,000
Notes payable to related party	$69,943	$465,604

On September 22, 2010, the majority shareholder signed an agreement that, in the event of a potential merger with a specified third party, the loans from the shareholder would be forgiven. The shareholder further agreed to make no claims for amounts due to the shareholder under the consulting arrangement and such amounts would also be written off if the potential merger is completed. If the notes payable to the majority shareholder or the accrued consulting fees are forgiven by the shareholder, the amount forgiven will be recognized on that date as a conversion of the liability to shareholders’ equity.

Long-Term Note Payable to Related Party – On December 14, 2010, the Company issued a $200,000 promissory note to an entity related to an officer of the Company to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013 and is unsecured. Interest payments are due quarterly starting in March 2011.

NOTE 7 – NOTES PAYABLE

During the year ended December 31, 2009, the Company borrowed $300,000 from an individual. The note was non-interest bearing if paid by the maturity date of February 15, 2010 or accrued interest at 12% per annum if not paid in full by the maturity date.  On October 15, 2010, the Company renegotiated the note and $18,000 of accrued interest was added to the principal balance due.  The new note bears interest at 5.75% per annum and is due on October 15, 2012; however, the note allows the lender to demand partial payment earlier than the maturity date upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $1,000,000, and payment in full upon the completion of a private placement financing by the Company of common stock or debt convertible into common stock of at least $2,000,000.

During the year ended December 31, 2010, that same individual paid certain consulting fees on the Company’s behalf. On October 26, 2010 the Company issued a note payable to that individual in the amount of $18,728 as reimbursement for those consulting fees. The note is unsecured, bears interest at 5.75% per annum and is due October 25, 2012; however, the note allows the lender to demand partial or payment in full upon the occurrence of the same events described in the preceding paragraph.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company has borrowed cash from a lending company to finance working capital needs. The loans are unsecured, non-interest bearing and due on demand. The Company has not imputed interest on the loans as such imputed interest would not have been material to the accompanying financial statements.

Notes payable are summarized as follows:
	December 31,
	2010	2009
5.75% interesting bearing note payable to an individual; unsecured;
due October 15, 2012; includes $3,809 and $0 of accrued interest	$321,809	$300,000
5.75% interesting bearing note payable to an individual; unsecured;
due October 25, 2012; includes $198 of accured interest	18,926	-
Non-interest bearing notes payable to a lending company;
unsecured; due on demand	105,070	170,355
Total Notes Payable	$445,805	$470,355

The carrying amounts of the notes payable did not differ materially from their estimated fair values.

NOTE 8 – COMMON SHARES

During 2009 and 2010, the chief executive officer and majority shareholder of the Company provided services to the Company, which services were determined by the board of directors to have a fair value of $250,000 each year. The Company paid the executive officer $112,500 and $137,500 during the years ended December 31, 2010 and 2009 respectively. The Company has recognized a capital contributions of $137,500 and $112,500 during the years ended December 31, 2010 and 2009, respectively, for the services provided by the executive officer in excess of the amounts paid.

NOTE 9– EMPLOYEE STOCK OPTION PLAN

In 2003, the board of directors and the shareholders approved and adopted a non-qualified employee stock option plan (the Plan). The Plan permits the grant of stock options to the Company’s employees for up to 6,000,000 common shares. The Company believes that such awards better align the interests of its employees with those of its shareholders. Options awarded are generally granted with an exercise price equal to the fair value of the Company’s common shares at the date of grant and vest from immediately to over a three-year period.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. The Black-Scholes option pricing model incorporates ranges of assumptions for inputs. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The Company estimates expected life of each option based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related option. Forfeitures due to employee termination are estimated based on historical experience rates.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The following table presents the assumptions used in valuing the options granted during the years ended December 31, 2010 and 2009:

	2010	2009
Weighted-average volatility	78%	76%
Expected dividends	0%	0%
Expected term (years)	5.14	6.50
Risk-free interest rate	1.04%	2.82%

Following is a summary of stock option activity under the Plan as of December 31, 2010 and 2009, and changes during the years then ended:

			Weighted-
		Weighted -	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Instrinsic
	Shares	Price	Term (Years)	Value
Outstanding, December 31, 2008	2,070,000	$0.32
Granted	565,000	0.67
Outstanding, December 31, 2009	2,635,000	0.40
Granted	3,295,000	0.29
Expired	(1,667)	0.50
Forfeited	(3,333)	0.50
Outstanding, December 31, 2010	5,925,000	$0.33	8.86	$ -
Exercisable, December 31, 2010	2,015,000	$0.35	7.51	$ -

The weighted-average grant-date fair value of options granted during the years ended December 31, 2010 and 2009 was $0.27 and $0.01 per share, respectively. Compensation expense charged against operations for these stock-based awards during the years ended December 31, 2010 and 2009 was $405,883 and $16,806, respectively, and was included in selling, general and administrative expense. There was no related income tax benefit recognized. As of December 31, 2010, there was $507,587 of total unrecognized compensation expense related to stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.5 months.

NOTE 10–INCOME TAXES

During the year ended December 31, 2009, the Company incurred U.S. federal alternative minimum tax and during the years ended December 31, 2010 and 2009, the Company incurred state income tax due to the regulatory suspension of the use of net operating loss carry forwards in California. The components of the current provision for income taxes for the years ended December 31, 2010 and 2009 (there was no deferred tax provision or benefit) were as follows:

	2010	2009
Current
Federal	$-	$10,923
State and local	13,523	58,064
Provision for income taxes	$13,523	$68,987

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

At December 31, 2010, the Company has U.S. Federal net operating loss carry forwards of $3,934,471 that will expire in 2026 through 2031 if not used by those dates and California state net operating loss carry forwards of $4,838,775 that are currently suspended and not available to offset future taxable income until at least 2012 and that will expire in 2019 through 2031 if not used by those dates.

As of December 31, 2010, the Company had no unrecognized tax benefits that, if recognized, would affect the Company’s effective income tax rate over the next 12 months. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. The Company’s tax returns are subject to examination for the years ended December 31, 2007 through 2010. A reconciliation of the amount of tax benefit computed using the U.S. federal statutory income tax rate to the provision for income taxes is as follows:

	For the Years Ended
	December 31,
	2010	2009
Tax benefit at statutory rate (35%)	$(65,520)	$(245,121)
State tax benefit, net of federal tax	(8,518)	(31,866)
Non-deductible expenses	75,427	19,773
Benefit of operating loss carry forwards	-	(323,517)
U.S. Federal alternative minimun tax	-	10,923
Other	(2,242)	(16,665)
Other changes in valuation allowance	14,376	655,460
Provision for income taxes	$13,523	$68,987

The tax effects of temporary differences and carry forwards that gave rise to the net deferred income tax asset as of December 31, 2010 and 2009 were as follows:

	December 31,
	2010	2009
Operating loss and alternative minimum tax credit carry forwards	$1,608,152	$873,324
Stock-based compensation	182,489	11,317
Billings in excess of costs on uncompleted contracts	-	717,951
Accrued liabilities and other items	25,789	190,550
Depreciation	(19,082)	(10,170)
Less: Valuation allowance	(1,797,348)	(1,782,972)
Net deferred income tax asset	$-	$-

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company leases three facilities under the terms of operating leases.  The Company leased office space for $4,903 per month through November 30, 2010 and is currently leasing office space for $3,826 per month through November 30, 2011. The Company is also leasing office space for $3,400 per month through March 31, 2011. Lastly, the Company is leasing temporary housing space for $4,250 per month through April 15, 2011. As of December 31, 2010, future minimum lease payments under the terms of the lease agreements were $73,536, which are all due during the year ending December 31, 2011. Rent expense for the years ended December 31, 2010 and 2009 was $146,850 and $100,097, respectively.

On November 4, 2010, Cogility entered into letter of intent with Acquired Sales Corp. (AQSP) whereby, if consummated, would result in a wholly-owned subsidiary of AQSP merging with and into Cogility.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Entering into and closing a definitive agreement with AQSP is contingent on due diligence by both parties, regulatory approval and AQSP effecting a 1-for-20 reverse stock split.

The Company entered into an agreement with a consultant on February 18, 2011 whereby the Company has agreed to pay the consultant a fee based on net revenue received from a potential new software product. The fee would be equal to 5% of the net revenue received, after deducting software licensing and equipment costs from third parties, from two potential contracts and, for a period of five years, any subsequent revenue from reselling the work product that may result from providing software and services under either of the two potential contracts.

NOTE 12- SUBSEQUENT EVENTS

Through March 17, 2011, the Company has issued seven promissory notes payable to Acquired Sales Corp. in the aggregate principal amount of $820,000 in exchange for $600,000 in cash, the assumption of a $200,000 note payable by the Company to an entity related to an officer of the Company (see Note 6) and a $20,000 note receivable from Cortez (see Note 5). The notes payable bear interest at 5% per annum payable quarterly beginning March 31, 2011, are due December 31, 2014 and are secured by all of Cogility's assets.